     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2005

                                                    REGISTRATION NO. 333-123901
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                 INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED
                              (ABN 56 100 346 898)
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                          ----------------------------

                                    LEVEL 10
                               101 COLLINS STREET
                               MELBOURNE VIC, 3000
                                    AUSTRALIA
                         TELEPHONE: (0011) 613-8616-1600

 (ADDRESS, INCLUDING ZIP CODE/POST CODE, AND TELEPHONE NUMBER, INCLUDING AREA
      CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          ----------------------------

                                AGENT FOR SERVICE

                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                                   13TH FLOOR
                               NEW YORK, NY 10011
                            TELEPHONE: (212) 590-9100

  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                          ----------------------------

                                 WITH A COPY TO:

                       SAM KYRIACOU                                            DIANE CITRON, ESQ.
                         DIRECTOR                                         MAYER, BROWN, ROWE & MAW LLP
         INTERSTAR WHOLESALE FINANCE PTY LIMITED                                 1675 BROADWAY
               LEVEL 10, 101 COLLINS STREET                                 NEW YORK, NEW YORK 10019
           MELBOURNE, VICTORIA 3000, AUSTRALIA

                               STEVE LEVITAN, ESQ.
                                MCKEE NELSON LLP
                                  5 TIME SQUARE
                                   35TH FLOOR
                               NEW YORK, NY 10036

                          ----------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the registration statement, as determined by market conditions.

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                TITLE OF EACH CLASS OF                    AMOUNT TO BE      PROPOSED        PROPOSED       AMOUNT OF
              SECURITIES TO BE REGISTERED                 REGISTERED*       MAXIMUM         MAXIMUM      REGISTRATION
                                                                         OFFERING PRICE    AGGREGATE         FEE**
                                                                            PER UNIT     OFFERING PRICE
-------------------------------------------------------------------------------------------------------------------------

Class A Mortgage Backed Floating Rate Notes ....              $1,000,000      100%            $1,000,000         $117.70
-------------------------------------------------------------------------------------------------------------------------
Total Mortgage Backed Floating Rate Notes..........           $1,000,000       --             $1,000,000         $117.70
=========================================================================================================================

* Estimated for the purpose of calculating registration fee.

**  Already paid.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

Information contained herein is not complete and may be changed. We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION DATED APRIL 14, 2005

                               US$[1,000,000,000]
                    INTERSTAR MILLENNIUM SERIES 2005-1G TRUST

         US$[1,000,000,000] CLASS A MORTGAGE BACKED FLOATING RATE NOTES

                   [INTERSTAR WHOLESALE FINANCE LOGO OMITTED]

                INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED
                              (ABN 56 100 346 898)
                                 TRUST MANAGER

                      PERPETUAL TRUSTEES VICTORIA LIMITED
                              (ABN 47 004 027 258)
                                ISSUER TRUSTEE

     The Class A notes, also known as the US$ notes, will be collateralized by a pool of housing loans secured by properties located in Australia. The
Interstar Millennium Series 2005-1G Trust will be governed by the laws of New
South Wales, Australia.

     The US$ notes are not deposits and neither the US$ notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The US$ notes represent obligations of Perpetual Trustees
Victoria Limited solely in its capacity as trustee of the Interstar Millennium
Series 2005-1G Trust and do not represent obligations of, or interests in,
Interstar Securitisation Management Pty Limited or Perpetual Trustees Victoria
Limited in any other capacity, and are not guaranteed by Interstar
Securitisation Management Pty Limited or Perpetual Trustees Victoria Limited.

   INVESTING IN THE US$ NOTES INVOLVES RISKS - SEE "RISK FACTORS" ON PAGE 17.

                       INITIAL                                                      UNDERWRITING
     ISSUED           PRINCIPAL          INITIAL               PRICE TO             DISCOUNTS AND          PROCEEDS TO
  SECURITIES*          BALANCE        INTEREST RATE             PUBLIC               COMMISSIONS         ISSUER TRUSTEE**
--------------- -------------------- --------------- ---------------------------- ---------------- ---------------------------

Class A notes   US$[1,000,000,000]    LIBOR+[*]%      US$[1,000,000,000] or 100%   US$[*] or [*]%   US$[1,000,000,000 or 100]%

     An application will be made to have the US$ notes listed on the Irish
Stock Exchange. There can be no assurance that any such listing will be obtained. The issuance and settlement of the US$ notes on the closing date is not conditioned on the listing of the US$ notes on the Irish Stock Exchange.
This Prospectus will comprise listing particulars for the purposes of the Irish
Stock Exchange.

     Delivery of the US$ notes in book-entry form through The Depository Trust
Company, Clearstream, Luxembourg and the Euroclear System will be made on or about [*] [*], 2005.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the US$ notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  UNDERWRITERS

                JPMORGAN                           DEUTSCHE BANK SECURITIES
 Co-Lead Manager and Sole Bookrunner                    Co-Lead Manager

                             RBS GREENWICH CAPITAL
                                   Co-Manager

                  The date of this prospectus is [*] [*], 2005

--------------------------------------------------------------------------------
*     See continuation of cover on next page.

**    The underwriting discounts and commissions will be paid separately by
      Interstar Wholesale Finance Pty Limited (formerly, Interstar Securities
      (Australia) Pty Limited) and not from the proceeds from the sale of the notes.

         In addition to the US$ notes, the issuer trustee will also issue Class
AB Notes and Class B Notes, with an initial principal balance of A$[*] and
A$[*], respectively, collateralized by the same pool of housing loans as the US$
notes. The Class AB notes and the Class B notes have not been and will not be registered under the Securities Act of 1933, as amended, or admitted to listing or to trading on the Irish Stock Exchange and are not being offered by this prospectus and are described herein solely for the information of investors in the Class A notes. In addition to the US$ notes, the Class AB notes and the
Class B notes, the issuer trustee may issue Redraw notes collateralized by the same pool of housing loans as the US$ notes and the Class AB notes and the Class
B notes. The Redraw notes, if issued, will not be registered under the
Securities Act of 1933 and are not being offered by this prospectus.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

DISTRIBUTION OF MORTGAGE PRINCIPAL REPAYMENTS,  LIQUID AUTHORIZED
         INVESTMENTS AND RECOVERY  AMOUNTS ON EACH PAYMENT DATE ..............15
         The Housing Loan Pool................................................16
         Selected Housing Loan Pool Data as of Close of Business

                                        i

                                   (continued)

HOUSING LOANS BY POSTCODE CONCENTRATION --  TOP 10 BY LOAN

HOUSING LOANS BY MORTGAGE INSURER AND  LVR PMI MORTGAGE
         INSURANCE............................................................49
HOUSING LOANS BY MORTGAGE INSURER AND  LVR PMI INDEMNITY......................50

                                       ii

                                   (continued)
                                                                            PAGE

HOUSING LOANS BY MORTGAGE INSURER AND  LVR HOUSING LOANS
         INSURANCE CORP.......................................................50
HOUSING LOANS BY MORTGAGE INSURER AND LVR GE MORTGAGE

         Application of Mortgage Principal Repayments and Liquid Authorized
            Investments to Available Income...................................73
         Distribution of Available Income.....................................74

                                      iii

                                   (continued)

                                       iv

                                   (continued)

                                       v

         Transactions Which May Be Approved by the Reserve

                                       vi

                                IMPORTANT NOTICE

         Application has been made by the manager for the US$ notes to be admitted to the Official List of the Irish Stock Exchange Limited (IRISH STOCK
EXCHANGE). A copy of this prospectus, which comprises approved listing particulars with regard to the issuer trustee and the US$ notes in accordance with the provisions of the European Communities (Stock Exchange) Regulation,
1984 (as amended) (IRISH STOCK EXCHANGE REGULATIONS) has been sent to the
Registrar of Companies in Ireland in accordance with Regulation 13 of the Irish
Stock Exchange Regulations.

         The trust manager accepts responsibility for the information contained in this prospectus. To the best of the knowledge and belief of the trust manager, the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

         However, the trust manager has relied upon information provided to it by Perpetual Trustees Australia Limited in respect of Perpetual Trustees
Victoria Limited and the Perpetual Trustees Australia group, PMI Mortgage
Insurance Company Ltd in respect of itself and the PMI Group, First American
Title Insurance Company of Australia Pty Limited in respect of itself and the
First American Title Insurance Company group, and GE Capital Mortgage Insurance
Corporation (Australia) Pty Ltd in respect of itself and the General Electric
Company group, and the trust manager accepts no responsibility for such information.

         Perpetual Trustees Victoria Limited accepts responsibility for the information contained in the prospectus under "The Issuer Trustee, the Trust
Manager and the Servicer - The Issuer Trustee" in respect of itself and the
Perpetual Trustees Australia group. To the best of the knowledge and belief of
Perpetual Trustees Victoria Limited, the information contained in respect of itself and the Perpetual Trustees Australia group is in accordance with the facts and does not omit anything likely to affect the import of such information. Perpetual Trustees Victoria Limited does not accept responsibility for any other information contained in this prospectus. No representation, warranty or undertaking, expressed or implied, is made and no responsibility or liability is accepted by Perpetual Trustees Victoria Limited as to the accuracy or completeness of any of the information in this prospectus (other than the section referred to in the first sentence of this paragraph) or any other information supplied in connection with the US$ notes or their distribution.

         PMI Mortgage Insurance Company Ltd accepts responsibility for the information contained in this prospectus under "The Mortgage Insurance Policies
- Description of the Mortgage Insurers" in respect of itself and all members of the PMI Group. To the best of the knowledge and belief of PMI Mortgage Insurance
Company Ltd, the information contained in respect of itself and all members of the PMI Group is in accordance with the facts and does not omit anything likely to affect the import of such information. PMI Mortgage Insurance Ltd does not accept responsibility for any other information contained in this prospectus. No representation, warranty or undertaking, expressed or implied, is made and no responsibility or liability is accepted by PMI Mortgage Insurance Ltd as to the accuracy or completeness of any of the information in this prospectus (other than the sections referred to in the first sentence of this paragraph) or any other information supplied in connection with the US$ notes or their distribution.

         GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd accepts responsibility for the information contained in this prospectus under "The
Mortgage Insurance Policies -

                                      vii

Description of the Mortgage Insurers" in respect of itself and all members of the General Electric Company group. To the best of the knowledge and belief of
GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, the information contained in respect of itself and all members of the General Electric Company group is in accordance with the facts and does not omit anything likely to affect the import of such information. GE Capital Mortgage Insurance Corporation
(Australia) Pty Ltd does not accept responsibility for any other information contained in this prospectus. No representation, warranty or undertaking, expressed or implied, is made and no responsibility or liability is accepted by
GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd as to the accuracy or completeness of any of the information in this prospectus (other than the sections referred to in the first sentence of this paragraph) or any other information supplied in connection with the US$ notes or their distribution.

         First American Title Insurance Company of Australia Pty Limited accepts responsibility for the information contained in this prospectus under "The Title
Insurance Policies - Description of Title Insurer" in respect of itself and all members of the First American Title Insurance Company group. To the best of the knowledge and belief of First American Title Insurance Company of Australia Pty
Limited, the information contained in respect of itself and all members of the
First American Title Insurance Company group is in accordance with the facts and does not omit anything likely to affect the import of such information. First
American Title Insurance Company of Australia Pty Limited does not accept responsibility for any other information contained in this prospectus. No representation, warranty or undertaking, expressed or implied, is made and no responsibility or liability is accepted by First American Title Insurance
Company of Australia Pty Limited as to the accuracy or completeness of any of the information in this prospectus (other than the sections referred to in the first sentence of this paragraph) or any other information supplied in connection with the US$ notes or their distribution.

         GE Mortgage Insurance Pty Ltd (formerly, Housing Loans Insurance
Corporation Pty Ltd) accepts responsibility for the information contained in this prospectus under "The Title Insurance Policies - Description of Title
Insurer" in respect of itself and all members of the GE Mortgage Insurance Pty
Ltd group. To the best of the knowledge and belief of GE Mortgage Insurance Pty
Ltd, the information contained in respect of itself and all members of the GE
Mortgage Insurance Pty Ltd group is in accordance with the facts and does not omit anything likely to affect the import of such information. GE Mortgage
Insurance Pty Ltd does not accept responsibility for any other information contained in this prospectus. No representation, warranty or undertaking, expressed or implied, is made and no responsibility or liability is accepted by
GE Mortgage Insurance Pty Ltd as to the accuracy or completeness of any of the information in this prospectus (other than the sections referred to in the first sentence of this paragraph) or any other information supplied in connection with the US$ notes or their distribution.

         KPMG Corporate Finance (Aust) Pty Limited accepts responsibility for information contained in this prospectus under "The Issuer Trustee, The Trust
Manager and The Servicer-The Backup Servicer" in respect of itself. To the best of the knowledge and belief of KPMG Corporate Finance (Aust) Pty Limited, the information contained in respect of itself is in accordance with the facts and does not omit anything likely to affect the import of such information. KPMG
Corporate Finance (Aust) Pty Limited does not accept responsibility for any other information contained in this prospectus. No representation, warranty or undertaking, expressed or implied, is made and no responsibility or liability is accepted by KPMG Corporate Finance (Aust) Pty Limited as to the accuracy or completeness of any of the information in this prospectus (other than the sections referred to in the first sentence of this paragraph) or any other information supplied in connection with the US$ notes or their distribution.

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

         This section applies only to the offering of the US$ notes in countries other than the United States of America. In this section, references to
Perpetual Trustees Victoria Limited are to that company only in its capacity as trustee of the Interstar Millennium Series 2005-1G Trust, and not its personal capacity or as trustee of any other trust. Perpetual Trustees Victoria Limited is not responsible or liable for this prospectus in any capacity. Interstar
Securitisation Management Pty Limited is solely responsible for this prospectus.
Interstar Securitisation Management Pty Limited, as trust manager, has taken all reasonable care to ensure that the information contained in this prospectus is true and accurate in all material respects and that in relation to this prospectus there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion.

         Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the US$ notes in any country or jurisdiction. The US$ notes may be offered non-publicly in other jurisdictions. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the US$ notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the US$ notes, see "Plan of Distribution -- Offering Restrictions".

         This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the US$ notes by or on behalf of Perpetual Trustees Victoria Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

         None of Perpetual Trustees Victoria Limited, in its personal capacity and as issuer trustee, Perpetual Trustee Company Limited, as security trustee,
Interstar Wholesale Finance Pty Limited, as servicer, The Bank of New York, as note trustee, principal paying agent, calculation agent, note registrar and
Irish Listing Agent, AIB/BNY Fund Management (Ireland) Limited as Irish Paying
Agent, the underwriters, National Australia Bank Limited, as fixed-floating rate swap provider, the currency swap provider, or PMI Mortgage Insurance Ltd, GE
Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI Indemnity
Limited or GE Mortgage Insurance Pty Ltd as mortgage insurers accept any responsibility for any information contained in this prospectus and none of them has separately verified the information contained herein except, in each case, with respect to the information for which they are expressed to be responsible under the Important Notice. No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by any relevant party as to the accuracy or completeness of any information contained in this prospectus (except, in each case, with respect to the information for which they are expressed to be responsible in the Important Notice) or any other information supplied in connection with the US$ notes or their distribution.

         Perpetual Trustees Victoria Limited, in its personal capacity and as issuer trustee, Interstar Securitisation Management Pty Limited, as trust manager, Interstar Wholesale Finance Pty Limited as servicer, Perpetual Trustee
Company Limited, as security trustee, The Bank of New York, as note trustee, principal paying agent, calculation agent, note registrar and Irish Listing
Agent, AIB/BNY Fund Management (Ireland) Limited as Irish Paying Agent, National

                                       ix

Australia Bank Limited, as fixed-floating rate swap provider, the currency swap provider, PMI Mortgage Insurance Ltd, GE Capital Mortgage Insurance Corporation
(Australia) Pty Ltd, PMI Indemnity Limited or GE Mortgage Insurance Pty Ltd
(formerly, Housing Loans Insurance Corporation Pty Ltd) as mortgage insurers and the underwriters do not recommend that any person should purchase any of the US$
notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the US$ notes.

         Each person receiving this prospectus acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the US$ notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the US$ notes; acknowledges that the trust manager does not hold an Australian financial services license;
acknowledges that he or she should make his or her own independent investigation of the trust and the US$ notes; and acknowledges that he or she should seek his or her own tax, accounting and legal advice as to the consequences of investing in any of the US$ notes.

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the US$ notes. If such information or representation is given or received, it must not be relied upon as having been authorized by
Perpetual Trustees Victoria Limited or the underwriters.

         Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

         o  there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus; or

         o  any other information supplied in connection with the US$ notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

         Perpetual Trustees Victoria Limited's liability to make payments of interest and principal on the notes is limited to its right of indemnity from the assets of the trust. All claims against Perpetual Trustees Victoria Limited in relation to the notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

         None of the rating agencies have been involved in the preparation of this prospectus.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         THIS DOCUMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN
TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL
SERVICES AND MARKETS ACT 2000 OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN
MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER
ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF
THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS
AMENDED, OR TO ANY OTHER PERSON TO WHOM THIS DOCUMENT MAY OTHERWISE LAWFULLY BE
COMMUNICATED OR CAUSED TO BE

COMMUNICATED NOR MAY ANY NOTES BE OFFERED OR SOLD IN THE UNITED KINGDOM EXCEPT
TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING,
MANAGING OR DISPOSING OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE PURPOSES OF
THEIR BUSINESS OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR
DISPOSE OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE PURPOSES OF THEIR
BUSINESS OR OTHERWISE IN CIRCUMSTANCES THAT DO NOT RESULT IN AN OFFER TO THE
PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995,
AS AMENDED. THIS DOCUMENT IS NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE
UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY
ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS DOCUMENT. THE TRANSMISSION OF
THIS DOCUMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES
STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND
MARKETS ACT 2000.

                                       xi

                             AUSTRALIAN DISCLAIMERS

         o  The notes do not represent deposits or other liabilities of
            Interstar Securitisation Management Pty Limited or associates of
            Interstar Securitisation Management Pty Limited.

         o  The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

         o  None of Interstar Securitisation Management Pty Limited, any
            associate of Interstar Securitisation Management Pty Limited,
            Perpetual Trustees Victoria Limited, Perpetual Trustee Company
            Limited, The Bank of New York, as note trustee, principal paying agent, calculation agent, note registrar and Irish Listing Agent,
            AIB/BNY Fund Management (Ireland) Limited as Irish Paying Agent,
            National Australia Bank Limited, as fixed-floating rate swap provider, the currency swap provider, the Irish Paying Agent or the underwriters in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent provided in the transaction documents and the swap agreements for the trust.

         o  None of Perpetual Trustees Victoria Limited, Interstar
            Securitisation Management Pty Limited, as trust manager, Interstar
            Wholesale Finance Pty Limited, as a seller and as servicer,
            Perpetual Trustee Company Limited, as security trustee, The Bank of
            New York, as note trustee, principal paying agent, calculation agent, note registrar and Irish Listing Agent, AIB/BNY Fund
            Management (Ireland) Limited as Irish Paying Agent, National
            Australia Bank Limited, as fixed-floating rate swap provider, the currency swap provider or any underwriter guarantees the payment of interest or the repayment of principal due on the notes.

         o  None of the obligations of Perpetual Trustees Victoria Limited, in its capacity as trustee of the trust, are guaranteed in any way by
            Interstar Securitisation Management Pty Limited or any associate of
            Interstar Securitisation Management Pty Limited or by any associate of Perpetual Trustees Victoria Limited.

                                      xii

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

PARTIES TO THE TRANSACTION

TRUST....................................   Interstar Millennium Series 2005-1G Trust

ISSUER TRUSTEE...........................   Perpetual Trustees Victoria Limited (ABN 47 004 027 258), in its capacity as trustee of the Trust, Level 7, 9 Castlereagh Street, Sydney, New South Wales,
                                            2000 Australia

TRUST MANAGER............................   Interstar Securitisation Management Pty Limited (ABN 56 100 346 898), Level 10,
                                            101 Collins Street, Melbourne, Victoria, 3000 Australia, telephone (613) 8616 1600

NOTE TRUSTEE.............................   The Bank of New York

SECURITY TRUSTEE.........................   Perpetual Trustee Company Limited (ABN 42 000 001 007)

SERVICER.................................   Interstar Wholesale Finance Pty Limited (formerly, Interstar Securities (Australia)
                                            Pty Limited) (ABN 72 087 271 109)

BACKUP SERVICER..........................   KPMG Corporate Finance (Aust) Pty Limited (ABN 43 007 363 215)

SELLER...................................   Interstar Wholesale Finance Pty Limited

PRINCIPAL PAYING AGENT...................   The Bank of New York

CALCULATION AGENT........................   The Bank of New York

NOTE REGISTRAR...........................   The Bank of New York

IRISH PAYING AGENT.......................   AIB/BNY Fund Management (Ireland) Limited*

IRISH LISTING AGENT......................   The Bank of New York

RESIDUAL INCOME BENEFICIARY..............   Interstar Wholesale Finance Pty Limited

JOINT LEAD MANAGERS......................   J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.

--------------------
* Guild House, Guild Street, Dublin 1, Republic of Ireland

UNDERWRITERS.............................   J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., and Greenwich Capital
                                            Markets, Inc.

MORTGAGE INSURERS........................   PMI Indemnity Limited (ABN 49 000 781 171), PMI Mortgage Insurance Ltd
                                            (ABN 70 000 511 071), GE Capital Mortgage Insurance Corporation (Australia)
                                            Pty Ltd  (ABN 52 081 488 440) and GE Mortgage Insurance Pty Ltd (formerly, Housing
                                            Loans Insurance Corporation Pty Ltd)(ABN 61 071 466 334)

TITLE INSURER............................   First American Title Insurance Company of Australia Pty Limited (ABN 64 075 279 908)

FIXED-FLOATING RATE
SWAP PROVIDER............................   National Australia Bank Limited (ABN 12 004 044 937) or any other acceptable fixed-floating rate swap provider

CURRENCY SWAP PROVIDER...................   Barclays Bank PLC

RATING AGENCIES..........................   Moody's Investors Service, Inc. (Moody's) and Standard & Poor's Ratings Group (S&P)

STRUCTURAL DIAGRAM

[CHART OMITTED]

                                                       ----------------------
------------------------------------------                   BORROWERS                               --------------------
                 SELLER                                ----------------------
 Interstar Wholesale Finance Pty Limited                         |                                     SECURITY TRUSTEE
------------------------------------------                       |  A$ Housing                         Perpetual Trustee
                                                                 |  Loan Payments                       Company Limited
                                                                 |
                                                                 |                                   ----------------------

                                                       ----------------------
                                                         COLLECTIONS BANK                First ranking floating charge
                                                        National Australia               over the assets of the trust
                                                           Bank Limited                        ----------------------------------
       -----------------------------                   ----------------------
                                                                 |                                      MORTGAGE INSURERS
              TRUST MANAGER                 Equitable            |                                    PMI Indemnity Limited
        Interstar Securitisation            assignment of        |                                  PMI Mortgage Insurance Ltd
         Management Pty Limited             housing loans        |                                 GE Capital Mortgage Insurance
                                                                 |                                Corporation (Australia) Pty Ltd
      ------------------------------                             |                                 GE Mortgage Insurance Pty Ltd
                                                                 |
                                                  ---------------------------                  -----------------------------------
                                                                                       Payments from Mortgage
                                                         ISSUER TRUSTEE                Insurance Policies
                                                       Perpetual Trustees
                                                        Victoria Limited                       -----------------------------------
                                                                                                          TITLE INSURER
                                                                                                 First American Title Insurance
                              -------------                                                     Company of Australia Pty Limited
                                SERVICER             ----------------------                    -----------------------------------
                                Interstar             Interstar Millennium
                                Wholesale             Series 2005-1G Trust       Payments from
                               Finance Pty           ----------------------      Title Insurance
    ----------------             Limited                                         Policies
         BACKUP               -------------       ----------------------------                 -----------------------------------
        SERVICER                                    Payments on the                                     RESIDUAL INCOME
     KPMG Corporate                                 US$ notes    |                                          BENEFICIARY
        Finance                                                  |                               Interstar Wholesale Finance Pty
      (Aust) Pty                                  ----------------------------                              Limited
        Limited                                         CURRENCY SWAP                          -----------------------------------
   ----------------                                        PROVIDER
                                                      Barclays Bank PLC
          -----------------------------           ----------------------------
                  FIXED-FLOATING                                 |
                RATE SWAP PROVIDER                               |
                National Australia                ----------------------------
                   Bank Limited                     PRINCIPAL PAYING AGENT
          -----------------------------              The Bank of New York
                                                  ----------------------------
                                                                 |
          -----------------------------                          |
                Class AB and Class                ----------------------------
                     B Notes                           CLEARING SYSTEMS                        ---------------------------------
          -----------------------------           The Depository Trust Company                            US$ NOTES
                                                             Euroclear                         ---------------------------------
                                                      Clearstream, Luxembourg                                   |
                                                  ----------------------------                                  |
                                                                 |                                              |
                                                                 |                                              |
                                                  ----------------------------                 ---------------------------------
                                                        US$ NOTE OWNERS                                   NOTE TRUSTEE
                                                  ----------------------------                        The Bank of New York
                                                                                               ---------------------------------

SUMMARY OF THE NOTES

         In addition to the US$ notes, the issuer trustee will also issue
Class AB notes and Class B notes with an initial principal balance of A$[*] and
A$[*], respectively, collateralized by the same pool of housing loans as the US$
notes. The Class AB notes and Class B notes have not been and will not be registered under the Securities Act of 1933 or admitted to listing or to trading on the Irish Stock Exchange and are not being offered by this prospectus and are described herein solely for the information of investors in the Class A notes.
In addition to the US$ notes, the Class AB notes and the Class B notes, the issuer trustee may issue Redraw notes collateralized by the same pool of housing loans as the US$ notes, the Class AB notes and the Class B notes. The Redraw notes, if issued, will not be registered under the Securities Act of 1933, as amended, and are not being offered by this prospectus. When used in this prospectus the term "US$ notes" will mean the Class A notes, and the term "US$
noteholders" when used in this prospectus will mean the holders of any Class A notes. The term "Class B notes" when used in this prospectus will mean the Class
B notes. The term "notes" when used in this prospectus will mean the Redraw notes, the Class A notes, the Class AB notes and the Class B notes.

--------------------------------------------------------------------------------------------------------------
                                       CLASS A                   CLASS AB                   CLASS B
--------------------------------------------------------------------------------------------------------------

Aggregate Initial Principal  US$[1,000,000,000]           A$[*]                   A$[*]
Amount:
--------------------------------------------------------------------------------------------------------------
% of Total:                  [*]%                         [*]%                    [*]%
--------------------------------------------------------------------------------------------------------------
Anticipated Ratings:
  Moody's                    Aaa                          Aa1                     Aa2
  S&P                        AAA                          AAA                     AA-
--------------------------------------------------------------------------------------------------------------
Interest rate from the       three-month LIBOR +[*]%      three-month Australian  three-month Australian
closing date up to but                                    Bank Bill Rate +[*]%    Bank Bill Rate +[*]%
excluding the step-up
margin date
--------------------------------------------------------------------------------------------------------------
Interest rate from and       three-month LIBOR +[*]%      three-month Australian  three-month Australian
including the step-up                                     Bank Bill Rate +[*]%    Bank Bill Rate +[*]%
margin date
--------------------------------------------------------------------------------------------------------------
Minimum Denominations:       US$100,000 and minimum       A$10,000 (with initial  A$10,000 (with initial
                             increments of US$1,000 in    minimum subscription    minimum subscription of
                             excess                       of A$500,000)           A$500,000)
--------------------------------------------------------------------------------------------------------------
Interest Accrual Method:     actual/360                   actual/365              actual/365
--------------------------------------------------------------------------------------------------------------
Payment Dates:               The 8th day or, if the 8th   The 8th day or, if the  The 8th day or, if the 8th
                             day is not a business day,   8th day is not a        day is not a business day,
                             then the next business day   business day, then the  then the next business day
                             of each March, June,         next business day of    of each March, June,
                             September and December       each March, June,       September and December
                             unless that day falls in     September, and          unless that day fall in
                             the next calendar month, in  December unless that    the next calendar month,
                             which case the payment date  day fall in the next    in which case the payment
                             will be the preceding        calendar month, in      date will be the preceding
                             business day.  The first     which case the payment  business day.  The first
                             payment date will be in      date will be the        payment date will be in
                             June 2005.                   preceding business      June 2005.
                                                          day. The first
                                                          payment date will be
                                                          in June 2005.
--------------------------------------------------------------------------------------------------------------
Clearance/                   DTC/Euroclear/ Clearstream,
Settlement:                  Luxembourg                   Austraclear             Austraclear
--------------------------------------------------------------------------------------------------------------
Initial Cut-Off Date:                               Close of business [March 10], 2005
--------------------------------------------------------------------------------------------------------------
Pricing Date:                                           On or about [*] [*], 2005
--------------------------------------------------------------------------------------------------------------
Closing Date:                                                 May [4], 2005
--------------------------------------------------------------------------------------------------------------
Step-Up Margin Date:                              The payment date falling in March 2010
--------------------------------------------------------------------------------------------------------------
Final Maturity Date:                            The payment date falling in December 2036
--------------------------------------------------------------------------------------------------------------
Pre-funding Period:          For the period from the closing date to, but excluding, the first payment date, the issuer trustee may acquire additional housing loans by applying the money on deposit in the prefunding account
--------------------------------------------------------------------------------------------------------------

STRUCTURAL OVERVIEW

         The Interstar Millennium Trusts securitization program was established pursuant to a master trust deed dated December 2, 1999 between Perpetual
Trustees Victoria Limited and Interstar Wholesale Finance Pty Limited (formerly known as Interstar Securities (Australia) Pty Limited). The master trust deed provides the general terms and structure for securitizations under the program.
A series notice among the issuer trustee, Interstar Wholesale Finance Pty
Limited, as seller and servicer, Interstar Securitisation Management Pty
Limited, as trust manager, The Bank of New York, as note trustee and Perpetual
Trustee Company Limited, as security trustee, will set out the specific details of the Interstar Millennium Series 2005-1G Trust and the notes, which may vary from the terms set forth in the master trust deed. Each securitization under the program is a separate transaction with a separate trust. The assets of the
Interstar Millennium Series 2005-1G Trust will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of Perpetual Trustees Victoria Limited as trustee of the Interstar Millennium Series 2005-1G Trust. See "Description of
the Trust".

         The Interstar Millennium Series 2005-1G Trust involves the securitization of housing loans originated by Interstar Wholesale Finance Pty
Limited in the name of Perpetual Trustees Victoria Limited, as trustee of a number of warehouse trusts, and secured by first ranking mortgages over residential property located in Australia. Interstar Wholesale Finance Pty
Limited, as beneficiary of the relevant warehouse trusts, will equitably assign its beneficial interest in the housing loans to Perpetual Trustees Victoria
Limited as trustee of the trust, which will in turn issue the notes to fund the acquisition of the housing loans.

         The issuer trustee will grant a first ranking floating charge over all assets which are subject to the trust under the security trust deed in favor of
Perpetual Trustee Company Limited, as security trustee, to secure the issuer trustee's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if, among other events, an event of default occurs under the security trust deed. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust without the consent of the security trustee. For a description of floating charges and crystallization see "Description of the Transaction Documents -- The Security
Trust Deed -- Nature of the Charge".

         Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

         Payments of interest and principal on the US$ notes will be supported by the following forms of credit enhancement.

SUBORDINATION

         The Class AB and Class B notes will be subordinated to the Redraw notes and the Class A notes in their right to receive interest payments. If the threshold requirements are satisfied, principal payments will be allocated rateably between the Class A notes, the Class AB notes and the Class B notes based on their principal balances. If the threshold requirements are satisfied prior to the third anniversary of the issue date, the Class AB notes and the Class B notes will be entitled only to 50% of their pro rata allocation, with the balance applied to pay principal on the Class A notes. On or after the third anniversary of the issue date, if the threshold requirements are satisfied, the Class AB notes and the Class B notes will be entitled to 100% of their pro rata allocation. However, if the threshold requirements are not satisfied, the Class AB notes and the Class B notes will be subordinated to the
Redraw notes and the Class A notes in their right to receive principal payments.
No Redraw notes or Class A notes will be issued unless all of the Class AB notes and the Class B notes are issued.

         The Class B notes will be subordinated to the Class AB notes in their right to receive interest payments. If the threshold requirements are satisfied, principal payments will be allocated rateably between the Class A notes, the
Class AB notes and the Class B notes based on their principal balances. If the threshold requirements are satisfied prior to the third anniversary of the issue date, the Class AB notes and the Class B notes will be entitled only to 50% of their pro rata allocation, with the balance applied to pay principal on the
Class A notes. On or after the third anniversary of the issue date, if the threshold requirements are satisfied, the Class AB notes and the Class B notes will be entitled to 100% of their pro rata allocation. However, if the threshold requirements are not satisfied, the Class B notes will be subordinated to the
Class AB notes in their right to receive principal payments. No Class AB notes will be issued unless all of the Class B notes are issued.

         The credit support provided by the Class B notes and Class AB notes to the Class A notes and Redraw notes is intended to enhance the likelihood that the Class A notes and Redraw notes will receive expected quarterly payments of interest and principal. The credit support provided by the Class B notes to the
Class AB notes is intended to enhance the likelihood that the Class AB notes will receive expected quarterly payments of interest and principal. The following chart describes the initial credit support provided by the Class B notes to the Class AB notes, and by the Class B notes and Class AB notes to the
Class A notes:

                                                      INITIAL
                                 CREDIT               SUPPORT
                CLASS            SUPPORT             PERCENTAGE
                -----            -------             ----------
            Class A notes     Class AB notes           [3.6]%
                            and Class B notes

           Class AB notes      Class B notes           [1.8]%

         The initial support percentages in the preceding table are the related aggregate initial principal balances of (i) the Class AB notes and Class B notes as a percentage of the initial principal balance of all of the notes on the closing date and (ii) the Class B notes as a percentage of the initial principal balance of all of the notes on the closing date.

         In certain circumstances, the issuer trustee may issue Redraw notes.
See "-- Redraws" and "Interstar Residential Loan Program -- Special Features of
the Housing Loans -- Redraws".

         If issued, Redraw notes will rank equally with the Class A notes in their right to receive interest payments and, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, will rank senior in priority to the Class A notes, in their right to receive principal payments. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the Redraw notes will rank equally with the Class A notes in their

right to receive both interest and principal payments.

         To the extent that there is a principal loss on a housing loan not covered by a mortgage insurance policy or a title insurance policy or by the application of excess income, the amount of such loss will be borne first by the
Class B notes before it is borne by the Redraw notes, the Class A notes and the
Class AB notes and then by the Class AB notes before it is borne by the Redraw notes and Class A notes. See "Description of the US$ Notes -- Charge Offs".

MORTGAGE INSURANCE POLICIES

         Mortgage insurance policies issued by, or transferred to, PMI Indemnity
Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI
Mortgage Insurance Ltd and GE Mortgage Insurance Pty Ltd (formerly, Housing
Loans Insurance Corporation Pty Ltd) will provide full coverage for the principal balance, and interest, outstanding on each housing loan irrespective of its LVR. The mortgage insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The Mortgage
Insurance Policies".

TITLE INSURANCE POLICIES

         Some housing loans may be covered by title insurance policies issued by
First American Title Insurance Company of Australia Pty Limited. Title insurance will provide 100% coverage for losses arising as a result of a relevant mortgage being subject to a prior encumbrance, not being validly registered or being invalid or unenforceable. The title insurance policies are subject to some exclusions from coverage and rights of termination which are described in "The
Title Insurance Policies".

LIQUIDITY ENHANCEMENT

         To cover possible liquidity shortfalls in the payment obligations of the trust, the issuer trustee will have liquidity enhancement in the form of the liquidity reserve, principal draws and mortgage insurance.

LIQUIDITY RESERVE

         To enable the issuer trustee to make timely payments of interest on the notes and other trust expenses payable from interest collections on the housing loans, the trust manager is required to ensure that the trust has an amount equal to at least one percent of the Australian dollar equivalent of the outstanding principal amount of the notes invested in highly-rated, short-term investments. These liquid authorized investments are available to make interest payments on the notes and to pay primary expenses of the trust if there are not enough interest collections from the housing loans available to make those payments.

         Any liquid authorized investments that are sold and used to make interest payments on the notes or to pay other expenses of the trust will be replenished on future payment dates from excess income, to the extent available.

PRINCIPAL DRAWS

         Principal collections on the housing loans will be made available to make interest payments on the notes and to pay primary expenses of the trust if there are not enough interest collections from the housing loans and liquid authorized investments to make those payments.

         Any principal collections that are used to make interest payments on the notes or to pay other expenses of the trust will be replenished on future payment dates from excess income, to the extent available.

MORTGAGE INSURANCE

         Each mortgage insurance policy includes timely payment cover for losses as a result of a borrower under a housing loan failing to pay all or part of a payment when due. This timely payment cover comprises at least twelve months of missed payment installments for each housing loan.

REDRAWS

         Under the terms of each variable rate housing loan, a borrower may, at the absolute discretion of the servicer, redraw previously prepaid principal.
Provided the loan is not in arrears at the time of the request for a redraw, a borrower may redraw an amount equal to the difference between the scheduled principal balance of the loan and the current principal balance of the loan. The issuer trustee will be reimbursed from principal collections on the housing loans for any redraws it advances to borrowers. The amount that the issuer trustee may advance to a borrower in respect of a particular housing loan from time to time is limited to the difference between the scheduled principal balance of the loan and the current principal balance of the loan and may only be advanced in the circumstances described under "Interstar Residential Loan
Program -- Special Features of the Housing Loans -- Redraws".

         Any redraws of previously prepaid principal will be funded first from principal collections on the housing loans. If, on a payment date, principal collections on the housing loans for the collection period before that payment date are insufficient to fund redraws for that collection period, then the trust manager may give the issuer trustee a direction to, and the issuer trustee must, issue a series of Redraw notes. The trust manager must not give this direction unless it has received written confirmation from each rating agency that the issue of the Redraw notes would not result in a downgrade or withdrawal of a rating of any note then outstanding. See "Interstar Residential Loan Program --
Special Features of the Housing Loans".

HEDGING ARRANGEMENTS

         To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedging arrangements:

         o    fixed-floating rate swaps to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's interest payments to the currency swap provider under the currency swap. If any fixed-rate housing loans are included in or added to the housing loan pool or if a borrower converts a floating rate loan to a fixed-rate loan, a fixed-floating rate swap will be entered into by the issuer trustee; and

         o    the US$ currency swap, to hedge the currency risk between, on one hand, the collections on the housing loans and the amounts received by the issuer trustee under any fixed-floating rate swaps, which are denominated in Australian dollars, and, on the other hand, the obligation of the trust to pay interest and principal on the Class A notes, which are denominated in U.S.
              dollars, together with the basis risk between, on one hand, amounts in respect of interest calculated under the floating rate housing loans or under any fixed-floating rate swaps by reference to the Australian bank bill rate and, on

              the other hand, amounts in respect of interest calculated under the Class A notes by reference to LIBOR.

OPTIONAL REDEMPTION

         The trust manager will have the option to direct the issuer trustee to redeem all of the notes on any payment date when the total outstanding principal amount of the notes is equal to or less than 10% of the total initial principal amount of the notes. If the trust manager directs the issuer trustee to redeem the notes, the issuer trustee must so redeem the notes and the noteholders will receive a payment equal to the outstanding principal amount of the notes plus any outstanding interest on the notes. The trust manager will also have the option to direct the issuer trustee to, and upon being so directed the issuer trustee must -- subject to ratings confirmation -- redeem all of a class of notes on or after the step-up margin date. The issuer trustee must not redeem the Class B notes unless the Redraw notes, the Class A notes and the Class AB notes have been repaid in full or all notes are to be redeemed and must not redeem the Class AB notes unless the Redraw notes and the Class A notes have been repaid in full or all notes are to be redeemed. If the issuer trustee so redeems a class of notes, the relevant noteholders will receive a payment equal to the outstanding principal amount of the class of notes plus any outstanding interest on the class of notes.

         If the trust manager satisfies the issuer trustee and the note trustee prior to giving notice to the noteholders that on the next payment date the currency swap provider would be required to deduct or withhold from any payment under the currency swap any amount on account of any taxes, duties, assessments or governmental charges, then the issuer trustee must, when so directed by the trust manager, in its sole discretion, redeem all of the notes at their outstanding principal amount, together with accrued interest.

PREFUNDING

         If on the closing date the total aggregate purchase price for the housing loans is less than the amount received in Australian dollars by the issuer trustee from the proceeds of the issue of the notes, the issuer trustee will retain the difference between the two amounts, to the extent it is not invested in liquid authorized investments, in the prefunding account. The balance of the prefunding account must not at any time exceed the Australian dollar equivalent of US$[*] or 25% of the sum of the Australian dollar equivalent of the initial outstanding principal amount of the US$ notes and the initial outstanding principal amount of the Class AB notes and the Class B notes as of the closing date. See "Description of the Assets of the Trust --
Acquisition of Housing Loans after the Closing Date".

RATINGS

         It is a condition to the issuance of the Class A notes that they be rated [Aaa] by Moody's and [AAA] by S&P, that the Class AB notes be rated at least [Aa1] by Moody's and [AAA] by S&P and that the Class B notes be rated at least [Aa2] by Moody's and [AA-] by S&P. See "Ratings of the Notes" below.

         WITHHOLDING TAX

         Payments of principal and interest on the US$ notes will be reduced by any applicable withholding taxes assessed on the issuer trustee or any paying agent and could be reduced if any withholding taxes are assessed in respect of payments under the housing loans. Neither the issuer trustee nor any paying agent nor any borrower is obliged to pay any additional amounts to the US$
noteholders to cover any withholding taxes.

         If the Commonwealth of Australia or any other applicable jurisdiction requires the withholding of amounts:

         o    from payments of principal or interest to the noteholders;

         o    from payments by the issuer trustee to the currency swap provider under the currency swap; or

         o    from payments by borrowers under the housing loans,

due to taxes, duties, assessments or other governmental charges, the issuer trustee must, when so directed by noteholders representing at least 75% of the outstanding principal amount of the notes and provided the issuer trustee will be in a position to discharge all of its liabilities in respect of the notes, redeem all of the notes. See "Description of the US$ Notes -- Redemption of the
Notes for Taxation or Other Reasons".

U.S. TAX STATUS

         In the opinion of Mayer, Brown, Rowe & Maw LLP, special U.S. tax counsel to the trust manager, the US$ notes will be characterized as debt for
U.S. federal income tax purposes. Each US$ noteholder, by acceptance of a US$
note, agrees to treat the notes as indebtedness. See "United States Federal
Income Tax Matters".

AUSTRALIAN TAX STATUS

         The US$ notes will be characterized as debt for Australian tax purposes. See "Australian Tax Matters".

LEGAL INVESTMENT

         The US$ notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No
representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the US$ notes as legal investments for you.
See "Legal Investment Considerations".

ERISA CONSIDERATIONS

         Subject to the considerations described below in "ERISA
Considerations", the US$ notes will be eligible for purchase by certain retirement plans subject to the Employee Retirement Income Security Act of 1974,
as amended. Investors should consult their counsel with respect to the consequences under ERISA and the United States Internal Revenue Code of 1986, as
amended, of the plan's acquisition and ownership of the US$ notes. See "ERISA
Considerations."

BOOK-ENTRY REGISTRATION

         Persons acquiring beneficial ownership interests in the US$ notes will hold their US$ notes through The Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within The Depository Trust

                                       10

Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through The Depository
Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in The Depository Trust Company through the relevant depositories of
Clearstream, Luxembourg or Euroclear.

COLLECTIONS

         The issuer trustee will receive for each collection period the following amounts, which are known as collections:

         o    payments of interest, principal and fees, including prepayments of principal under the housing loans;

         o    proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

         o    amounts received under any fixed-floating rate swap and the currency swap;

         o    amounts received under mortgage insurance policies and title insurance policies;

         o    income in respect of authorized investments of the trust; and

         o    interest on amounts in the collection account.

         Collections will be allocated between income and mortgage principal repayments. Collections attributable to interest and fees are known as income.
The collections attributable to principal are known as mortgage principal repayments.

         Income is normally used to pay fees and expenses of the issuer trustee in connection with the trust, together with interest on the notes. Mortgage principal repayments are normally used to pay principal on the notes. However, if there is not enough income to pay senior fees and expenses of the issuer trustee and interest on the notes for a period, the trust manager will direct the issuer trustee to apply liquid authorized investments then mortgage principal repayments to pay such unpaid fees, expenses and interest. Any liquid authorized investments and mortgage principal repayments used to make interest payments on the notes or to pay senior fees and expenses of the issuer trustee will be replenished on future payment dates from excess income, to the extent available. If there is excess income after payment of senior fees and expenses of the issuer trustee, interest on the notes and replenishment of liquid authorized investments and mortgage principal repayments such excess income will first reimburse any charge-offs and then any carryover charge-offs on the housing loans. Any remaining excess income will be distributed to the residual income beneficiary at the end of each collection period.

INTEREST ON THE NOTES

         Interest on the notes will be payable quarterly in arrears on each payment date. Amounts available to make interest payments on the notes will be allocated to pay interest on the Redraw notes and the Class A notes before any allocation is made to pay interest on the Class AB notes and the Class B notes.
Amounts available to make interest payments on the notes will be allocated to pay interest on the Class AB notes before any allocation is made to pay interest on the Class B notes. Amounts available to make interest payments on the Redraw notes and the Class A notes will be allocated rateably between the Redraw notes and the Class A notes based on the amount of Australian dollar interest owed, in

                                       11

relation to the Redraw notes, or related swap amounts, in relation to the Class
A notes. Interest on each class of notes is calculated for each interest period at the note's interest rate:

         o    on the outstanding principal amount of that note at the beginning of that interest period, after giving effect to any payments of principal with respect to that note on that day; and

         o    on the basis of the actual number of days in that interest period and a year of 360 days for the US$ notes, or 365 days for the
              Redraw notes, the Class AB notes and the Class B notes.

PRINCIPAL ON THE NOTES

         Principal on the notes will be payable on each payment date. On each payment date prior to the enforcement of the charge under the security trust deed, principal will be paid first on the Redraw notes, if any have been issued, until the Redraw notes have been redeemed in full. If the threshold requirements have been met, principal payments will then be allocated pro rata among the
Class A notes, the Class AB notes and the Class B notes based on their principal balances. If the threshold requirements are satisfied prior to the third anniversary of the issue date, the Class AB notes and the Class B notes will be entitled only to 50% of their pro rata allocation, with the balance applied to pay principal on the Class A notes. On or after the third anniversary of the issue date, if the threshold requirements are satisfied, the Class AB notes and the Class B notes will be entitled to 100% of their pro rata allocation. If the threshold requirements have not been met, principal payments will then be paid first to the Class A notes until such time as all the Class A notes have been redeemed in full, second to the Class AB notes until such time as all the Class
AB notes have been redeemed in full, and third to the Class B notes until such time as all the Class B notes have been redeemed in full. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed pro rata among all of the Redraw notes and the Class A notes prior to any distributions to the Class AB notes or Class B notes and will be distributed pro rata among all of the Class AB notes prior to any distributions to the Class B notes.

ALLOCATION OF CASH FLOWS

         On each payment date, the issuer trustee will repay principal and interest to each noteholder to the extent that there are collections received for those payments. The charts on the next two pages summarize the flow of payments.

                                       12

                  DISTRIBUTION OF INCOME ON EACH PAYMENT DATE

      -----------------------------------------------------------------------
                Pay to the seller the Accrued Interest Adjustment
      -----------------------------------------------------------------------
                                         |
                                         |
         ---------------------------------------------------------------
                                  Pay any taxes
         ---------------------------------------------------------------
                                         |
                                         |
         ---------------------------------------------------------------
                  Pay pro rata:
                  o   the issuer trustee's fee
                  o   any fees payable to the note trustee
         ---------------------------------------------------------------
                                         |
                                         |
         ---------------------------------------------------------------
                  Pay pro rata:
                  o   the fees payable pro rate to the paying agents
                  o   any fees payable to the calculation agent
                  o   any fees payable to the note registrar
         ---------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
        Pay the expenses of the trust - other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the note registrar, the servicer and the trust manager - in relation to the collection period
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
        Pay the expenses of the trust - other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the note registrar, the servicer and the trust manager - which the trust manager or the issuer reasonably anticipates will be incurred prior to the next payment date
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
        Pay the expenses of the trust - other than any fees payable to the issuer trustee, the note trustee, the paying agents, the calculation agent, the note registrar, the servicer and the trust manager - not covered above which have already been incurred prior to that payment date but which have not by the two boxes previously been paid or reimbursed
      -----------------------------------------------------------------------
                                         |
                                         |
         ---------------------------------------------------------------
          Pay pro rata the trust manager's fee and the servicer's fee
         ---------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------

         Pay pro rata:

         o    any amounts payable to the fixed-floating rate swap provider under any fixed-floating rate swaps other than any break costs in respect of the termination of the fixed-floating rate swap

         o    any interest for the interest period ending on that payment date to the Redraw noteholders

         o    (1) the Class A A$ Interest Amount for that payment date to the currency swap provider and the reciprocal payment by the
              currency swap provider is thereafter to be applied towards payment of interest on the Class A notes, including interest due but unpaid from any previous payment date or (2) if the
              Class A currency swap is terminated an A$ amount that the trust manager determines in good faith to be applied on that payment date in order to enable the issuer trustee to meet its
              obligations to pay interest on the Class A notes to the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied towards payment of interest on the Class A notes on that payment date, including interest due but unpaid from any previous payment date

         o    to the currency swap provider any break costs payable under the
              Class A currency swap, other than in respect of the termination of the Class A currency swap where the currency swap provider is the defaulting party
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
      Pay any interest for the interest period ending on that payment date, including any past due interest, to the Class AB noteholders
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
      Pay any interest for the interest period ending on that payment date, including any past due interest, to the Class B noteholders
      -----------------------------------------------------------------------

                                       13

                           DISTRIBUTION OF INCOME ON
                         EACH PAYMENT DATE (CONTINUED)

      -----------------------------------------------------------------------
         Apply as Mortgage Principal Repayments amounts previously used from Liquid Authorized Investments and Mortgage Principal
         Repayments to make up any Income Shortfalls to the extent such amount has not been previously repaid
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
           Reduce the Aggregate Principal Loss Amount in relation to the collection period
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
               Reduce the total amount of any Carryover Charge-offs
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
           Pay pro rata break costs to:
           o   the fixed-floating rate swap provider
           o   the currency swap provider in respect of the termination of the currency swap where the currency swap provider is the
               defaulting party
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
                         Pay fees payable to the seller
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
         Pay pro rata the balance to each holder of a residual income unit
      -----------------------------------------------------------------------

                                       14

                 DISTRIBUTION OF MORTGAGE PRINCIPAL REPAYMENTS,
                   LIQUID AUTHORIZED INVESTMENTS AND RECOVERY
                          AMOUNTS ON EACH PAYMENT DATE

      -----------------------------------------------------------------------
          Apply for liquidity purposes in replenishing liquid authorized investments up to the prescribed minimum level, in funding redraws or funding advances to borrowers under the housing loans which are line of credit loans
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
          Apply first liquid authorized investments and then mortgage principal repayments to Available Income to make up any Income
                                        Shortfall
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
             Replenish liquid authorized investments until the value
      of liquid authorized investments equals the prescribed minimum level
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
                      Payments of principal on the Redraw notes
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
          If the Threshold Requirements are satisfied, pro rata:

          o    (A) to pay to (1) prior to the termination of the Class A
               currency swap, the currency swap provider the Class A A$
               Equivalent of the Principal Amount of the Class A notes and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of the Principal Amount of the
               Class A notes on that payment date or (2) if the Class A
               currency swap has been terminated, the note trustee for
               purchase of U.S. dollars at the spot exchange rate to be
               applied in repaying principal on the Class A notes on that payment date, in each case until such time as all of the Class
               A notes have been redeemed in full;

          o    (B) to pay to the Class AB noteholders in payment of the
               Principal Amount of the Class AB notes until such time as the
               Class AB notes have been redeemed in full; and

          o    (C) to pay to the Class B noteholders in payment of the
               Principal Amount of the Class B notes until such time as all
               Class B notes have been redeemed in full;

          provided that:

          o    (D) if the Treshold Requirements are satisfied on any payment date prior to the third anniversary of the closing date, the issuer trustee will pay on that payment date under each of sub-paragraphs (B) and (C) above 50% of the amount that would otherwise have been payable if not for this sub-paragraph (D), and will pay the balance of the amount otherwise so payable in accordance with sub-paragraph (A). On or after the third
               anniversary of the closing date, if the Threshold Requirements are satisfied, the issuer trustee will pay 100% of the amount payable under each of sub-paragraphs (B) and (C) above; and

          o    (E) each such amount in sub-paragraphs (B) and (C) above shall only be distributed to the extent that such distribution will not result in a breach of the Threshold Requirements; or

          If the Threshold Requirements are not satisfied:

          o    first:

               o  to pay to (1) prior to the termination of the Class A
                  currency swap, the currency swap provider the Class A A$
                  Equivalent of the Principal Amount of the Class A notes and the reciprocal payment by the currency swap provider is
                  thereafter to be applied towards payment of the Principal
                  Amount of the Class A notes on that payment date or (2) if the Class A currency swap has been terminated, the note
                  trustee for purchase of U.S. dollars at the spot exchange
                  rate to be applied in repaying principal on the Class A notes on that payment date, in each case until such time as all
                  Class A notes have been redeemed in full;

          o    second:

               o  Pay to the Class AB noteholders in payment of the Principal
                  Amount of the Class AB notes until such time as all Class AB notes have been redeemed in full;

          o    third:

               o  Pay to the Class B noteholders in payment of the Principal
                  Amount of the Class B notes until such time as all Class B notes have been redeemed in full.
      -----------------------------------------------------------------------
                                         |
                                         |
      -----------------------------------------------------------------------
        Payment as a distribution to the holder of the residual capital unit as to A$10, and the remaining balance pro rata to each holder of a residual income unit.
      -----------------------------------------------------------------------

                                       15

THE HOUSING LOAN POOL

         The initial housing loan pool will consist of residential housing loans bearing either a fixed rate or variable rate of interest, secured by first ranking mortgages on owner occupied and non-owner occupied residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

SELECTED HOUSING LOAN POOL DATA AS OF CLOSE OF BUSINESS ON MARCH 10, 2005

Housing Loan Pool Size.......................................    A$1,327,685,362
Total Number of Housing Loans................................              7,243
Average Housing Loan Balance.................................          A$183,306
Maximum Housing Loan Balance.................................        A$1,375,267
Minimum Housing Loan Balance.................................                 $0
Total Valuation of the Properties............................    A$2,005,076,639
Maximum Remaining Term to Maturity in months.................                355
Weighted Average Remaining Term to Maturity in months........             335.86
Weighted Average Seasoning in months.........................               9.82
Weighted Average Original Loan-to-Value Ratio................             76.64%
Weighted Average Current Loan-to-Value Ratio.................             73.30%
Maximum Current Loan-to-Value Ratio..........................             95.00%

         The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan. The current loan-to-value ratio of a housing loan is calculated by comparing the current principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan.

         Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus is delivered to prospective investors.

                                       16

                                  RISK FACTORS

         The Class A notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase any Class A notes. There may be other unforeseen reasons why you might not receive principal or interest on your Class A notes. You should also read the detailed information set out elsewhere in the prospectus.

THE NOTES WILL BE PAID ONLY        o    The notes are debt obligations of the
FROM THE ASSETS OF THE TRUST            issuer trustee only in its capacity as
                                        trustee of the trust. The notes do not
                                        represent an interest in or obligation
                                        of any of the other parties to the
                                        transaction. The assets of the trust
                                        will be the sole source of payments on
                                        the notes. The issuer trustee's other
                                        assets will only be available to make
                                        payments on the notes if the issuer
                                        trustee is negligent or commits fraud or
                                        a wilful default. Therefore, if the
                                        assets of the trust are insufficient to
                                        pay the interest and principal on your
                                        Class A notes when due, there will be no
                                        other source from which to receive these
                                        payments and you may not get back your
                                        entire investment or the yield you
                                        expected to receive.

THERE IS NO WAY TO PREDICT         o    The rate of principal and interest
THE ACTUAL RATE AND TIMING OF           payments on pools of housing loans
PAYMENTS ON THE HOUSING                 varies among pools, and is influenced by
LOANS                                   a variety of economic, demographic,
                                        social, tax, legal and other factors,
                                        including prevailing market interest
                                        rates for housing loans and the
                                        particular terms of the housing loans.
                                        Australian housing loans have features
                                        and options that are different from
                                        housing loans in the United States, and
                                        thus will have different rates and
                                        timing of payments from housing loans in
                                        the United States. There is no guarantee
                                        as to the actual rate of prepayment on
                                        the housing loans, or that the actual
                                        rate of prepayments will conform to any
                                        model described in this prospectus. The
                                        rate and timing of principal and
                                        interest payments on the housing loans
                                        and the ability to redraw principal on
                                        the housing loans will affect the rate
                                        and timing of payments of principal and
                                        interest on your Class A notes. The
                                        performance of relevant counterparties
                                        under each mortgage insurance policy,
                                        each title insurance policy, any
                                        fixed-floating rate swap and the
                                        currency swap will also have a key
                                        impact on such payments in terms of both
                                        the timeliness of such payments and the
                                        amount of such payments. Unexpected
                                        prepayment rates could have the
                                        following negative effects:

                                       17

                                   o    if you bought your Class A notes for
                                        more than their face amount, the yield
                                        on your Class A notes will drop if
                                        principal payments occur at a faster
                                        rate than you expect; or

                                   o    if you bought your Class A notes for
                                        less than their face amount, the yield
                                        on your Class A notes will drop if
                                        principal payments occur at a slower
                                        rate than you expect.

LOSSES AND DELINQUENT              o    If borrowers fail to make payments of
PAYMENTS ON THE HOUSING                 interest and principal under the housing
LOANS MAY AFFECT THE RETURN             loans when due and the credit
ON YOUR CLASS A NOTES                   enhancements described in this
                                        prospectus are not enough to protect
                                        your Class A notes from the borrowers'
                                        failure to pay, then the issuer trustee
                                        may not have enough funds to make full
                                        payments of interest and principal due
                                        on your Class A notes. Consequently, the
                                        yield on your Class A notes could be
                                        lower than you expect and you could
                                        suffer losses.

ENFORCEMENT ON THE HOUSING         o    Substantial delays could be encountered
LOANS MAY CAUSE DELAYS IN               in connection with the liquidation of a
PAYMENT AND LOSSES                      housing loan, which may lead to
                                        shortfalls in payments to you to the
                                        extent those shortfalls are not covered
                                        by excess income, a mortgage insurance
                                        policy or title insurance policy or if
                                        the relevant mortgage insurer or title
                                        insurer fails to perform its obligations
                                        under the relevant mortgage insurance
                                        policy or title insurance policy.

                                   o    Further, enforcement expenses such as
                                        legal fees, real estate taxes and
                                        maintenance and preservation expenses,
                                        to the extent not covered by a mortgage
                                        insurance policy, a title insurance
                                        policy or excess income, will reduce the
                                        net amounts recoverable by the issuer
                                        trustee from an enforced housing loan or
                                        mortgage. If the proceeds of the sale of
                                        a mortgaged property, net of these
                                        expenses, are less than the amount due
                                        under the related housing loan, the
                                        issuer trustee may not have enough funds
                                        to make full payments of interest and
                                        principal due to you, unless the
                                        difference is covered under a mortgage
                                        insurance policy or a title insurance
                                        policy or by excess income. In addition,
                                        even if these risks are covered by a
                                        mortgage insurance policy or title
                                        insurance policy there is no guarantee
                                        that the mortgage insurer or title
                                        insurer will promptly make any payment
                                        under any mortgage insurance policy or
                                        title insurance policy or that the
                                        mortgage insurer or title insurer will
                                        have the necessary financial capacity to
                                        make any such payment at the relevant
                                        time.

                                       18

CERTAIN PROVISIONS OF THE          o    The liability of a mortgage insurer is
MORTGAGE INSURANCE POLICIES             governed by the terms of the relevant
MAY AFFECT THE RETURN ON YOUR           mortgage issuance policy, which contains
CLASS A NOTES                           certain exclusions that may allow that
                                        mortgage insurer to reduce a claim or
                                        terminate mortgage insurance cover in
                                        respect of a housing loan in certain
                                        circumstances. See "The Mortgage
                                        Insurance Policies". Any such reduction
                                        or termination may affect the ability of
                                        the issuer trustee to pay you principal
                                        and interest in full.

CERTAIN PROVISIONS OF THE TITLE    o    The liability of the title insurer is
INSURANCE POLICIES MAY AFFECT           governed by the terms of the title
THE RETURN ON YOUR CLASS A NOTES        insurance policy, which contains certain
                                        exclusions which may allow the title
                                        insurer to reduce a claim or not provide
                                        title insurance policy cover in respect
                                        of a relevant mortgage relating to a
                                        housing loan. See "The Title Insurance
                                        Policies". Any such reduction or
                                        termination may affect the ability of
                                        the issuer trustee to recover all moneys
                                        secured by the relevant mortgage and
                                        thereby affect the ability of the issuer
                                        trustee to pay you principal and
                                        interest in full.

THE SUBORDINATION OF THE CLASS B   o    The amount of credit enhancement
NOTES AND THE CLASS AB NOTES            provided through the subordination of
PROVIDES ONLY LIMITED PROTECTION        the Class B notes and the Class AB notes
AGAINST LOSSES ON THE REDRAW            to the Redraw notes and the Class A
NOTES AND THE  CLASS A NOTES            notes is limited and could be depleted
                                        prior to the payment in full of the
                                        Redraw notes and the Class A notes. If
                                        principal losses incurred by the trust
                                        exceed the principal amount of the Class
                                        B notes and the Class AB notes, you may
                                        suffer losses on your Class A notes.

YOU MAY NOT BE ABLE TO RESELL      o    The underwriters are not required to
YOUR CLASS A NOTES                      assist you in reselling your Class A
                                        notes. A secondary market for your Class
                                        A notes may not develop. If a secondary
                                        market does develop, it might not
                                        continue or might not be sufficiently
                                        liquid to allow you to resell any of
                                        your Class A notes readily or at the
                                        price you desire. The market value of
                                        your Class A notes is likely to
                                        fluctuate, which could result in
                                        significant losses to you.

                                       19

THE TERMINATION OF ANY OF THE      o    The issuer trustee will exchange the
SWAPS MAY SUBJECT YOU TO LOSSES         interest payments from any fixed rate
FROM INTEREST RATE OR CURRENCY          housing loans for variable rate payments
FLUCTUATIONS                            based upon the three-month Australian
                                        bank bill rate. If a fixed-floating rate
                                        swap is terminated or the fixed-floating
                                        rate swap provider fails to perform its
                                        obligations, you will be exposed to the
                                        risk that the floating rate of interest
                                        payable with respect to the notes will
                                        be greater than the discretionary fixed
                                        rate set by the servicer on the fixed
                                        rate housing loans, which may lead to
                                        losses to you. See "Description of the
                                        Class A Notes -- Fixed-Floating Rate
                                        Swaps" below.

                                   o    The issuer trustee will receive payments
                                        from the borrowers on the housing loans
                                        and the fixed-floating rate swap
                                        provider in Australian dollars --
                                        calculated, in the case of payments by
                                        the fixed-floating rate swap provider,
                                        by reference to the Australian bank bill
                                        rate -- and make payments to you in U.S.
                                        dollars, calculated, in the case of
                                        payments of interest, by reference to
                                        LIBOR. Under the currency swap, the
                                        currency swap provider will exchange
                                        Australian dollar receipts for U.S.
                                        dollar payments, and in the case of
                                        interest, amounts calculated by
                                        reference to the Australian bank bill
                                        rate for amounts calculated by reference
                                        to LIBOR. If the currency swap provider
                                        fails to perform its obligations or the
                                        currency swap is terminated, the issuer
                                        trustee will have to exchange its
                                        Australian dollars for U.S. dollars, and
                                        its Australian bank bill rate
                                        obligations for LIBOR obligations, at a
                                        relevant spot exchange rate that may not
                                        provide sufficient U.S. dollars to make
                                        payments to you in full.

PREPAYMENTS DURING A               o    If a prepayment is received on a housing
COLLECTION PERIOD MAY RESULT            loan during a collection period,
IN YOU NOT RECEIVING YOUR FULL          interest on the housing loan will cease
INTEREST PAYMENTS                       to accrue on that portion of the housing
                                        loan that has been prepaid, starting on
                                        the date of prepayment. The amount
                                        prepaid will be invested in investments
                                        that may earn a rate of interest lower
                                        than that paid on the housing loan. If
                                        it is less, the issuer trustee may not
                                        have sufficient funds to pay the full
                                        amount of interest due on the next
                                        payment date.

THE PROCEEDS FROM THE ENFORCEMENT  o    If the security trustee enforces the
OF THE SECURITY TRUST DEED MAY BE       security interest over the assets of the
INSUFFICIENT TO PAY AMOUNTS             trust after an event of default under
DUE TO YOU                              the security trust deed, there is no
                                        assurance that the market value of the
                                        assets of the trust will be equal to or
                                        greater than the outstanding principal
                                        and interest due on the notes, or that
                                        the security trustee will be able to
                                        realize the full value of the assets of
                                        the trust. The issuer trustee, the
                                        security

                                       20

                                        trustee, the note trustee, the swap
                                        providers and other service providers
                                        will generally be entitled to receive
                                        the proceeds of any sale of the assets
                                        of the trust, to the extent they are
                                        owed fees and expenses, before you.
                                        Consequently, the proceeds from the sale
                                        of the assets of the trust after an
                                        event of default under the security
                                        trust deed may be insufficient to pay
                                        you principal and interest in full.

IF THE TRUST MANAGER DIRECTS       o    If the trust manager directs the issuer
THE ISSUER TRUSTEE TO REDEEM            trustee to redeem the notes early as
THE NOTES EARLY, THE YIELD ON           described in "Description of the Class A
YOUR CLASS A NOTES MAY BE LOWER         notes -- Optional Redemption of the
THAN EXPECTED                           Notes", the purchase of the housing
                                        loans will result in the early
                                        retirement of your Class A notes, which
                                        will shorten their average lives and
                                        potentially lower the yield on your
                                        Class A notes.

THE IMPOSITION OF A                o    If a withholding tax is imposed on
WITHHOLDING TAX WILL REDUCE             payments by the issuer trustee or any
PAYMENTS TO YOU AND MAY LEAD TO         paying agent of interest on your Class A
AN EARLY REDEMPTION OF THE NOTES        notes, you will not be entitled to
                                        receive grossed-up amounts to compensate
                                        for such withholding tax. Thus, you will
                                        receive less interest than is scheduled
                                        to be paid on your Class A notes.

                                   o    In addition, upon the occurrence of such
                                        an event, the issuer trustee must, when
                                        so directed by noteholders representing
                                        75% of the outstanding principal amount
                                        of the notes, provided the issuer
                                        trustee will be in a position to
                                        discharge all of its liabilities in
                                        respect of the notes, on the next
                                        payment date redeem in whole, but not in
                                        part, the aggregate outstanding
                                        principal amount plus accrued interest
                                        on the notes. If the option to redeem
                                        the notes affected by a withholding tax
                                        is exercised, you may not be able to
                                        reinvest the redemption payments at a
                                        comparable interest rate.

THE FEATURES OF THE HOUSING        o    The features of the housing loans,
LOANS MAY CHANGE, WHICH                 including their interest rates, may be
COULD AFFECT THE TIMING AND             changed by the servicer, either on its
AMOUNT OF PAYMENTS TO YOU               own initiative or at a borrower's
                                        request. Some of these changes may
                                        include the addition of newly developed
                                        features which are not described in this
                                        prospectus. As a result of these changes
                                        and each borrower's payments of
                                        principal, the concentration of housing
                                        loans with specific characteristics is
                                        likely to change over time, which may
                                        affect the timing and amount of payments
                                        you receive.

                                   o    If the servicer changes the features of
                                        the housing loans, borrowers may elect
                                        to refinance their loan with another
                                        lender to obtain more favorable

                                       21

                                        features. The refinancing of housing
                                        loans could cause you to experience
                                        higher rates of principal prepayment
                                        than you expected, which could affect
                                        the yield on your Class A notes.

THERE ARE LIMITS ON THE            o    If the interest collections during a
AMOUNT OF AVAILABLE LIQUIDITY           collection period and liquid authorized
TO ENSURE PAYMENTS OF                   investments are insufficient to cover
INTEREST TO YOU                         fees, expenses and the interest payments
                                        due with respect to the notes on the
                                        next payment date, principal collections
                                        collected during the collection period
                                        may be used to cover these amounts. In
                                        the event that there is not enough money
                                        available from principal collections,
                                        you may not receive a full payment of
                                        interest on the relevant payment date,
                                        which will reduce the yield on your
                                        Class A notes.

THE USE OF LIQUID AUTHORIZED       o    If liquid authorized investments or
INVESTMENTS OR PRINCIPAL                principal collections are drawn upon to
COLLECTIONS TO COVER LIQUIDITY          cover shortfalls in interest, and there
SHORTFALLS MAY LEAD TO PRINCIPAL        is insufficient excess income in
LOSSES                                  succeeding collection periods to repay
                                        those liquid authorized investments or
                                        principal collections, you may not
                                        receive full repayment of principal on
                                        your Class A notes.

A DECLINE IN AUSTRALIAN            o    The Australian economy has been
ECONOMIC CONDITIONS MAY                 experiencing a prolonged period of
LEAD TO LOSSES OR DELAYS IN             expansion with relatively low and stable
PAYMENTS ON YOUR CLASS A NOTES          interest rates and steadily increasing
                                        property values. Since November 2003,
                                        there have been three 25 basis point
                                        increases in interest rates in
                                        Australia, the most recent of which
                                        occurred in March 2005. However, no
                                        assurances can be made with respect to
                                        any future interest rate increases or
                                        decreases or the timing of any movement
                                        in interest rates. If the Australian
                                        economy were to experience a downturn,
                                        an increase in interest rates, an
                                        increase in unemployment, a fall in
                                        property values or any combination of
                                        these factors, delinquencies or losses
                                        on the housing loans may increase, which
                                        may cause losses or delays in payments
                                        on your Class A notes.

CONSUMER PROTECTION LAWS           o    Some of the housing loans are regulated
MAY AFFECT THE TIMING OR                by the Consumer Credit Legislation.
AMOUNT OF INTEREST OR                   Under that legislation, a borrower may
PRINCIPAL PAYMENTS TO YOU               have a right to apply to a court to:

                                        o    vary the terms of their housing
                                             loan on the grounds of hardship or
                                             that it is an unjust contract;

                                        o    reduce or cancel any interest rate
                                             payable on the housing loan which
                                             is unconscionable;

                                        o    have certain provisions of the
                                             housing loan or

                                       22

                                             relevant mortgage which are in
                                             breach of the legislation declared
                                             unenforceable;

                                        o    obtain an order for a civil
                                             penalty; or

                                        o    obtain restitution or compensation,
                                             in relation to any breaches of the
                                             Consumer Credit Legislation in
                                             relation to the housing loan or
                                             relevant mortgage.

                                   o    Any such order may affect the timing or
                                        amount of interest or principal
                                        repayments under the relevant housing
                                        loan, which may in turn affect the
                                        timing or amount of interest or
                                        principal payments to you under the
                                        notes.

                                   o    In addition, a mortgagee's ability to
                                        enforce a mortgage which is subject to
                                        the Consumer Credit Legislation is
                                        limited by various demand and notice
                                        procedures which are required to be
                                        followed. For example, as a general rule
                                        enforcement cannot occur unless the
                                        relevant default is not remedied within
                                        30 days after a default notice is given.
                                        Borrowers may also be entitled to
                                        initiate negotiations with the mortgagee
                                        for a postponement of enforcement
                                        proceedings. Any order under the
                                        Consumer Credit Legislation may affect
                                        the timing or amount of interest or
                                        principal payments or repayments under
                                        the relevant housing loan, which may in
                                        turn affect the timing or amount of
                                        interest or principal payments or
                                        repayments to you under the notes.

THE CONCENTRATION OF               o    The trust contains a high concentration
HOUSING LOANS IN SPECIFIC               of housing loans secured by properties
GEOGRAPHIC AREAS MAY INCREASE           located within New South Wales, Victoria
THE POSSIBILITY OF LOSS ON              and Queensland. Any deterioration in the
YOUR CLASS A NOTES                      real estate values or he economy of
                                        either of those States could result in
                                        higher rates of delinquencies,
                                        foreclosures and loss than expected on
                                        the housing loans. In addition, either
                                        of these States may experience natural
                                        disasters, which may not be fully
                                        insured against and which may result in
                                        property damage and losses on the
                                        housing loans. These events may in turn
                                        have a disproportionate impact on funds
                                        available to the trust, which could
                                        cause you to suffer losses.

                                       23

YOU WILL NOT RECEIVE PHYSICAL      o    Your ownership of the Class A notes will
NOTES REPRESENTING YOUR CLASS A         be registered electronically through
NOTES, WHICH CAN CAUSE DELAYS           DTC, Euroclear and/or Clearstream,
IN RECEIVING DISTRIBUTIONS AND          Luxembourg. The lack of physical
HAMPER YOUR ABILITY TO PLEDGE           certificates could:
OR RESELL YOUR CLASS A NOTES
                                        o    cause you to experience delays in
                                             receiving payments on the Class A
                                             notes because the principal paying
                                             agent will be sending distributions
                                             on the notes to DTC instead of
                                             directly to you;

                                        o    limit or prevent you from using
                                             your Class A notes as collateral;
                                             and

                                        o    hinder your ability to resell the
                                             notes or reduce the price that you
                                             receive for them.

SINCE THE TRUST MANAGER, THE       o    Each of Interstar Securitisation
ISSUER TRUSTEE AND THE                  Management Pty Limited, Perpetual
SERVICER ARE AUSTRALIAN                 Trustees Victoria Limited and Interstar
ENTITIES, THERE REMAINS                 Wholesale Finance Pty Limited is an
UNCERTAINTY AS TO THE                   Australian company and has agreed to
ENFORCEABILITY OF JUDGMENTS             submit to the jurisdiction of the New
OBTAINED BY CLASS A NOTEHOLDERS         York State and United States federal
IN U.S. COURT BY AUSTRALIAN             courts for purposes of any suit, action
COURTS                                  or proceeding arising out of the
                                        offering of the Class A notes.
                                        Generally, a final and conclusive
                                        judgment obtained by noteholders in U.S.
                                        courts would be recognized and
                                        enforceable against the trust manager,
                                        the issuer trustee or the servicer, as
                                        the case may be, in the relevant
                                        Australian court without reexamination
                                        of the merits of the case. However,
                                        because of the foreign location of the
                                        trust manager, the issuer trustee and
                                        the servicer and their directors,
                                        officers and employees and their
                                        respective assets, it may be difficult
                                        to effect service of process over these
                                        persons or to enforce against them
                                        judgments obtained in United States
                                        courts based upon the civil liability
                                        provisions of the U.S. federal
                                        securities laws. See "Enforcement of
                                        Foreign Judgments in Australia".

AN ISSUANCE OF REDRAW NOTES        o    The issuer trustee may issue Redraw
MAY AFFECT THE TIMING AND               notes to fund redraws of previously
AMOUNT OF PAYMENTS MADE                 prepaid principal under the housing
ON YOUR CLASS A NOTES                   loans if principal collections on the
                                        housing loans are not sufficient. See
                                        "Interstar Residential Loan Program --
                                        Special Features of the Housing Loans --
                                        Redraws". The Redraw notes will be
                                        senior to the Class A notes, the Class
                                        AB notes and the Class B notes with
                                        respect to payments of principal and
                                        rank equally with the Class A notes with
                                        respect to payments of interest before
                                        the enforcement of the charge pursuant
                                        to the security trust deed and rank
                                        equally with the Class A notes in all
                                        respects thereafter. The Redraw notes
                                        will be

                                       24

                                        senior to the Class AB notes and to the
                                        Class B notes with respect to payments
                                        of interest both before and after the
                                        enforcement of the charge pursuant to
                                        the security trust deed. If the proceeds
                                        of enforcement of the charge pursuant to
                                        the security trust deed are not
                                        sufficient to pay all obligations of the
                                        issuer trustee under the terms and
                                        conditions of the notes, the risk to you
                                        of a loss on your investment in any
                                        Class A notes, Class AB notes or Class B
                                        notes is greater if any Redraw notes are
                                        outstanding at that time.

PREPAYMENTS COULD RESULT           o    If there is any principal amount
FROM PREFUNDING                         remaining in the prefunding account
                                        following the acquisition of additional
                                        housing loans by the trust during the
                                        period from the closing date up to but
                                        excluding the first payment date, that
                                        amount will be applied in repayment of
                                        principal to the noteholders in the
                                        priority described in "Description of
                                        the Class A Notes -- Principal
                                        Distributions". Any prepayment will
                                        shorten the average weighted life of the
                                        notes so prepaid. The greater the
                                        prepayment, the shorter the weighted
                                        average life of the affected notes which
                                        may in turn affect the yield on your
                                        Class A notes.

THE SERVICER'S RESPONSIBILITY      o    The servicer is obligated under the
TO MANAGE THE INTEREST RATE             transaction documents to set the
EXPOSURE MAY AFFECT THE RATE            interest rates on the housing loans at a
OF REPAYMENTS AND THE YIELD             rate to ensure that at all times the
ON YOUR INVESTMENT                      issuer trustee has sufficient cash
                                        available to pay all interest payable on
                                        the notes and otherwise comply with its
                                        duties and obligations under the
                                        transaction documents. If the servicer
                                        increases the interest rates on the
                                        housing loans, borrowers may be unable
                                        to make their required payments under
                                        the housing loans. In addition, if the
                                        interest rates are increased above
                                        market rates, borrowers may refinance
                                        their housing loans with other lenders
                                        to obtain lower rates. This could cause
                                        higher rates of principal prepayment and
                                        delinquent payments by borrowers than
                                        you expected and affect the yield on
                                        your Class A notes.

TERMINATION PAYMENTS               o    Upon termination of a swap, a
RELATING TO THE CURRENCY                termination payment will be due either
SWAP OR A FIXED-FLOATING RATE           from the issuer trustee to the swap
SWAP ARE SUBJECT TO CREDIT              provider or vice versa. If the swap
RISKS                                   provider is required to make a
                                        termination payment to the issuer
                                        trustee upon the termination of a swap,
                                        then the trust will be exposed to credit
                                        risk in relation to the capacity of that
                                        swap provider to make that termination
                                        payment.

                                       25

CURRENCY SWAP TERMINATION PAYMENT  o    If the currency swap terminates before
TO THE CURRENCY SWAP PROVIDER           its scheduled termination date, a
MAY REDUCE PAYMENTS ON YOUR             termination payment by either the issuer
CLASS A NOTES                           trustee or the currency swap provider
                                        will be payable based on the mid-market
                                        cost of a replacement currency swap. Any
                                        termination payment could, if the
                                        Australian Dollar/United States dollar
                                        exchange rate has changed significantly,
                                        be substantial. Any termination payment
                                        owing by the issuer trustee to the
                                        currency swap provider will be payable
                                        out of assets of the trust. If the
                                        currency swap terminates early under
                                        circumstances where the currency swap
                                        provider is the defaulting party, any
                                        payment due by the issuer trustee under
                                        the currency swap will have a lower
                                        priority than payments of interest on
                                        the notes. If the currency swap
                                        terminates early under any other
                                        circumstances, any payment due by the
                                        issuer trustee under the currency swap
                                        will have an equal priority with
                                        interest payments on the Redraw notes
                                        and the Class A notes.

THIS PROSPECTUS PROVIDES           o    This prospectus describes only the
INFORMATION REGARDING ONLY A            characteristics of the housing loan pool
PORTION OF THE HOUSING LOAN POOL,       as of March 10, 2005. While they must
AND ADDITIONAL HOUSING LOANS            satisfy the criteria specified in this
ADDED TO THE HOUSING LOAN               prospectus, the housing loans acquired
POOL COULD HAVE DIFFERENT               on the closing date, and any additional
CHARACTERISTICS                         housing loans transferred to the trust
                                        during the prefunding period, may not
                                        have the characteristics or statistical
                                        composition of the housing loan pool
                                        described in this prospectus. For
                                        example, such housing loans may be of a
                                        different credit quality or seasoning.
                                        The trust manager does not expect the
                                        characteristics or statistical
                                        composition of the housing loan pool
                                        acquired on the closing date or the
                                        additional housing loans acquired after
                                        the closing date to differ materially
                                        from the characteristics of the housing
                                        loan pool described in this prospectus.
                                        If you purchase a note, you must not
                                        assume that the characteristics of the
                                        housing loan pool, including the
                                        additional housing loans acquired after
                                        the closing date, will be identical to
                                        the characteristics of the housing loan
                                        pool disclosed in this prospectus.

                                       26

RATINGS OF THE CLASS A NOTES DO    o    A rating is not a recommendation to
NOT INSURE THEIR PAYMENT AND            purchase, hold or sell the Class A
WITHDRAWAL OF ANY RATINGS               notes, inasmuch as such a rating does
MAY AFFECT THE VALUE OF THE             not address the market price or the
CLASS A NOTES                           suitability for a particular investor of
                                        a security. The ratings of the Class A
                                        notes address the likelihood of the
                                        payment of principal and interest on the
                                        Class A notes pursuant to their terms.
                                        There is no assurance that a rating will
                                        remain for any given period of time or
                                        that a rating will not be lowered or
                                        withdrawn entirely by a rating agency,
                                        if in its judgment circumstances in the
                                        future so warrant. The ratings of the
                                        Class A notes will be based primarily on
                                        the creditworthiness of the housing
                                        loans, the mortgage insurance polices,
                                        the title insurance policies, the
                                        creditworthiness of the mortgage
                                        insurers and the title insurers, the
                                        availability of income after payment of
                                        the trust's expenses and interest on the
                                        notes, the creditworthiness of the swap
                                        providers and the subordination provided
                                        by the Class B notes and by the Class AB
                                        notes with respect to the Redraw notes
                                        and the Class A notes. Any downgrade of
                                        the ratings of the creditworthiness of
                                        the mortgage insurers or the title
                                        insurer may result in the downgrade of
                                        the ratings of the notes. Any downgrade
                                        of the ratings of the notes may affect
                                        the price at which purchasers will pay
                                        for your Class A notes.

FAILURE OF THE SERVICER TO         o    The servicer under the investment
PERFORM ITS OBLIGATIONS MAY             management agreement has been appointed
AFFECT THE TIMING OF PAYMENTS           as initial servicer of the housing
ON YOUR CLASS A NOTES                   loans. Following a servicer event of
                                        default under the investment management
                                        agreement, the issuer trustee must
                                        immediately terminate the investment
                                        management agreement. Under the backup
                                        servicer agreement, if Interstar
                                        Wholesale Finance Pty Limited is removed
                                        as servicer, KPMG Corporate Finance
                                        (Aust) Pty Limited has agreed to carry
                                        out the duties of the servicer. There is
                                        no guarantee that a replacement servicer
                                        will be found who would be willing to
                                        service the housing loans on the terms
                                        of the investment management agreement
                                        or that it will be able to service the
                                        housing loans with the same level of
                                        skill and competence as the initial
                                        servicer. A failure by the servicer to
                                        properly perform its servicing
                                        obligations may have an impact on the
                                        timing of funds received by the issuer
                                        trustee in respect of the housing loans.

                                   o    The servicer is responsible for the day
                                        to day verification and processing of
                                        checks and direct entry paperless
                                        facilities under the terms of the

                                       27

                                        NBFI Agreement. While providing these
                                        facilities to the borrowers of the
                                        housing loans, the servicer may process
                                        and authorize the issuer trustee to pay
                                        forged or fraudulently drawn checks,
                                        fail to comply with stop payment notices
                                        made by the borrowers or breach other
                                        covenants, representations and
                                        warranties or other provisions of the
                                        NBFI Agreement which may affect the
                                        timing of payments on your Class A
                                        notes. See "Description of the Class A
                                        Notes-- The Check Account and Direct
                                        Paperless Entry Facilities Agreement".

CERTAIN HOUSING LOANS MAY          o    The servicer will make certain
NOT HAVE THE CHARACTERISTICS            representations and warranties to the
AS SET OUT IN THE                       issuer trustee, to each noteholder and
REPRESENTATIONS AND                     to the security trustee in relation to
WARRANTIES MADE BY THE                  the housing loans to be assigned to the
SERVICER                                issuer trustee, as at the cut-off date
                                        and the purchase date for those housing
                                        loans. The issuer trustee has not
                                        investigated or made any enquiries
                                        regarding the accuracy of the
                                        representations and warranties.

                                   o    No independent investigation of whether
                                        each and every housing loan offered for
                                        sale at the closing date or any other
                                        date complies with the eligibility
                                        requirements set forth in "Description
                                        of the Assets of the Trust --
                                        Representations, Warranties and
                                        Eligibility Criteria" has been
                                        conducted.

ASSETS OF THE TRUST WILL NOT BE    o    The trust manager, not the issuer
AVAILABLE TO COVER ANY LOSSES           trustee, takes responsibility for this
SUFFERED BY YOU FOR ANY                 prospectus. As a result, in the event
MISLEADING STATEMENT OR                 that a person suffers loss due to any
OMISSION OF A MATERIAL MATTER           information contained in this prospectus
IN THIS PROSPECTUS                      that is inaccurate or misleading, or
                                        omitting a material matter or thing,
                                        that person will not have recourse to
                                        the assets of the trust.

YOU MAY EXPERIENCE LOSSES          o    The verification requirements for the
ON YOUR CLASS A NOTES DUE TO            LoDoc Low Documentation Loans and the
REDUCED VERIFICATION REQUIREMENTS       EasyDoc Low Documentation Loans, both
FOR LOW DOCUMENTATION LOANS             known as the Low Documentation Loans,
                                        are less exhaustive than the
                                        verification requirements for housing
                                        loans originated through Interstar
                                        Wholesale Finance Pty Limited's standard
                                        approval and underwriting process. With
                                        respect to housing loans originated
                                        under Interstar Wholesale Finance Pty
                                        Limited's standard approval and
                                        underwriting process, verification of
                                        the borrower's income is obtained
                                        through tax returns, employer
                                        confirmation letters, credit checks and
                                        a full and detailed current assets and
                                        liabilities statement. However, the only
                                        income verification made in relation to
                                        a LoDoc Low Documentation Loan is to
                                        confirm that the borrower's asset and
                                        liability statement supports the

                                       28

                                        income disclosed by the borrower in his
                                        or her loan application. There is no
                                        income verification made in relation to
                                        an EasyDoc Low Documentation Loan. The
                                        reduced verification procedure for a Low
                                        Documentation Loan will make it more
                                        difficult to assess the credit quality
                                        of a borrower and, in particular, the
                                        ability of that borrower to make timely
                                        payments of principal and interest under
                                        a Low Documentation Loan. If a borrower
                                        fails to make such payments or fails to
                                        make such payments on a timely basis,
                                        the issuer trustee may not have enough
                                        funds to make full payments of interest
                                        and principal due on your Class A notes.

RECENTLY PROPOSED CHANGES          o    On February 14, 2005, the Australian
TO REGULATORY REQUIREMENTS              Prudential Regulatory Authority ("APRA")
MAY AFFECT THE FINANCIAL                outlined changes to its proposed reforms
PERFORMANCE OF LENDERS                  to the capital and reporting framework
MORTGAGE INSURERS                       for lenders mortgage insurers. The
                                        proposed reforms aim to strengthen the
                                        capital framework for lenders mortgage
                                        insurers and increase risk-sensitivity,
                                        while reducing inconsistencies in
                                        prudential requirements. Subject to
                                        consultations, APRA intends for the
                                        proposed reforms to be implemented on
                                        October 1, 2005 and will apply to all
                                        lenders mortgage insurers. APRA has
                                        stated that it will consider
                                        transitional arrangements, where
                                        appropriate, at its discretion. If any
                                        of these entities encounter financial
                                        difficulties which impede or prohibit
                                        the performance of their obligations as
                                        provided herein, the issuer trustee may
                                        not have sufficient funds to timely pay
                                        principal and interest on the notes.

EU DIRECTIVE ON THE TAXATION       o    On June 3, 2003, the European Council of
OF SAVINGS INCOME MAY                   Economics and Finance Ministers adopted
AFFECT PAYMENTS ON THE CLASS A          a Directive regarding the taxation of
NOTES                                   savings income. Subject to a number of
                                        important conditions being met, it is
                                        proposed that Member States will be
                                        required from July 1, 2005 to provide to
                                        the tax authorities of other Member
                                        States details of payments of interest
                                        and other similar income paid by a
                                        person resident within the EU to an
                                        individual resident in another Member
                                        State, except that Austria, Belgium and
                                        Luxembourg will instead impose a
                                        withholding system for a transitional
                                        period unless during such period they
                                        elect to do otherwise.

                                       29

                                CAPITALIZED TERMS

         The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page
154. In this prospectus, the Class A notes will also be referred to as the US$
notes.

                            U.S. DOLLAR PRESENTATION

         In this prospectus, references to "U.S. dollars", "United States dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated
in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$[*] = A$1.0000, the exchange rate as displayed on the Bloomberg Service under AUD currency HP on [*] [*], 2005. Use of such rate is not a representation that Australian dollar amounts actually represent such
U.S. dollar amounts or could be converted into U.S. dollars at that rate.

                                       30

             THE ISSUER TRUSTEE, THE TRUST MANAGER AND THE SERVICER

THE ISSUER TRUSTEE

         The issuer trustee was incorporated on October 21, 1884 as The
Australian Executors and Trustees Association Limited under the Companies
Statute 1864 of Victoria as a public company. The name was changed to Perpetual
Trustees Victoria Limited on June 30, 1989 and it now operates as a limited liability company under the Corporations Act 2001 of Australia. The Australian
Business Number of Perpetual Trustees Victoria Limited is 47 004 027 258 and its
registered office is Level 28, 360 Collins Street, Melbourne, Victoria, 3000
Australia.

         Perpetual Trustees Victoria Limited has 4,500,000 shares on issue with a paid amount of A$0.50 each and an amount due and payable of A$0.50 each. The shares are held by Perpetual Trustees Australia Limited, which is a publicly listed company on the Australian Stock Exchange.

         The principal activities of Perpetual Trustees Victoria Limited are the provision of trustee and other commercial services. Perpetual Trustees Victoria
Limited is an authorized trustee corporation. Perpetual Trustee Company Limited, a related body corporate of the issuer trustee has obtained an Australian
Financial Services License under Part 7.6 of the Corporations Act 2001 of
Australia (Australian Financial Services License No. 236643). Perpetual Trustee
Company Limited has appointed Perpetual Trustees Victoria Limited to act as its authorized representative under that license (Authorized Representative No.
264781).

         Perpetual Trustees Victoria Limited and its related companies provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets.
Perpetual Trustees Victoria Limited and its related companies are leading trustee companies in Australia with in excess of A$100 billion under administration.

DIRECTORS

         The directors of the issuer trustee are as follows:

NAME                        BUSINESS ADDRESS                       PRINCIPAL ACTIVITIES
----                        ----------------                       --------------------

Phillip Vernon              Level 8, 9 Castlereagh Street,         Director
                            Sydney, NSW, Australia
Patrick John Nesbitt        Level 6, 39 Hunter Street, Sydney,     Director
                            NSW, Australia
Jane Couchman               Level 7, 39 Hunter Street Sydney,      Director
                            NSW, Australia

THE TRUST MANAGER

         Interstar Securitisation Management Pty Limited was incorporated on
April 26, 2002, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia. The registered office of
Interstar Securitisation Management Pty Limited is Level 10, 101 Collins Street,
Melbourne, Victoria, 3000 Australia and the telephone and facsimile numbers for its registered office are (613) 8616-1600 and (613) 8616-1688, respectively.

                                       31

         Interstar Securitisation Management Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Challenger
Financial Services Group Limited.

DIRECTORS

         The directors of Interstar Securitisation Management Pty Limited are
Sam Kyriacou, Brian Benari, Andrew Hall and Andrew Twyford.

         o    SAM KYRIACOU has been a Director and the Chief Financial Officer of Interstar Wholesale Finance Pty Limited since its inception, and was appointed Managing Director and Chief Executive Officer on
              July 1, 1999. He holds a Bachelor of Commerce degree from
              Melbourne University and is an Associate of the Institute of
              Chartered Accountants in Australia. He is responsible for all aspects of the operations of Interstar Wholesale Finance Pty
              Limited, including wholesale mortgage loan origination, loan product development, wholesale funding programs and the strategic direction of the Interstar Wholesale Finance Group.

         o    BRIAN BENARI is the Chief Executive of Challenger Wholesale
              Finance and is responsible for the Group's Prime, Non Conforming and Commercial lending businesses. He is a Chartered Accountant, having trained with Andersens and subsequently working in
              investment banking for JP Morgan, Bankers Trust, Macquarie Bank and Zurich Capital Markets. He has over 12 years experience in investment banking, across a range of retail and institutional vanilla and structured products in markets including equities, debt, foreign exchange, commodity and alternative assets.

         o    ANDREW HALL is the Chief Financial Officer Challenger Wholesale
              Finance. He was Senior Vice President at Zurich Capital Markets
              (ZCM) working in Structured Finance and Taxation and Joined
              Challenger in late 2003 as part of the acquisition of ZCM's
              Principal Finance business and Interstar. Mr. Hall has worked in the finance industry since 1995, working at Bankers Trust and then
              Macquarie Bank as Division Director in Financial Operations before joining Zurich Capital Markets in 2001. Mr. Hall started his career as a chartered accountant at PriceWaterhouse in 1988.

         o    ANDREW TWYFORD has been Chief Financial Officer of Interstar
              Wholesale Finance Pty Limited since 2000. He holds a Bachelor of
              Business degree and is an Associate of the Institute of Chartered
              Accountants in Australia. He is responsible for the finance, treasury and trust servicing functions of Interstar Wholesale
              Finance Pty Limited.

THE SERVICER

         Interstar Wholesale Finance Pty Limited was incorporated on April 29,
1999, and continues to exist and operate as a limited liability company under the Corporations Act 2001 of Australia. The registered office of Interstar
Wholesale Finance Pty Limited is at Level 41, 88 Phillip Street, Sydney, New
South Wales, 2000 Australia and the head office is located at Level 10, 101
Collins Street, Melbourne, Victoria, 3000 Australia and the telephone and facsimile numbers for its registered office are (613) 8616-1600 and (613)
8616-1688 respectively.

                                       32

         Interstar Wholesale Finance Pty Limited has 1 share on issue with a paid amount of A$1.00. The share is ultimately held by Challenger Financial
Services Group Limited.

         Interstar Wholesale Finance Pty Limited was incorporated as a result of the corporate reconstruction of Interstar Securities Pty Limited (ABN 32 054 485
380), incorporated in 1992, and its parent, Stargate Corporation Pty Limited
(ACN 004 851 110), incorporated in 1970, which took place during 1999.

         Interstar Wholesale Finance Pty Limited is an investment management firm which specializes in the structuring and ongoing management of residential mortgage loan portfolios and mortgage-backed securities.

         The operations of Interstar Wholesale Finance Pty Limited are directed by an experienced senior management team, comprising full-time directors and divisional heads of loan origination, loan processing and compliance, customer service, investment and credit management and information technology. This team is supported by 170 administrative, marketing, and technical staff.

         Since December 1989 and prior to this issue, Interstar Securities Pty
Limited and Interstar Wholesale Finance Pty Limited have issued approximately
A$20 billion of rated mortgage-backed securities.

         As of February 28, 2005, Interstar Wholesale Finance Pty Limited
managed a housing loan portfolio of approximately A$15.1 billion.

         The trust manager is a wholly owned direct subsidiary of the servicer.
The servicer is a wholly owned direct subsidiary of Interstar Wholesale Finance
Holdings Pty Limited (Interstar Holdings). All shares in Interstar Holdings are ultimately owned by Challenger Financial Services Group Limited.

DIRECTORS

         The directors of Interstar Wholesale Finance Pty Limited are Sam
Kyriacou, Brian Benari, Basil Caridakis, Andrew Mobilia, Bruce Baker and Tim
Foster.

         o    BASIL CARIDAKIS has been a Director of Interstar Wholesale Finance
              Pty Limited since its inception and is responsible for retail loan origination and marketing. He has been involved with mortgage lending and financial services for the past 27 years and is an
              Associate of the Mortgage Industry Association of Australia. He
              has been responsible for marketing and origination of mortgage loan products, liaison with loan originators and retailers and direct contact with borrowers for Interstar Group Companies since
              1992.

         o    ANDREW MOBILIA has been a Director of Interstar Wholesale Finance
              Pty Limited since its inception and is responsible for lending and loan administration. He has been involved with all aspects of secured lending, administration and credit control for the past 27 years and is an Associate of the Mortgage Industry Association of
              Australia. He has been responsible for all aspects of managed asset compliance, loan review and underwriting and arrears management for Interstar Securities Pty Limited since 1992 and for
              Group Companies since 1992.

                                       33

         o    BRUCE BAKER has been a Director of Interstar Wholesale Finance Pty
              Limited since January 2001 and is responsible for all business development activities. He has been involved with lending and mortgage insurance for the past 23 years and is an Associate of the Mortgage Industry Association of Australia. He has been
              National Underwriting and Business Development manager of The
              Interstar Group since 1994.

         o    TIM FOSTER is the Chief Financial Officer of the Challenger
              Financial Services Group. He joined challenger in May 2003 in this role. Mr. Foster was previously Chief Financial Officer at
              Colonial First State, the Australian Funds Management arm of the
              Commonwealth Bank. He joined the Colonial group in January 1995 and held a number of senior positions before being appointed Chief
              Financial Officer of Colonial First State in August 2000. Prior to
              joining the Colonial Group, Mr. Foster worked for Coopers &
              Lybrand in the UK.

         For biographical information regarding Sam Kyriacou and Brian Benari, please refer to the section on directors of Interstar Securitisation Management
Pty Limited above.

         Interstar Wholesale Finance Pty Limited is currently ranked as a
"Strong" residential loan servicer in Australia by S&P, and has been approved by
S&P as a "Global Select Servicer" for structured finance transactions.

THE SELLER

INTERSTAR WHOLESALE FINANCE PTY LIMITED

         Interstar Wholesale Finance Pty Limited (formerly, Interstar Securities
(Australia) Pty Limited) is the residual income unitholder of the Interstar
Millennium Warehouse A Trust, the Interstar Millennium Warehouse B Trust, the
Interstar Millennium Warehouse J Trust, the Interstar Millennium Warehouse M
Trust, the Interstar Millennium Warehouse N Trust, the Interstar Millennium
Warehouse R Trust and the Interstar Millennium Warehouse S Trust, each of which is a trust within the Interstar Millennium Trusts securitisation program.
Perpetual Trustees Victoria Limited is the trustee of each of these trusts. In each of these capacities, Perpetual Trustees Victoria Limited borrows money from
Abel Tasman Holdings Pty Limited, Macquarie Bank Limited, National Australia
Bank Limited, Barclays Bank PLC, JPMorgan Chase Bank, N.A. or The Royal Bank of
Scotland plc, Australia Branch, as the case may be, to enable it to fund the acquisition of housing loans.

THE BACKUP SERVICER

KPMG CORPORATE FINANCE (AUST) PTY LIMITED

         KPMG Corporate Finance (Aust) Pty Limited is part of a global network of professional advisory firms that have offices in 750 cities in 152 countries.
Its services include assurance, financial advisory services, tax and legal. KPMG
Corporate Finance (Aust) Pty Limited is contracted to be the backup servicer for
Interstar Wholesale Finance Pty Limited.

                                       34

                            DESCRIPTION OF THE TRUST

INTERSTAR MILLENNIUM TRUSTS SECURITIZATION PROGRAM

         The Interstar Millennium Trusts securitization program was established pursuant to a master trust deed for the purpose of enabling Perpetual Trustees
Victoria Limited, as trustee of each trust established pursuant to the Interstar
Millennium Trusts securitization program, to invest in pools of housing loans originated from time to time by the servicer. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time.
It does not actually establish any trusts. The Interstar Millennium Series
2005-1G Trust is a separate and distinct trust from any other trust established under the master trust deed. The assets of the Interstar Millennium Series
2005-1G Trust are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the
Interstar Millennium Series 2005-1G Trust.

INTERSTAR MILLENNIUM SERIES 2005-1G TRUST

         The detailed terms of the Interstar Millennium Series 2005-1G Trust will be as set out in the master trust deed and the series notice. To establish the trust, Interstar Wholesale Finance Pty Limited, the trust manager and the issuer trustee executed a notice of creation of trust on [*] [*] 2005.

         The series notice, which supplements the general framework under the master trust deed with respect to the trust, does, among other things, the following:

         o    specifies the details of the notes;

         o    establishes the cash flow allocation;

         o    sets out the various representations and undertakings of the parties specific to the housing loans, which supplement those in the master trust deed; and

         o    amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.

                                       35

                     DESCRIPTION OF THE ASSETS OF THE TRUST

ASSETS OF THE TRUST

         The assets of the trust will include the following:

         o    the pool of housing loans, including all of the issuer trustee's interest in and title to:

              o    principal payments paid or payable on the housing loans at any time from and after the applicable cut-off date; and

              o    interest payments paid or payable on the housing loans after the closing date;

         o    rights under the:

              o    mortgage insurance policies issued by, or transferred to, PMI
                   Indemnity Limited, GE Capital Mortgage Insurance Corporation
                   (Australia) Pty Ltd, PMI Mortgage Insurance Ltd and GE
                   Mortgage Insurance Pty Ltd (formerly, Housing Loans Insurance
                   Corporation Pty Ltd);

              o    the title insurance policies; and

              o    the individual property insurance policies covering the
                   mortgaged properties relating to the housing loans;

         o    amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

         o    the issuer trustee's rights under the transaction documents, and its rights under any fixed-floating rate swap and the currency swap.

THE HOUSING LOANS

         The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans have been originated in the name of Perpetual Trustees Victoria Limited directly by Interstar Wholesale
Finance Pty Limited through an Australia-wide network of mortgage brokers, accounting firms, legal firms, financial and investment advisors and other sources referred to Interstar Wholesale Finance Pty Limited in the ordinary course of its business under the Interstar Millennium Trusts securitisation program. On the closing date, Perpetual Trustees Victoria Limited will cease to hold the pool of housing loans for the various warehouse trusts and will instead hold them for the trust. Each housing loan was funded by Perpetual Trustees
Victoria Limited in its capacity as trustee of a warehouse trust of which the seller is the beneficiary, and so Perpetual Trustees Victoria Limited is the
legal owner of all relevant housing loans. Each housing loan will be one of the types of products described in "Interstar Residential Loan Program -- General
Features of the Housing Loans". The housing loans bear either a fixed rate of interest or a variable rate of interest, or a combination of both. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property. The mortgaged properties consist of owner-occupied properties and non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

                                       36

ACQUISITION OF HOUSING LOANS AFTER THE CLOSING DATE

THE PRE-FUNDING PERIOD

         If on the closing date the total aggregate purchase price for the housing loans is less than the amount received in Australian dollars by the issuer trustee from the proceeds of the issue of the notes, the issuer trustee will retain the difference between the two amounts, to the extent it is not invested in Liquid Authorized Investments, in an account in the name of the
Trust. Before amounts on deposit in the PREFUNDING ACCOUNT are invested in acquiring or originating additional housing loans as described below they will be invested in Liquid Authorized Investments. The balance of the Prefunding
Account must not at any time exceed 25% of the sum of the Class A A$ Equivalent of US$[1,000,000,000], A$[*] (being the initial outstanding Principal Amount of the Class AB notes), and A$ [*] (being the initial outstanding Principal Amount of the Class B notes) or 25% of the sum of the Class A notes A$ Equivalent of the initial outstanding Principal Amount of the Class A notes, the initial outstanding Principal Amount of the Class AB notes and the initial outstanding
Principal Amount of the Class B notes. At any time during the period up to but excluding the first payment date after the closing date the issuer trustee will apply the money on deposit in the Prefunding Account to:

         o    acquire additional housing loans from the seller; or

         o    originate additional housing loans in the ordinary course of
              Interstar Wholesale Finance Pty Limited's business, provided that any additional housing loan acquired or originated must:

              o    comply with the eligibility criteria; and

              o    not result in a downgrade or withdrawal of the rating of any notes by any rating agency.

         On the first payment date after the closing date, the balance of the
Prefunding Account that has not been used to acquire or originate additional housing loans as described above will be applied as Mortgage Principal
Repayments as described in the section headed "Description of the US$ Notes --
Principal Distributions".

TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

         On the closing date, the housing loans purchased by the trust will be specified in the sale notice from the seller, in its capacity as seller of the housing loans, to the issuer trustee.

         The seller will equitably assign its beneficial interest in the housing loans, the mortgages securing those housing loans and the mortgage insurance policies, title insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. Both before and after the assignment, Perpetual Trustees Victoria
Limited will hold legal title to the housing loans and the ancillary rights specified in the sale notice. Before the assignment, Perpetual Trustees Victoria
Limited will hold each of the housing loans and ancillary rights in its capacity as trustee of a warehouse trust. After the assignment, it will hold the housing loans and ancillary rights in its capacity as trustee of the Interstar
Millennium Series 2005-1G Trust.

                                       37

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

         Interstar Wholesale Finance Pty Limited, as the servicer, will make various representations and warranties to the issuer trustee, each noteholder and the security trustee as of the closing date with respect to the housing loans being equitably assigned to the issuer trustee, including that:

         o    it has not done, or omitted to do, anything which would prevent each housing loan from being valid, binding and enforceable against the relevant borrower in all material respects except to the extent that it is affected by laws relating to creditors rights generally, or doctrines of equity;

         o    it has not done, or omitted to do, anything which would prevent the relevant borrower from being the sole legal owner of the mortgaged property and registered as the sole proprietor of the mortgaged property;

         o    each housing loan is the subject of a valid, binding and
              enforceable mortgage insurance policy from PMI Indemnity Limited,
              GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, PMI
              Mortgage Insurance Ltd, GE Mortgage Insurance Pty Ltd (formerly,
              Housing Loans Insurance Corporation Pty Ltd for its scheduled term;

         o    the officers of the servicer who have responsibility for the transactions contemplated by the transaction documents do not have actual notice that any mortgage insurer under any mortgage insurance policy or any title insurer under any title insurance policy in relation to a housing loan is insolvent or will be unable to pay a valid claim;

         o    there has been no fraud, dishonesty, material misrepresentation or negligence on the part of the servicer in connection with the selection and offer to the issuer trustee of any of the housing loans;

         o    as at the applicable cut-off date, none of the housing loans were satisfied, cancelled, discharged or rescinded and the mortgaged property relating to each housing loan had not been released from the relevant mortgage;

         o    the housing loans are assignable and all consents required in relation to the assignment of the housing loans and ancillary rights have been obtained;

         o    between the applicable cut-off date and the closing date the servicer dealt with the housing loans in the ordinary course of its business;

         o    as of the applicable cut-off date, each housing loan satisfies the following eligibility criteria:

              o    it is denominated and payable only in Australian dollars in
                   Australia;

              o    the interest rate applicable to the housing loan is either:

                   o    a variable rate based upon any determinant as may be
                        considered appropriate by the servicer in its absolute
                        discretion;

                                       38

                   o    a fixed rate, provided that:

                        o    the fixed rate does not apply for a continuous
                             period exceeding five years from:

                             o    the settlement date of the housing loan, where
                                  the housing loan bears a fixed rate of
                                  interest from the date it is settled; or

                             o    the date on which the housing loan starts to
                                  bear a fixed rate of interest, where that
                                  housing loan either:

                                  o    bears a floating rate of interest and is
                                       converting to a fixed rate of interest;
                                       or

                                  o    bears a fixed rate of interest which is
                                       scheduled to convert to a floating rate
                                       of interest but -- with the approval of
                                       the relevant mortgage insurer -- the
                                       borrower elects to pay a new fixed rate
                                       of interest; and

                        o    the fixed rate cash flows are swapped to a floating
                             rate pursuant to a fixed-floating rate swap and the
                             floating rate payable by the fixed-floating rate
                             swap provider is set on the same dates as the
                             interest rate is set on the notes; or

                   o    a combination of the variable rate and the fixed rate
                        described above;

         o    all security documents have been:

              o    prepared by law firms or title insurers appointed by and
                   acting for the seller and the servicer or, where housing
                   loans are originated in the name of the issuer trustee,
                   acting for the issuer trustee and the servicer; and

              o    prepared in accordance with applicable Consumer Credit
                   Legislation;

         o    with respect to housing loans acquired by the issuer trustee and included in the housing loan pool:

              o    at least 90% of the aggregate mortgaged property of all
                   housing loans held by the issuer trustee will be located in metropolitan areas of the capital cities and major regional centers of Australia; and

              o    not more than 25% of the aggregate amount outstanding under the housing loans will comprise individual housing loans each with an amount outstanding exceeding A$500,000 and secured by a mortgage over a single property;

         o    the seller is the beneficial owner of the housing loan and mortgage at the time of the equitable assignment;

         o    the issuer trustee will be the beneficial owner of the housing loan and mortgage after that assignment, free of any encumbrances;

                                       39

         o    the housing loan and mortgage are valid and enforceable;

         o    all applicable stamp duties have been paid on the mortgage securing the housing loan;

         o    the housing loan and mortgage securing the housing loan will form part of the assets of the trust;

         o    the whole of the right, title and interest of the mortgagee under the mortgage securing the housing loan will be acquired by the issuer trustee;

         o    the housing loan has been serviced and managed in accordance with the requirements of the servicer's policy and procedures manual;

         o    the mortgage insurance policy and any title insurance policy in relation to the housing loan and the mortgage securing the housing loan does not restrict the assignment to the issuer trustee;

         o    the housing loan is not in arrears over 30 days at the applicable cut-off date;

         o    the housing loan is subject to monthly, half-monthly, fortnightly or weekly payments which fully amortize the housing loan over its term;

         o    the loan agreement and the mortgage securing the housing loan comply in all material respects with all applicable laws,
              including any Consumer Credit Legislation;

         o    the loan agreement and the mortgage securing the housing loan are assignable by the seller in equity without prior consent being required from, or notice of the assignment needing to be given to, the mortgagor, the borrower or any other person;

         o    the loan agreement and the mortgage securing the housing loan have been duly authorized and are in full force and effect and
              constitute legal, valid and binding obligations of the relevant borrower and mortgagor enforceable against that borrower and mortgagor in accordance with their terms and are not subject to any dispute, offset or counterclaim;

         o    the housing loan is covered by a valid, binding and enforceable mortgage insurance policy;

         o    the housing loan has a borrower -- and where the servicer so requires, a guarantor -- that is a natural person or a
              corporation; o the housing loan was approved and originated by the servicer in the ordinary course of its business;

         o    the borrower is required to repay the housing loan by no later than one year prior to the maturity date of the housing loan;

                                       40

         o    the housing loan does not require, nor does the relevant loan agreement require, the issuer trustee to provide any redraws or other advances once the initial funding has been provided under the relevant loan agreement;

         o    the housing loan is secured by a mortgage that constitutes a first ranking mortgage over freehold land or Crown leasehold land in
              Australia which is or will be registered under the relevant law relating to the registration, priority or effectiveness of any mortgage over land in an Australian jurisdiction and satisfies the following criteria:

              o    in the case of a housing loan other than a LOW DOCUMENTATION
                   LOAN, the amount secured or to be secured by the mortgage
                   does not exceed A$1,500,000;

              o    in the case of a LoDoc Low Documentation Loan, the amount
                   secured or to be secured by the mortgage does not exceed
                   A$800,000;

              o    in the case of an EasyDoc Low Documentation Loan, the amount secured or to be secured by the mortgage does not exceed:

                   o    where the mortgaged property is property within the
                        metropolitan areas of Australia other than Tasmania, the
                        Northern Territory, South Australia, Western Australia
                        and the Australian Capital Territory -- A$800,000; or

                   o    where the mortgaged property is property within the
                        metropolitan areas of Tasmania, the Northern Territory,
                        South Australia, Western Australia and the Australian
                        Capital Territory or within the regional centers of
                        Australia -- A$500,000;

              o    in respect of a mortgage:

                   o    to secure a housing loan, other than a Low Documentation
                        Loan, for a principal amount:

                        o    not exceeding A$500,000 -- the loan-to-value ratio
                             in respect of that housing loan does not exceed
                             95%;

                        o    exceeding A$500,000 but not exceeding A$1,000,000
                             -- the mortgaged property must constitute property
                             within the metropolitan areas of Sydney, Melbourne,
                             Brisbane, Adelaide or Perth and the loan-to-value
                             ratio in respect of that housing loan does not
                             exceed 80%;

                        o    exceeding A$1,000,000 but not exceeding A$1,250,000
                             -- the mortgaged property must constitute property
                             within the metropolitan areas of Melbourne or
                             Sydney and the loan-to-value ratio in respect of
                             that housing loan does not exceed 75%; and

                        o    exceeding A$1,250,000 -- the mortgaged property
                             must constitute property within the metropolitan
                             areas of Melbourne or Sydney and the loan-to-value
                             ratio in respect of that housing loan does not
                             exceed 65%;

                                       41

              o    to secure a LoDoc Low Documentation Loan for a principal
                   amount of:

                   o    not exceeding A$800,000 -- the mortgaged property must
                        constitute property within the metropolitan areas or
                        regional centers of Sydney, Melbourne or Brisbane and
                        the loan-to-value ratio in respect of that housing loan
                        does not exceed 80%;

                   o    not exceeding A$600,000 -- the mortgaged property must
                        constitute property within the metropolitan areas or
                        regional centers of Tasmania, the Northern Territory,
                        South Australia, Western Australia and the Australian
                        Capital Territory and the loan-to-value ratio in respect
                        of that housing loan does not exceed 80%;

              o    to secure an EasyDoc Low Documentation Loan, the
                   loan-to-value ratio in respect of that housing loan does not exceed 65%;

         o    the housing loan is secured by a mortgage over a property which has erected on it a residential dwelling which dwelling is covered by fire and general insurance and the insurance policy in respect of such cover must be endorsed with the name of the issuer trustee as mortgagee; and

         o    the mortgaged property is valued by a valuer approved by the servicer.

         The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do
so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer involved in the administration of the trust has actual notice to the contrary. See "Interstar Residential Loan
Program -- Approval and Underwriting Process" for a description of Low
Documentation Loans, LoDoc Low Documentation Loans and EasyDoc Low Documentation
Loans.

BREACH OF REPRESENTATIONS AND WARRANTIES

         If the seller, the servicer or the issuer trustee becomes aware that a representation or warranty relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies within 10 business days of becoming aware. If the breach is not waived or remedied to the satisfaction of the issuer trustee within five business days of the notice or such longer time as the issuer trustee permits then, without any action being required by either party, the seller shall be obligated to repurchase the affected housing loan for an amount equal to its Unpaid Balance. There can be no assurance that the seller will have sufficient funds to repurchase such housing loans in such event.

         Upon payment of the Unpaid Balance, Perpetual Trustees Victoria Limited
will continue to hold a legal interest in the affected housing loan and mortgage and the seller shall hold the beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.

                                       42

OTHER FEATURES OF THE HOUSING LOANS

         The housing loans have the following features:

         o    interest is calculated daily and charged monthly in arrears;

         o    payments can be on a monthly, half-monthly, bi-weekly or weekly basis. All payments from borrowers are made by electronic funds transfer directly from each borrower's bank account to a trust drawings account at National Australia Bank Limited; and

         o    they are governed by the laws of the Commonwealth of Australia and one of the following Australian States or Territories:

              o    New South Wales;

              o    Victoria;

              o    Western Australia;

              o    Queensland;

              o    South Australia;

              o    Northern Territory; or

              o    the Australian Capital Territory.

DETAILS OF THE HOUSING LOAN POOL

         The information in the following tables set out statistical information relating to the housing loans to be sold to the trust as of the close of business on March 10, 2005. All amounts have been rounded to the nearest
Australian dollar. The sum in any column may not equal the total indicated due to rounding.

         Note that these details may not reflect the housing loan pool as of the closing date because the seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The seller may do this if, for example, the loans originally selected are repaid early.

         The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the first table on page 44, unless a revised prospectus is delivered to prospective investors.

                                       43

                            HOUSING LOAN INFORMATION

                        ANALYSIS OF THE HOUSING LOAN POOL

(All amounts expressed in Australian dollars)

Total pool size............................................................   $1,327,685,362
Total number of loans......................................................            7,243
Average loan size..........................................................         $183,306
Maximum loan size..........................................................       $1,375,267
Minimum loan size..........................................................            $0.00
Total property value (current).............................................   $2,005,076,639
Weighted Average current LVR...............................................           73.30%
Weighted Average original LVR..............................................           76.64%
Maximum current LVR........................................................           95.00%
% of pool with loans > 80% LVR.............................................           31.50%
Weighted Average Term to Maturity (months).................................           335.86
Weighted Average Seasoning (months)........................................             9.82
Weighted Average Borrower Rate.............................................            7.17%
Maximum Remaining Term to  Maturity (months)...............................              355
% of pool with loans > $300,000 (by number)................................           15.21%
% of pool with loans > $300,000 (by loan amount)...........................           33.03%
% of pool in arrears (by loan amount):
1-30 days..................................................................            1.38%
31-60 days.................................................................            0.00%
61+ days...................................................................            0.00%
   Total...................................................................            1.38%

                                            HOUSING LOANS BY OCCUPANCY

                                     NUMBER         % OF                          % OF
                                       OF        TOTAL NO.                       TOTAL $      AVERAGE       WGT AVG
                                     LOANS        OF LOANS    DOLLAR AMOUNT      AMOUNT       BALANCE        LVR %
                                     -----        --------    -------------      ------       -------        -----
Owner Occupied - House.......          4,342        59.95%     743,504,112        56.00%       171,235       71.21%
Owner Occupied - Unit........            521         7.19%      93,111,542         7.01%       178,717       75.60%
Investment - House...........          1,499        20.70%     302,356,631        22.77%       201,706       74.83%
Investment - Unit ...........            881        12.16%     188,713,077        14.21%       214,203       77.91%

Total........................          7,243       100.00%   1,327,685,362       100.00%       183,306       73.30%

                                       44

                                     HOUSING LOANS BY LVR (LOAN-TO-VALUE RATIO)

                                        NUMBER         % OF                          % OF
                                          OF         TOTAL NO.                     TOTAL $       AVERAGE       WGT AVG
                                         LOANS       OF LOANS     DOLLAR AMOUNT     AMOUNT       BALANCE        LVR %
                                         -----       --------     -------------     ------       -------        -----

< =20%..........................            269          3.71%      9,518,843         0.72%        35,386       14.60%
> 20% and = < 25%...............            100          1.38%      7,967,156         0.60%        79,672       22.63%
> 25% and = < 30%...............            154          2.13%     13,492,407         1.02%        87,613       27.68%
> 30% and = < 35%...............            191          2.64%     18,801,021         1.42%        98,435       32.92%
> 35% and = < 40%...............            217          3.00%     24,668,201         1.86%       113,678       37.71%
> 40% and = < 45%...............            225          3.11%     27,556,065         2.08%       122,471       42.38%
> 45% and = < 50%...............            292          4.03%     40,737,852         3.07%       139,513       47.50%
> 50% and = < 55%...............            358          4.94%     52,399,648         3.95%       146,368       52.48%
> 55% and = < 60%...............            356          4.92%     57,956,875         4.37%       162,800       57.52%
> 60% and = < 65%...............            681          9.40%    112,183,035         8.45%       164,733       63.23%
> 65% and = < 70%...............            395          5.45%     68,945,007         5.19%       174,544       67.64%
> 70% and = < 75%...............            569          7.86%    111,486,293         8.40%       195,934       72.83%
> 75% and = < 80%...............          1,691         23.35%    363,818,180        27.40%       215,150       78.91%
> 80% and = < 85%...............            267          3.69%     62,025,260         4.67%       232,304       83.21%
> 85% and = < 90%...............          1,064         14.69%    254,984,571        19.21%       239,647       89.05%
> 90% and = < 95%...............            414          5.72%    101,144,948         7.62%       244,311       93.27%
> 95% ..........................              0          0.00%              0         0.00%             0        0.00%

  Total.........................          7,243        100.00%  1,327,685,362       100.00%       183,306       73.30%

                                           HOUSING LOANS BY PRODUCT TYPES

                                        NUMBER         % OF                          % OF
                                          OF        TOTAL NO.                      TOTAL $       AVERAGE       WGT AVG
                                        LOANS        OF LOANS    DOLLAR AMOUNT      AMOUNT       BALANCE        LVR %
                                        -----        --------    -------------      ------       -------        -----

Variable - Principal & Interest          3,378        46.64%     616,254,094        46.42%       182,432       72.96%
Variable - Interest Only.....            3,349        46.24%     671,188,806        50.55%       200,415       74.02%
Variable - Line of Credit....              464         6.41%      30,824,136         2.32%        66,431       65.10%
Fixed........................               52         0.72%       9,418,326         0.71%       181,122       70.68%

   Total.....................            7,243       100.00%   1,327,685,362       100.00%       183,306       73.30%

                                       45

                                         HOUSING LOANS BY GEOGRAPHICAL DISTRIBUTION

                                        NUMBER         % OF                          % OF
                                          OF        TOTAL NO.                      TOTAL $       AVERAGE       WGT AVG
                                        LOANS        OF LOANS    DOLLAR AMOUNT      AMOUNT       BALANCE        LVR %
                                        -----        --------    -------------      ------       -------        -----

NSW (Metro)..................            1,956        27.01%     447,743,988        33.72%       228,908       71.30%
NSW (Regional)...............              384         5.30%      69,417,849         5.23%       180,776       72.58%
NSW (Country)................              204         2.82%      33,665,028         2.54%       165,025       71.42%
ACT (Metro)..................              125         1.73%      19,718,868         1.49%       157,751       71.28%
ACT (Regional)...............                0         0.00%               0         0.00%             0        0.00%
ACT (Country)................                0         0.00%               0         0.00%             0        0.00%
VIC(Metro)...................            1,547        21.36%     279,055,618        21.02%       180,385       75.40%
VIC (Regional)...............               52         0.72%       6,536,822         0.49%       125,708       69.47%
VIC (Country)................              227         3.13%      31,160,732         2.35%       137,272       74.13%
QLD (Metro)..................              665         9.18%     129,079,807         9.72%       194,105       76.20%
QLD (Regional)...............              534         7.37%      97,541,292         7.35%       182,662       72.27%
QLD (Country)................              140         1.93%      20,557,240         1.55%       146,837       78.71%
SA (Metro)...................              769        10.62%     100,211,122         7.55%       130,314       72.40%
SA (Regional)................                0         0.00%               0         0.00%             0        0.00%
SA (Country).................              104         1.44%      11,372,573         0.86%       109,352       73.34%
WA (Metro)...................              446         6.16%      69,448,709         5.23%       155,715       74.96%
WA (Regional)................                0         0.00%               0         0.00%             0        0.00%
WA (Country).................               31         0.43%       4,055,107         0.31%       130,810       78.33%
TAS (Metro)..................               23         0.32%       3,160,117         0.24%       137,936       69.85%
TAS (Regional)...............               20         0.28%       2,262,594         0.17%       113,130       74.46%
TAS (Country)................                3         0.04%         330,114         0.02%       110,038       81.76%
NT (Metro)...................               13         0.18%       2,367,781         0.18%       182,137       86.55%
NT (Regional)................                0         0.00%               0         0.00%             0        0.00%
NT (Country).................                0         0.00%               0         0.00%             0        0.00%

  Total......................            7,243       100.00%   1,327,685,362       100.00%       183,306       73.30%

                                                 HOUSING LOANS BY LOAN SIZE

                                        NUMBER         % OF                          % OF
                                          OF        TOTAL NO.                      TOTAL $       AVERAGE       WGT AVG
                                        LOANS        OF LOANS    DOLLAR AMOUNT      AMOUNT       BALANCE        LVR %
                                        -----        --------    -------------      ------       -------        -----

< =100,000......................          1,998        27.59%      99,265,082         7.48%        49,682       57.00%
> 100,000 and = < 150,000.......          1,150        15.88%     144,290,702        10.87%       125,470       64.03%
> 150,000 and = < 200,000.......          1,243        17.16%     217,115,738        16.35%       174,671       71.42%
> 200,000 and = < 250,000.......          1,021        14.10%     228,703,990        17.23%       224,000       75.96%
> 250,000 and = < 300,000.......            729        10.06%     199,801,906        15.05%       274,077       77.40%
> 300,000 and = < 350,000.......            422         5.83%     136,690,953        10.30%       323,912       78.53%
> 350,000 and = < 400,000.......            305         4.21%     113,521,963         8.55%       372,203       80.08%
> 400,000 and = < 500,000.......            254         3.51%     112,486,676         8.47%       442,861       77.37%
> 500,000 and = < 750,000.......            106         1.46%      61,975,656         4.67%       584,676       73.69%
> 750,000 and = < 950,000.......             10         0.14%       8,029,341         0.60%       802,934       73.58%
> 950,000.......................              5         0.07%       5,803,355         0.44%     1,160,671       67.00%

   Total........................          7,243       100.00%   1,327,685,362       100.00%       183,306       73.30%

                                       46

                                     HOUSING LOANS BY POSTCODE CONCENTRATION

                                               TOP 10 BY LOAN AMOUNT

                                            NUMBER       % OF                         % OF
                                              OF        TOTAL NO.                    TOTAL $      AVERAGE      WGT AVG
                              POST-CODE     LOANS       OF LOANS    DOLLAR AMOUNT    AMOUNT       BALANCE       LVR %
                              ---------     -----       --------    -------------    ------       -------       -----

Liverpool South......             2170         46        0.64%      11,458,862.93     0.86%       249,106       77.54%
Craigieburn..........             3064         50        0.69%       9,998,332.48     0.75%       199,967       84.90%
Ten Mile Hollow......             2250         58        0.80%       9,352,155.97     0.70%       161,244       74.14%
Meadow Heights.......             3048         50        0.69%       8,737,273.20     0.66%       174,745       88.15%
Cabramatta...........             2166         43        0.59%       8,636,399.05     0.65%       200,846       75.42%
Kerrydale............             4226         38        0.52%       7,939,710.82     0.60%       208,940       72.22%
St Johns Park........             2176         30        0.41%       7,664,834.69     0.58%       255,494       78.56%
Benowa...............             4217         33        0.46%       7,322,438.70     0.55%       221,892       71.59%
Arndell Park.........             2148         43        0.59%       7,271,456.93     0.55%       169,104       73.37%
Willmot..............             2770         44        0.61%       7,164,646.49     0.54%       162,833       76.24%

Total................                         435        6.01%         85,546,111     6.44%       196,658       77.52%

                                           HOUSING LOANS BY LOAN SEASONING

                                    NUMBER         % OF                          % OF
                                      OF        TOTAL NO.                      TOTAL $       AVERAGE       WGT AVG
                                    LOANS        OF LOANS    DOLLAR AMOUNT      AMOUNT       BALANCE        LVR %
                                    -----        --------    -------------      ------       -------        -----

< =3 months...................       3,433        47.40%       641,252,684      48.30%       186,791       73.70%
> 3 and = < 6 months..........       1,864        25.74%       362,182,610      27.28%       194,304       76.24%
> 6 and = < 12 months.........         440         6.07%        99,959,433       7.53%       227,181       75.97%
> 12 and = < 18 months........         249         3.44%        45,654,889       3.44%       183,353       72.53%
> 18 and = < 24 months........         103         1.42%        14,474,730       1.09%       140,531       67.89%
> 24 and = < 36 months........         114         1.57%        19,590,812       1.48%       171,849       69.25%
> 36 and = < 48 months........         212         2.93%        30,716,189       2.31%       144,888       67.86%
> 48 and = < 60 months........         638         8.81%        91,320,109       6.88%       143,135       63.02%
> 60..........................         190         2.62%        22,533,906       1.70%       118,600       60.33%

   Total......................       7,243       100.00%     1,327,685,362     100.00%       183,306       73.30%

                                       47

                                              HOUSING LOANS BY MATURITY

                                    NUMBER         % OF                          % OF
                                      OF        TOTAL NO.                      TOTAL $       AVERAGE       WGT AVG
                                    LOANS        OF LOANS    DOLLAR AMOUNT      AMOUNT       BALANCE        LVR %
                                    -----        --------    -------------      ------       -------        -----

15-Oct-12....................           0         0.00%                  0       0.00%             0         0.00%
15-Oct-13....................           0         0.00%                  0       0.00%             0         0.00%
15-Oct-14....................           1         0.01%            106,307       0.01%       106,307        58.60%
15-Oct-20....................           2         0.03%            418,865       0.03%       209,433        50.30%
15-Oct-22....................          12         0.17%          1,238,007       0.09%       103,167        56.95%
15-Oct-23....................         156         2.15%         20,477,886       1.54%       131,268        64.74%
15-Oct-28....................         755        10.42%        103,772,718       7.82%       137,447        62.70%
15-Oct-30....................         349         4.82%         54,456,305       4.10%       156,035        69.36%
15-Oct-31....................         388         5.36%         75,672,609       5.70%       195,032        74.29%
15-Oct-32....................         432         5.96%         87,462,031       6.59%       202,458        75.18%
15-Oct-33....................       3,273        45.19%        627,638,558      47.27%       191,762        75.22%
15-Oct-34....................       1,875        25.89%        356,442,075      26.85%       190,102        73.51%

   Total.....................       7,243       100.00%      1,327,685,362    1 00.00%       183,306        73.30%

                                             HOUSING LOANS BY MORTGAGE INSURER

                                          NUMBER       % OF                        % OF
                                           OF        TOTAL NO.                    TOTAL $      AVERAGE     WGT AVG
                                          LOANS      OF LOANS    DOLLAR AMOUNT    AMOUNT       BALANCE      LVR %
                                          -----      --------    -------------    ------       -------      -----

PMI Mortgage Insurance..............      1,617       22.33%       326,065,869    24.56%       201,649      75.18%
GE Mortgage Insurance ..............      5,067       69.96%       925,118,000    69.68%       182,577      73.52%
Housing Loans Insurance Corp........          3        0.04%           578,569     0.04%       192,856      53.72%
PMI Indemnity.......................        556        7.68%        75,922,924     5.72%       136,552      62.61%

   Total............................      7,243      100.00%     1,327,685,362   100.00%       183,306      73.30%

                                       48

                                         HOUSING LOANS BY MORTGAGE INSURER AND
                                              LVR PMI MORTGAGE INSURANCE

                                     NUMBER         % OF                         % OF
                                       OF         TOTAL NO.       DOLLAR        TOTAL $       AVERAGE       WGT AVG
                                     LOANS        OF LOANS        AMOUNT        AMOUNT        BALANCE        LVR %
                                     -----        --------        ------        ------        -------        -----

< =20%..........................    36           2.23%      1,367,751         0.42%        37,993        15.45%
> 20% and = < 25%............    17           1.05%      1,005,988         0.31%        59,176        22.30%
> 25% and = < 30%............    31           1.92%      3,153,745         0.97%       101,734        27.33%
> 30% and = < 35%............    33           2.04%      3,203,171         0.98%        97,066        32.42%
> 35% and = < 40%............    49           3.03%      6,022,439         1.85%       122,907        38.11%
> 40% and = < 45%............    35           2.16%      4,583,937         1.41%       130,970        42.28%
> 45% and = < 50%............    57           3.53%      8,604,589         2.64%       150,958        47.81%
> 50% and = < 55%............    59           3.65%     10,120,071         3.10%       171,527        51.91%
> 55% and = < 60%............    82           5.07%     15,206,520         4.66%       185,445        57.44%
> 60% and = < 65%............   115           7.11%     20,712,713         6.35%       180,111        63.15%
> 65% and = < 70%............    69           4.27%     13,025,447         3.99%       188,775        67.79%
> 70% and = < 75%............   155           9.59%     30,263,381         9.28%       195,248        72.84%
> 75% and = < 80%............   412          25.48%     93,387,786        28.64%       226,669        78.84%
> 80% and = < 85%............    83           5.13%     19,270,481         5.91%       232,174        83.35%
> 85% and = < 90%............   270          16.70%     68,480,947        21.00%       253,633        89.12%
> 90% and = < 95%............   114           7.05%     27,656,903         8.48%       242,604        93.24%
> 95% ..........................     0           0.00%              0         0.00%             0         0.00%

  Total............................ 1,617         100.00%    326,065,869       100.00%       201,649        75.18%

                                       49

                                    HOUSING LOANS BY MORTGAGE INSURER AND
                                                LVR PMI INDEMNITY

                                        NUMBER         % OF                         % OF
                                          OF         TOTAL NO.       DOLLAR        TOTAL $       AVERAGE       WGT AVG
                                        LOANS        OF LOANS        AMOUNT        AMOUNT        BALANCE        LVR %
                                        -----        --------        ------        ------        -------        -----

< =20%.............................    42           7.55%      1,340,394         1.77%         31,914       14.66%
> 20% and = < 25%...............    15           2.70%        577,062         0.76%         38,471       22.17%
> 25% and = < 30%...............    20           3.60%      1,374,364         1.81%         68,718       27.56%
> 30% and = < 35%...............    33           5.94%      2,738,357         3.61%         82,981       32.22%
> 35% and = < 40%...............    25           4.50%      2,364,324         3.11%         94,573       37.79%
> 40% and = < 45%...............    29           5.22%      3,315,789         4.37%        114,338       42.21%
> 45% and = < 50%...............    32           5.76%      4,290,173         5.65%        134,068       47.43%
> 50% and = < 55%...............    42           7.55%      6,894,329         9.08%        164,151       52.91%
> 55% and = < 60%...............    29           5.22%      4,682,260         6.17%        161,457       57.61%
> 60% and = < 65%...............    53           9.53%      8,049,952        10.60%        151,886       62.57%
> 65% and = < 70%...............    73          13.13%     11,543,317        15.20%        158,128       66.78%
> 70% and = < 75%...............    60          10.79%      9,669,523        12.74%        161,159       72.71%
> 75% and = < 80%...............    58          10.43%     11,427,393        15.05%        197,024       78.60%
> 80% and = < 85%...............    27           4.86%      4,958,824         6.53%        183,660       83.12%
> 85% and = < 90%...............    14           2.52%      2,225,258         2.93%        158,947       88.38%
> 90% and = < 95%...............     4           0.72%        471,605         0.62%        117,901       91.04%
> 95% .............................     0           0.00%              0         0.00%              0        0.00%

  Total...............................   556         100.00%     75,922,924       100.00%        136,552       62.61%

                                      HOUSING LOANS BY MORTGAGE INSURER AND
                                        LVR HOUSING LOANS INSURANCE CORP.

                                        NUMBER         % OF                         % OF
                                          OF         TOTAL NO.       DOLLAR        TOTAL $       AVERAGE      WGT AVG
                                        LOANS        OF LOANS        AMOUNT        AMOUNT        BALANCE       LVR %
                                        -----        --------        ------        ------        -------       -----

< =20%.............................    0            0.00%             0          0.00%             0        0.00%
> 20% and = < 25%...............    0            0.00%             0          0.00%             0        0.00%
> 25% and = < 30%...............    0            0.00%             0          0.00%             0        0.00%
> 30% and = < 35%...............    0            0.00%             0          0.00%             0        0.00%
> 35% and = < 40%...............    0            0.00%             0          0.00%             0        0.00%
> 40% and = < 45%...............    1           33.33%       365,767         63.22%       365,767       43.85%
> 45% and = < 50%...............    0            0.00%             0          0.00%             0        0.00%
> 50% and = < 55%...............    0            0.00%             0          0.00%             0        0.00%
> 55% and = < 60%...............    1           33.33%       106,307         18.37%       106,307       58.60%
> 60% and = < 65%...............    0            0.00%             0          0.00%             0        0.00%
> 65% and = < 70%...............    0            0.00%             0          0.00%             0        0.00%
> 70% and = < 75%...............    0            0.00%             0          0.00%             0        0.00%
> 75% and = < 80%...............    0            0.00%             0          0.00%             0        0.00%
> 80% and = < 85%...............    1           33.33%       106,495         18.41%       106,495       82.75%
> 85% and = < 90%...............    0            0.00%             0          0.00%             0        0.00%
> 90% and = < 95%...............    0            0.00%             0          0.00%             0        0.00%
> 95% .............................    0            0.00%             0          0.00%             0        0.00%

  Total...............................    3          100.00%       578,569        100.00%       192,856       53.72%

                                       50

                                    HOUSING LOANS BY MORTGAGE INSURER AND LVR
                                              GE MORTGAGE INSURANCE

                                     NUMBER         % OF                         % OF
                                       OF         TOTAL NO.       DOLLAR        TOTAL $      AVERAGE      WGT AVG
                                     LOANS        OF LOANS        AMOUNT        AMOUNT       BALANCE       LVR %
                                     -----        --------        ------        ------       -------       -----

< =20%..........................         160          3.16%       6,810,699        0.74%        42,567       14.42%
> 20% and = < 25%...............          99          1.95%       6,384,106        0.69%        64,486       22.73%
> 25% and = < 30%...............         103          2.03%       8,964,298        0.97%        87,032       27.82%
> 30% and = < 35%...............         125          2.47%      12,859,492        1.39%       102,876       33.20%
> 35% and = < 40%...............         143          2.82%      16,281,438        1.76%       113,856       37.55%
> 40% and = < 45%...............         160          3.16%      19,290,572        2.09%       120,566       42.41%
> 45% and = < 50%...............         203          4.01%      27,843,090        3.01%       137,158       47.42%
> 50% and = < 55%...............         257          5.07%      35,385,247        3.82%       137,686       52.56%
> 55% and = < 60%...............         244          4.82%      37,961,789        4.10%       155,581       57.54%
> 60% and = < 65%...............         513         10.12%      83,420,370        9.02%       162,613       63.31%
> 65% and = < 70%...............         253          4.99%      44,376,243        4.80%       175,400       67.81%
> 70% and = < 75%...............         354          6.99%      71,553,388        7.73%       202,128       72.84%
> 75% and = < 80%...............       1,221         24.10%     259,003,001       28.00%       212,124       78.94%
> 80% and = < 85%...............         156          3.08%      37,689,460        4.07%       241,599       83.14%
> 85% and = < 90%...............         780         15.39%     184,278,365       19.92%       236,254       89.04%
> 90% and = < 95%...............         296          5.84%      73,016,440        7.89%       246,677       93.30%
> 95% ..........................           0          0.00%               0        0.00%             0        0.00%

  Total.........................       5,067        100.00%     925,118,000      100.00%       182,577       73.52%

                                      HOUSING LOANS BY CURRENT COUPON RATES

                                       NUMBER        % OF                        % OF         AVERAGE
                                         OF        TOTAL NO.     DOLLAR         TOTAL $       BALANCE      WGT AVG
                                       LOANS       OF LOANS      AMOUNT         AMOUNT          A$          LVR %
                                       -----       --------      ------         ------        -------       -----

< =5.00.........................        0         0.00%               0         0.00%            0        0.00%
> 5.01 and < = 5.50 .........        0         0.00%               0         0.00%            0        0.00%
> 5.51 and < = 6.00 .........        2         0.03%         368,917         0.03%      184,459       53.02%
> 6.01 and < = 6.50 .........      164         2.26%      36,240,401         2.73%      220,978       73.40%
> 6.51 and < = 7.00 .........    2,592        35.79%     518,073,462        39.02%      199,874       72.88%
> 7.01 and < = 7.50 .........    3,171        43.78%     582,256,197        43.85%      183,619       75.94%
> 7.51 and < = 8.00 .........      890        12.29%     129,407,927         9.75%      145,402       65.79%
> 8.00..........................      424         5.85%      61,338,457         4.62%      144,666       67.58%

   Total...........................    7,243       100.00%   1,327,685,362       100.00%      183,306       73.30%

                                       51

                                     HOUSING LOANS BY MONTHS REMAINING TO MATURITY

                                     NUMBER         % OF                      % OF
                                       OF        TOTAL NO.     DOLLAR         TOTAL        AVERAGE       WGT AVG
                                     LOANS        OF LOANS     AMOUNT         AMOUNT       BALANCE        LVR %
                                     -----       --------      ------         ------       -------        -----

0-240 Months.................           171         2.36%     22,241,065       1.68%       130,065       64.01%
241-252 Months...............             0         0.00%              0       0.00%             0        0.00%
253-264 Months...............             0         0.00%              0       0.00%             0        0.00%
265-276 Months...............             0         0.00%              0       0.00%             0        0.00%
277-288 Months...............           755        10.42%    103,772,718       7.82%       137,447       62.70%
289-300 Months...............             0         0.00%              0       0.00%             0        0.00%
301-312 Months...............           349         4.82%     54,456,305       4.10%       156,035       69.36%
313-324 Months...............           388         5.36%     75,672,609       5.70%       195,032       74.29%
325-336 Months...............           432         5.96%     87,462,031       6.59%       202,458       75.18%
337-348 Months...............         3,273        45.19%    627,638,558      47.27%       191,762       75.22%
349-360 Months...............         1,875        25.89%    356,442,075      26.85%       190,102       73.51%

   Total.....................         7,243       100.00%  1,372,685,362     100.00%       183,306       73.30%

                                       HOUSING LOANS BY INTEREST ONLY PERIOD REMAINING

                                     NUMBER        % OF                        % OF
                                       OF        TOTAL NO.     DOLLAR         TOTAL $       AVERAGE      WGT AVG
                                     LOANS       OF LOANS      AMOUNT         AMOUNT        BALANCE       LVR %
                                     -----       --------      ------         ------        -------       -----

0-1 Years....................           323         8.38%    58,855,929         8.28%       182,216       69.68%
1-2 Years....................           119         3.09%    22,877,376         3.22%       192,247       75.23%
2-3 Years....................           133         3.45%    23,846,550         3.36%       179,297       78.25%
3-4 Years....................         1,327        34.44%   261,297,204        36.78%       196,908       78.06%
4-5 Years....................           639        16.58%   114,057,235        16.05%       178,493       76.99%
5-6 Years....................            19         0.49%     2,830,093         0.40%       148,952       68.56%
6-7 Years....................            19         0.49%     2,926,002         0.41%       154,000       68.24%
7-8 Years....................            64         1.66%    10,462,756         1.47%       163,481       66.58%
8-9 Years....................           711        18.45%   130,561,359        18.38%       183,631       67.24%
9-10 Years...................           499        12.95%    82,739,794        11.65%       165,811       67.17%

   Total.....................         3,853       100.00%   710,454,298       100.00%       184,390       73.60%

                                                  HOUSING LOANS BY LOAN TYPE

                                     NUMBER         % OF                      % OF
                                       OF        TOTAL NO.     DOLLAR         TOTAL $       AVERAGE      WGT AVG
                                     LOANS        OF LOANS     AMOUNT         AMOUNT        BALANCE       LVR %
                                     -----       --------      ------         ------        -------       -----

LoDoc........................        1,066        14.72%     157,255,833       11.84%       147,520       70.84%
EasyDoc......................          664         9.17%      91,384,373        6.88%       137,627       55.24%
FullDoc......................        5,513        76.11%   1,079,045,156       81.27%       195,727       75.18%

   Total.....................        7,243       100.00%   1,327,685,362      100.00%       183,306       73.30%

                                       52

                       INTERSTAR RESIDENTIAL LOAN PROGRAM

ORIGINATION PROCESS

         The housing loans included in the assets of the trust were originated by Interstar Wholesale Finance Pty Limited from loan applications received through its national network of independent accredited mortgage managers and funded by the seller as described above. The mortgage managers may elect to receive an originator's fee for approved loans at settlement, which will equal a portion of the interest payments on the housing loans, throughout the term of such approved housing loan. The originator's fee is an obligation of Interstar
Wholesale Finance Pty Limited and does not evidence an interest in the housing loan. Interstar Wholesale Finance Pty Limited accepts applications for both the purchase of acceptable residential security properties and the refinance of existing housing loans.

APPROVAL AND UNDERWRITING PROCESS

         The members of each lending services team must attend ongoing in-house training courses conducted by Interstar Wholesale Finance Pty Limited. This program covers the duties, requirements and office procedures expected of each lending services officer with particular emphasis on regulatory matters such as the Consumer Credit Legislation and the Privacy Act. Each lending services officer's performance is constantly monitored and reviewed by his or her superiors to ensure the maintenance of quality in the underwriting process. As part of his or her ongoing review, each lending services officer is also provided with further staff training particularly highlighting any changes to information technology or legislative aspects that would impact on the day to day operation of the business.

         Housing loan applications are assessed by Interstar Wholesale Finance
Pty Limited's lending services team and where an application is outside the current authority of the lending services officer or the file has been declined it is referred to the lending services officer's immediate superior for review.
Where it is considered appropriate, approval may be granted subject to the provision of further information.

         All housing loan applications, including the applications relating to the housing loans included in the assets of the trust, must satisfy Interstar
Wholesale Finance Pty Limited's credit policy and procedures described in this section. Interstar Wholesale Finance Pty Limited, like lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans. All borrowers must satisfy Interstar Wholesale
Finance Pty Limited's underwriting criteria described in this section. Borrowers are not charged different rates of interest based on their credit quality.

         The approval process consists of determining the value of the proposed security property, verifying the borrower's financial, as required, and credit history details and ensuring these details satisfy Interstar Wholesale Finance
Pty Limited's underwriting criteria. However, the level of verification will be less for Low Documentation Loans, as described below. The initial assessment of the applicant is conducted by the Mortgage Manager on behalf of Interstar
Wholesale Finance Pty Limited, with the application then being submitted for approval, to Interstar Wholesale Finance Pty Limited based upon it meeting satisfactory credit standards. Approval of the loan application is at the total discretion of Interstar Wholesale Finance Pty Limited.

                                       53

         All proposed security properties are required to be valued by a valuer approved by Interstar Wholesale Finance Pty Limited. See "Description of the
Assets of the Trust -- Representations, Warranties and Eligibility Criteria".
The valuer must be a current member of the Australian Property Institute and have the necessary professional indemnity insurance policy in force.

         The valuation report must include the following details:

         o  the age, condition, size and suitability of the security property;

         o  certificate of title details;

         o  the value of the land as distinct from the improvements;

         o  comparable sale prices to other similar properties within the area within the last three months;

         o  if the security property is being purchased, how long the property has been on the market;

         o  an assessment of the current market rental;

         o  the cost of any repair work required to the security property;

         o  the insurance replacement value of the security property; and

         o  any environmental factor, or if it is or may be subject at a future date to any provisions of environmental legislation, that would have an adverse effect on the value of the security property.

         Where more than one property is provided as security, the combined value of the properties is taken into account.

         The prospective borrower must have a satisfactory credit history, stable employment, evidence of a genuine savings pattern and a minimum 5%
deposit in genuine savings. Gifts, inheritance and money borrowed from other sources are not genuine savings and are not considered as part of the minimum
"5% deposit" requirement.

         Interstar Wholesale Finance Pty Limited requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses of the borrower and all dependents and the proposed housing loan. To further safeguard that the borrower has the capacity to meet all of his or her commitments, the assessment of the home loan application is calculated at a rate 2% higher than the applicable rate.

         Verification of an applicant's information is central to the approval process. The mortgage manager obtains such information as:

         o  in the case of all housing loans apart from Low Documentation Loans, tax returns, recent payslips and/or an employer confirmation letter;

         o  in the case of all housing loans, credit checks; and

                                       54

         o  in the case of all housing loans other than EasyDoc Low
            Documentation Loans (previously known as Retro Low Doc Loans), a full and detailed current assets and liabilities statement.

         This information is then submitted to Interstar Wholesale Finance Pty
Limited for assessment within its current lending criteria.

         The LoDoc Low Documentation Loans and EasyDoc Low Documentation Loans
(previously known as Latinum Low Doc Loans and Retro Low Doc Loans, respectively) together, the Low Documentation Loans, are made available by
Interstar Wholesale Finance Pty Limited to self-employed borrowers and full-time investors who are unable to provide financial statements or tax returns at the time of applying for a housing loan. In the case of a LoDoc Low Documentation
Loan, an applicant must have been self-employed or a full-time investor for at least 2 years and must have net assets, post-settlement of the housing loan, of not less than A$50,000. There are no such minimum requirements in relation to an
EasyDoc Low Documentation Loan. The income verification requirements for a Low
Documentation Loan are less exhaustive than the verification requirements for housing loans originated through Interstar Wholesale Finance Pty Limited's standard (Full Documentation) approval and underwriting process.

         In a LoDoc Low Documentation Loan application, the applicant must disclose his or her income and is required to execute a declaration stating that the information in the application is accurate. The applicant is also required to acknowledge in the application that Interstar Wholesale Finance Pty Limited will rely on the information in the application in making a decision as to whether to approve the housing loan. The only income verification made in relation to a LoDoc Low Documentation Loan is to confirm that the applicant's asset and liability statement supports the income disclosed by the applicant in the loan application.

         There is no income verification made in relation to a EasyDoc Low
Documentation Loan.

         The lending criteria for Low Documentation Loans are the same as the lending criteria for other standard (Full Documentation) housing loans originated through Interstar Wholesale Finance Pty Limited's standard underwriting process, with the exception of limitations placed on maximum loan amounts and loan-to-value ratios. See "-- Representations, Warranties and
Eligibility Criteria".

         Upon acceptance of the loan application by Interstar Wholesale Finance
Pty Limited, mortgage insurance coverage is obtained. All loans through
Interstar Wholesale Finance Pty Limited must have 100% mortgage insurance coverage with the appropriate cash flow cover. This mortgage insurance coverage remains in force from the date of settlement until the earliest of discharge, full repayment of the housing loan or payment of a claim. Full details of the mortgage insurance companies and their respective ratings are set out separately in this prospectus.

         All borrowers in respect of housing loans are natural persons or corporations. Housing loans to corporations may also be secured by guarantees from directors. Guarantees may also be obtained in other circumstances.

         Upon acceptance of the risk by the mortgage insurer, Interstar
Wholesale Finance Pty Limited then instructs one of its panel solicitors or settlement agents to prepare the necessary mortgage documentation and forward same to the borrower for execution. The mortgage documents comprise a mortgage and memorandum of common provisions, loan agreement/offer together with a general Terms and Conditions booklet and guarantee (if

                                       55

applicable). Upon receipt of the executed mortgage documentation, certification of title will then occur and settlement will take place. Upon settlement, the mortgage is registered and the documents stored in the safe custody of the issuer trustee. A condition of settlement is that the mortgagor establish and maintain full replacement property insurance on the security property for the term of the housing loan.

         Interstar Wholesale Finance Pty Limited's credit policies and approval procedures are subject to constant review. Improvements in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.

                                       56

GENERAL FEATURES OF THE HOUSING LOANS

         The housing loans may consist of one or more of the following types:

NAME OF HOUSING LOAN                   GENERAL CHARACTERISTICS OF HOUSING LOAN

Interstar "Premium"                    Amortizing principal and interest
Facility                               repayment (P&I) loans with an interest
                                       rate variable at the discretion of the
                                       servicer and incorporating limited
                                       "redraw" facilities that will be
                                       available to borrowers only at the sole
                                       discretion of the trust manager.

Interstar "P&I Fixed"                  Amortizing "P&I" loans with an interest
Facility                               rate fixed for a specific period of up to
                                       five years after which the interest rate
                                       converts to a variable rate at the
                                       discretion of the servicer.

Interstar "IO Float"                   Non-amortizing loans requiring interest
Facility                               only repayments by the borrowers for a
                                       specific period of up to ten years with
                                       an interest rate variable at the
                                       discretion of the servicer. At the
                                       expiration of the initial period the
                                       loans convert to the standard amortizing
                                       "P&I" loans with an interest rate
                                       variable at the discretion of the
                                       servicer.

Interstar "IO Fixed"                   Non-amortizing loans requiring interest
Facility                               only repayments by the borrowers for a
                                       specific period of up to five years with
                                       an interest rate fixed for this period.
                                       At the expiration of the initial period
                                       the loans convert to the standard
                                       amortizing "P&I" loans with an interest
                                       rate variable at the discretion of the
                                       servicer.

Interstar "Non-Capitalising Line of    Non-amortizing loans requiring interest
Credit" Facility                       only repayments by the borrowers for a
                                       specific period of up to ten years with
                                       an interest rate variable at the
                                       discretion of the servicer, and
                                       incorporating facilities that allow
                                       borrowers to:

                                       o  draw funds up to a pre-determined
                                          limit;

                                       o  repay some or all of those funds; and

                                       o  redraw those funds again up to the
                                          then-current amortized limit subject
                                          always to such right to redraw funds
                                          being at the absolute discretion of
                                          the servicer, during the life of the
                                          loan facility.

                                       At the expiration of the initial period
                                       the loans convert to the standard
                                       amortizing "P&I"

                                       57

                                       loans with an interest rate variable at
                                       the discretion of the servicer.

Interstar "Split" Facility             A combined facility
which:

                                       o  as to a specified Australian dollar
                                          proportion of the facility has the
                                          general characteristics of one type of
                                          housing loan as referred to above; and

                                       o  as to the remaining Australian dollar
                                          proportion of the facility has the
                                          general characteristics of another
                                          type of housing loan as referred to
                                          above.

Interstar "Capitalising Line of        Non-amortising, interest only line of
Credit" Account                        credit allowing capitalisation of
                                       interest up to the facility level for a
                                       period of up to 10 years with an interest
                                       rate variable at the discretion of the
                                       Servicer, and incorporating facilities
                                       that allow borrowers during the life of
                                       the loan facility to:

                                       o  draw funds up to a predetermined
                                          amortising limit;

                                       o  repay some or all of those funds; and

                                       o  redraw those funds again up to the
                                          then-current amortised limit subject
                                          always to such right to redraw funds
                                          being at the absolute discretion of
                                          the Servicer.

                                       At the end of the interest only period
                                       the loans convert to standard amortising
                                       non-interest capitalising "P&I" loans
                                       with an interest rate variable at the
                                       discretion of the Servicer.

         Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan the servicer may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

SPECIAL FEATURES OF THE HOUSING LOANS

REDRAWS

         Most housing loans, excluding fixed rate loans, provide borrowers with a facility which allows borrowers to be provided with redraws. These redraws may be accessed by way of direct credit to the relevant borrower's nominated bank account by electronic funds transfer or by check payments. This facility is provided to a borrower at the absolute discretion of the servicer.

                                       58

         If a borrower makes any repayments under its housing loan which are in addition to those that he or she is legally obliged to make under the terms of the housing loan agreement on application by the borrower, the issuer trustee must provide a redraw of principal repayments made in excess of the scheduled principal repayments to the borrower, upon being so directed by the trust manager in its absolute discretion, and subject to the trust manager certifying to the issuer trustee that:

         o  the redraw to be provided to the borrower together with the current
            Unpaid Balance of the housing loan will not exceed the scheduled balance of the housing loan;

         o  after allowing for all payments which the issuer trustee is then required to make or which the trust manager reasonably expects that the issuer trustee will be required to make, there is or will be sufficient cash in the assets of the trust for the issuer trustee to provide that redraw; and

         o  the housing loan is not in arrears or default at the time of the request for the redraw by the borrower.

         A redraw will not result in the housing loan being removed from the trust.

DIRECT DEBIT AUTHORITY

         The servicer has arranged for the borrowers to execute a direct debit authority so that payments under the borrower's mortgage loan will be directly debited from the borrower's designated statement account. In certain cases the servicer has arranged for National Australia Bank Limited to provide checking account and direct entry paperless services in order to offer borrowers an expanded range of financial services that are directly linked to the borrower's mortgage loan facility. The provision of these facilities has been documented in a Check Deposit and Direct Paperless Entry Facilities Agreement between National
Australia Bank Limited, the servicer and the issuer trustee. All mortgage loan payments deducted from a borrower's statement account, whether with National
Australia Bank Limited, another bank or other financial institutions, will be credited to a trust account in Perpetual Trustees Victoria Limited's name established with National Australia Bank Limited.

PAYMENT HOLIDAY

         There is no provision for payment holidays to be granted to borrowers in circumstances where excess principal has been repaid by those borrowers, except in the case of Interstar "Capitalising Line of Credit" Accounts.

EARLY REPAYMENT

         Partial repayments, or early repayments, can be made by borrowers in respect of all housing loans, excluding fixed rate loans. Early repayment fees will apply if a borrower discharges the housing loan within the first 5 years of its term. Fixed rate loans will also incur break costs should any early repayment occur prior to the expiration of the fixed rate period.

INTEREST RATE SWITCHING

         A borrower may elect, in respect of a housing loan, to switch from a variable rate of interest to a fixed rate of interest at any time, provided that the relevant housing loan will bear a fixed rate of interest for a maximum period of 5 years. While the interest rate of the housing

                                       59

loan remains fixed, the borrower is not entitled to make any additional principal repayments, and the payments from the borrower will consist solely of interest or, in the case of the Interstar "Fix'n Float" Facility, principal and interest. At the end of that period, the housing loan will bear a variable rate of interest and principal repayments will recommence, calculated to ensure that the entire loan balance is repaid in full no later than the maturity date of the mortgage, unless the relevant mortgage insurer so approves and the trust manager offers a further fixed rate of interest in relation to the housing loan and such rate is accepted by the relevant borrower.

ADDITIONAL FEATURES OF THE HOUSING LOANS

         As part of its policy of continuous loan product improvement and development, the servicer may from time to time offer additional features and products not referred to in this prospectus. Before doing so, the servicer must ensure that the introduction of any additional features and/or products would not affect any relevant mortgage insurance policy and would not cause the downgrade or withdrawal of the rating of any notes.

                        THE MORTGAGE INSURANCE POLICIES

GENERAL

         Each housing loan acquired by the trust will be insured by one of PMI
Indemnity Limited, GE Capital Mortgage Insurance Corporation (Australia) Pty
Ltd, PMI Mortgage Insurance Ltd or GE Mortgage Insurance Pty Ltd. The mortgage insurance policy in relation to each housing loan is provided by the mortgage insurer at the time that the housing loan is originated. The issuer trustee is the insured party under each mortgage insurance policy in respect of each housing loan. The insurance provided under each mortgage insurance policy covers
100% of the principal balance and any unpaid interest on the housing loan insured regardless of the LVR of that housing loan. This section is a summary of the general provisions of the mortgage insurance policies.

CERTAIN PROVISIONS OF MORTGAGE INSURANCE POLICIES

RESTRICTIONS AND CANCELLATION

         The amount recoverable under each mortgage insurance policy will generally be:

         o  the whole of the loan amount due under the housing loan;

         o  any reasonable expenses incurred in enforcing the housing loan and any mortgage and/or guarantee securing that housing loan;

         o  any unpaid interest calculated at the interest rate applicable if interest is paid on the due date; and

         o  the timely payment for a period of at least 12 months after the date upon which a claim is made under that contract of interest payments under the housing loan which remain outstanding for a period of 14 days.

         The actual amounts recoverable, and the amounts to be deducted, vary between the policies. For example, rent on the mortgaged property and insurance proceeds not spent on restoration or repair which are received by the issuer trustee may reduce amounts payable by the insurer under a mortgage insurance policy.

                                       60

         There are a number of requirements and restrictions imposed on the insured under each mortgage insurance policy which may entitle the relevant insurer to cancel the policy or reduce the amount of a claim. Depending on the mortgage insurance policy, these may include:

         o  the existence of an encumbrance or other interest which affects or has priority over the relevant mortgage;

         o  the relevant mortgage, the relevant housing loan or a guarantee or indemnity relating to the housing loan ceasing to be effective;

         o  if there is a material omission or misstatement by the insured in relation to the policy;

         o  that any premium is not paid when due or within the relevant grace period, if any;

         o  if there is physical damage to the relevant mortgaged property;

         o  a breach by the insured of the policy; and

         o  certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.

EXCLUSIONS

         A mortgage insurance policy may not, depending on its terms, cover any loss arising from specified events, such as war, nuclear occurrence and contamination.

UNDERTAKING

         Under a mortgage insurance policy, the insured may have an obligation to, among other things:

         o  report arrears or other defaults on the relevant housing loan;

         o  report amounts outstanding under that relevant housing loan;

         o  report procedures being taken in respect of a defaulted housing loan, including enforcement of the relevant mortgage or the taking of possession of any relevant mortgaged property;

         o  make all claims within a particular period and in a particular form;
            and

         o  ensure that the terms of the relevant housing loan require that a general insurance policy is in place in respect of the relevant mortgaged property.

PERIOD OF COVER

         All mortgage insurance policies provide cover with effect from the date of settlement of a housing loan until the discharge, the full repayment of the housing loan or payment of a claim, whichever is the earliest. See "Interstar
Residential Loan Program -- Approval and Underwriting Process".

                                       61

VARIATIONS

         Variations in respect of a mortgage insurance policy may be made with the approval of the relevant mortgage insurer.

VARIANCE BETWEEN POLICIES

         Each mortgage insurance policy has different provisions. The above is a summary of certain provisions -- some may not relate to, or may differ from, a particular mortgage insurance policy.

TRUST MANAGER UNDERTAKINGS WITH RESPECT TO INSURANCE POLICIES

         Under the series notice, the trust manager undertakes:

         o  not to take any action in respect of a housing loan which is contrary to the terms of any mortgage insurance policy without the approval of the relevant mortgage insurer; and

         o  to take such steps as are reasonably available to it to ensure that a mortgage insurer is not relieved from its liability under a mortgage insurance policy.

DESCRIPTION OF THE MORTGAGE INSURERS

PMI MORTGAGE INSURANCE LTD AND PMI INDEMNITY LIMITED

         PMI Mortgage Insurance Ltd, previously known as MGICA Ltd, has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988.

         PMI Mortgage Insurance Ltd's parent is PMI Mortgage Insurance Australia
(Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co. which is a subsidiary of the PMI Group Inc. PMI Mortgage Insurance Co. is a leading monoline mortgage insurer in the United States currently having an insurer financial strength rating of AA by Standard & Poor's, AA+ by Fitch Ratings and
Aa2 by Moody's.

         As of May 17, 2004 S&P has revised its outlook on The PMI Group Inc.
and its rated subsidiaries, including PMI Mortgage Insurance Ltd and PMI
Indemnity Limited, from "negative" to "stable". No assurances are given regarding any future outlook or the future levels of the credit ratings of each of The PMI Group Inc., PMI Mortgage Insurance Ltd and PMI Indemnity Limited by
any of S&P, Moody's or Fitch Ratings.

         PMI Indemnity Limited, previously named CGU Lenders Mortgage Insurance
Limited, was formed in 1971 as a specialist insurer to provide mortgage insurance. PMI Indemnity Limited was acquired by PMI Mortgage Insurance
Australia (Holdings) Pty Ltd, described above, on September 14, 2001.

         As of December 31, 2003, the audited financial statements of PMI
Indemnity Limited had total assets of A$182 million and shareholders' equity of
A$131 million. PMI Indemnity Limited currently has an insurer financial strength rating of Aa3 by Moody's, AA by Fitch Ratings and AA- by Standard & Poor's.

         PMI Indemnity Limited ceased writing new business from July 1, 2002 with all new business now being written by PMI Mortgage Insurance Limited.

                                       62

         The business address of each of PMI Mortgage Insurance Ltd and PMI
Indemnity Limited is Level 23, 50 Bridge Street, Sydney, New South Wales.

GENERAL ELECTRIC GROUP

         GE Capital Mortgage Insurance Corporation (Australia) Pty Limited
("GEMICO") commenced operations in March 1998 and was established by GE as a sister company to GEMI. It is also a wholly owned subsidiary of GE Capital
Australia.

         Together GEMI and GEMICO insured all loans between December 15, 1997 and March 31, 2004.

         On March 31, 2004 the lenders mortgage insurance ("LMI") businesses
(including all of the LMI policies written during such period) of GEMI and
GEMICO were transferred to a new entity - GE Mortgage Insurance Company Pty
Limited ("GENWORTH GEMICO").

         The transfer of the LMI policies was made pursuant to two separate schemes under the Insurance Act 1973 (Cth) ("INSURANCE Act") approved by both
APRA and the Federal Court of Australia. One scheme effected the transfer of LMI policies issued by GEMI and the other scheme effected the transfer of LMI policies issued by GEMICO.

         Upon the completion of the transfer, the then current claims paying ratings for both GEMI and GEMICO ("AA" by S&P and Fitch and "Aa2" by Moody's)
were withdrawn and identical ratings were issued by all three local ratings agencies in respect of Genworth GEMICO.

         As at April 1, 2004, Genworth GEMICO had total assets of
A$1,662,413,000 and shareholder's equity of A$1,066,603,000.

LOANS INSURED BY THE GENWORTH FINANCIAL GROUP

         On or about May 24, 2004, New GEMICO became a wholly owned subsidiary of a newly incorporated and U.S. domiciled entity, Genworth Financial, Inc.
(NYSE: GNW). Genworth Financial, Inc. is a leading insurance holding company, serving the lifestyle protection, retirement income, investment and mortgage insurance needs of more than 15 million customers, and has operations in 22 countries, including the U.S., Canada, Australia, the U.K. and more than a dozen other European countries. Genworth Financial, Inc.'s rated mortgage insurance companies have financial strength ratings of "AA" (Very Strong) from Standard &
Poor's, "Aa2" (Excellent) from Moody's and "AA" (Very Strong) from Fitch.

         General Electric Company is currently the majority owner of Genworth
Financial, Inc. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General
Electric Company is rated AAA by Standard & Poor's and Aaa by Moody's. General
Electric Company is the indirect owner of lenders mortgage insurance business in the United States, United Kingdom, Canada, New Zealand and Australia.

         The principal place of business of GE Mortgage Insurance Pty Ltd, GE
Capital Mortgage Insurance Corporation (Australia) Pty Ltd and GE Mortgage
Insurance Company Pty Limited is Level 23, 259 George Street, Sydney, New South
Wales, Australia.

                                       63

HOUSING LOANS INSURANCE CORPORATION

         Housing Loans Insurance Corporation ("HLIC" or the "STATUTORY
AUTHORITY") was a Commonwealth Government statutory authority established under the Housing Loans Insurance Act 1965 (Cth). With effect from December 15, 1997 the Commonwealth Government:

         (a) transferred to the Commonwealth Government (pursuant to the Housing
         Loans Insurance Corporation (Transfer of Assets and Abolition) Act
         1996) (Cth) the liabilities of the Statutory Authority in relation to contracts of insurance to which the Statutory Authority was a party immediately before that day;

         (b) established a new corporation, Housing Loans Insurance Corporation
         Limited (ACN 071 466 334), which has since changed its name to GE
         Mortgage Insurance Pty Limited ("GEMI"), to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

         (c ) sold that new corporation (including the assets and infrastructure of the Statutory Authority) to GE Capital Australia, which is a wholly owned subsidiary of General Electric Company ("GE").

         References in this Offering Circular to "HLIC" are, with respect to contracts of insurance to which the Statutory Authority was a party on or before
December 12, 1997 and which are now vested in the Commonwealth of Australia.

                          THE TITLE INSURANCE POLICIES

COVER

         Some housing loans that are acquired may be secured by mortgages which will be the subject of a title insurance policy. Title insurance provides 100%
coverage for losses arising, among other things, as a result of a relevant mortgage:

         o  being subject to any prior encumbrance;

         o  not being validly registered; or

         o  being invalid or unenforceable.

         The issuer trustee will be the insured party under each title insurance policy in respect of each mortgage securing a housing loan.

         The insurer for any housing loan insured under a title insurance policy will be:

         o  First American Title Insurance Company of Australia Pty Limited; or

         o  any other entity approved from time to time by the trust manager and which each rating agency has confirmed will not cause a downgrade or withdrawal of the rating of any note.

         The trust manager will undertake:

                                       64

         o  not to take any action in respect of a housing loan where such action would be contrary to the terms of the title insurance policy covering that housing loan unless it is approved by the relevant title insurer; and

         o  to take such steps as are reasonably available to it to ensure that a title insurer is not relieved from its liability under its title insurance policy.

PERIOD OF COVER

         The title insurance policy in respect of each mortgage securing a housing loan commences on the date that the relevant title insurance policy for that mortgage is issued and continues for so long as:

         o  the issuer trustee owns the relevant mortgage;

         o  the issuer trustee retains an estate or interest in the relevant mortgage; or

         o  the issuer trustee, as a mortgagee exercising its power of sale, has a liability to a purchaser regarding the title to the land under a contract of sale for the land or the issuer trustee holds a debt secured by a mortgage given to the issuer trustee by a purchaser of the land.

         The policy also continues to provide protection if:

         o  the issuer trustee acquires all or part of the estate or interest in the relevant property by foreclosure or any other legal manner which discharges the relevant mortgage;

         o  a successor acquires an interest in the relevant mortgage; or

         o  a successor acquires the relevant mortgage or the estate or interest in the relevant property by operation of law and not purchase.

REFUSAL OR REDUCTION IN CLAIM

         Title insurance policies may not provide cover, or may provide a reduced amount of cover, for losses arising as a result of, among other things:

         o  any material misstatement, omission or misrepresentation in connection with obtaining the policies; or

         o  any material breach of the terms and conditions of the policies.

EXCLUSIONS

         The title insurer will not provide cover under the title insurance policy resulting from, among other things:

         o  restrictions or rights that are noted on the title to the land on the policy date;

                                       65

         o  the existence of laws which restrict or prohibit the use of the land or the breach of those laws;

         o  environmental contaminants or hazardous waste under the land;

         o  native title claims in relation to the land;

         o  risks which:

            o  the insured at any time created, allowed or agreed to;

            o  were known to the insured but not to the title insurer on or prior to the policy date;

            o  cause no loss to the insured;

            o  come into existence or are recorded in any public records after the date upon which the relevant mortgage is registered; or

            o  result in any loss of priority because the insured makes further advances despite knowing the existence of subsequent charges;

         o  if the relevant mortgage is or is claimed to be unenforceable or otherwise affected because the insured failed to comply with or breached the Consumer Credit Legislation or laws relating to the doing of business and the providing of credit; or

         o  if the insured is liable to pay compensation, penalties, etc., to any person because the insured failed to comply with or breached any credit laws.

DESCRIPTION OF TITLE INSURER

         First American Title Insurance Company of Australia Pty Limited ABN 64
075 279 908 is a subsidiary of First American Title Insurance Company, a specialist title insurer and a diversified provider of business information and related products and services in the United States. First American Title
Insurance Company of Australia Pty Limited trades as First Title in Australia under the following brand:

                           [LOGO OMITTED]FIRST TITLE

         First American Title Insurance Company was founded over 116 years ago with revenues of US$6.72 billion and approximately 30,000 employees worldwide in
2004. First American Title Insurance Company is publicly traded on the New York
Stock Exchange through its holding company, the First American Financial
Corporation.

         A.M. Best Company, an insurance company ratings and information agency, affirmed in 2002 the current rating for First American Title Insurance Company of Australia Pty Limited of A+ (Superior). A.M. Best Company evaluates title insurers from both an insurance and general industry perspective.

                                       66

         Currently, First American Title Insurance Company and First American
Financial Corporation have a rating of "A-" from S&P. First American Financial
Corporation has an Insurance Financial Strength rating of "A" from Fitch and
"A3" from Moody's.

                          DESCRIPTION OF THE US$ NOTES

GENERAL

         The issuer trustee will issue the US$ notes on the closing date pursuant to a direction from the trust manager to the issuer trustee to issue the notes and the terms of the master trust deed, the series notice and the note trust deed. The notes will be governed by the laws of New South Wales,
Australia. The following summary describes the material terms of the notes
(including the US$ notes). The summary does not purport to be complete and is subject to the terms and conditions of the transaction documents, any fixed-floating rate swaps and the currency swap.

FORM OF THE US$ NOTES

BOOK-ENTRY REGISTRATION

         The US$ notes will be issued only in registered book-entry form in minimum denominations of US$100,000 and multiples of US$1,000 in excess of that amount. Unless definitive notes are issued, all references to actions by the US$
noteholders will refer to actions taken by The Depository Trust Company (DTC)
upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to US$
noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the
US$ notes in accordance with DTC's procedures.

         US$ noteholders may hold their interests in the notes through DTC, in the United States, or through Clearstream Banking, societe anonyme (CLEARSTREAM,
LUXEMBOURG) or the Euroclear System (EUROCLEAR), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will be the registered noteholder of the US$ notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries'
names on the books of DTC.

         DTC has advised the trust manager and the underwriters that it is:

         o  limited-purpose trust company organized under the New York Banking
            Law;

         o  "banking organization" within the meaning of the New York Banking
            Law;

         o  a member of the Federal Reserve System;

         o  a "clearing corporation" within the meaning of the New York Uniform
            Commercial Code; and

         o  a "clearing agency" registered under the provisions of Section 17A of the United States Securities Exchange Act of 1934, as amended
            (the EXCHANGE ACT).

                                       67

         DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and
Exchange Commission (the SEC).

         Transfers between participants on the DTC system will occur in accordance with DTC's rules. Transfers between participants on the Clearstream,
Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC's rules on behalf of the relevant
European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to
DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

         Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a
Euroclear participant to a DTC participant will be received and available on the
DTC settlement date. However, it will not be available in the relevant
Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

         Purchases of US$ notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the US$ notes on DTC's records. The ownership interest of each actual US$ noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. US$
noteholders will not receive written confirmation from DTC of their purchase.
However, noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the US$ notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the US$ noteholders. US$ noteholders will not receive definitive notes representing their ownership interest in US$ notes unless use of the book-entry system for the US$ notes is discontinued.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co.
The deposit of securities with DTC

                                       68

and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of the US$ notes; DTC's records reflect only the identity of the DTC participants to whose accounts the
US$ notes are credited, which may or may not be the actual beneficial owners of the US$ notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to US$ noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote on behalf of the notes.
Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the US$ notes are credited on the record date, identified in a listing attached to the proxy.

         Principal and interest payments on the US$ notes will be made to DTC.
DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that payment date.
Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to US$ noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to
US$ noteholders is the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the principal paying agent.
Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

         According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

         Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream,
Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including U.S. dollars.

         Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry

                                       69

delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in multiple currencies, including U.S.
dollars.

         Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the EUROCLEAR OPERATOR.
The Euroclear Operator is regulated and examined by the Belgian Banking and
Finance Commission and the National Bank of Belgium.

         Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the "Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System". These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The
Euroclear Operator acts under these terms and conditions only on behalf of
Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the US$ notes held through Clearstream, Luxembourg or
Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream,
Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a US$ noteholder on behalf of a Clearstream,
Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of US$ notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE NOTE

         Notes issued in definitive form are referred to in this prospectus as
"definitive notes". US$ notes will be issued as definitive notes, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

         o  the principal paying agent advises the trust manager in writing that
            DTC is no longer willing or able to discharge properly its responsibilities as depository for the US$ notes, and the trust manager is not able to locate a qualified successor;

         o  the issuer trustee, at the direction of the trust manager, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

                                       70

         o  after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of the US$ notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the US$
            noteholders.

         Definitive notes will be transferable and exchangeable at the offices of the note registrar, which is initially the principal paying agent located at
101 Barclay Street, 21st Floor West, New York, New York 10286. The note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge.

         A definitive note may be transferred in whole or in part in an authorized denomination upon the surrender of the definitive note, at the office of the note registrar together with the form of transfer endorsed on it duly completed and executed.

         The note registrar shall not be required to register the transfer or exchange of any definitive notes within 10 calendar days preceding a payment date.

DISTRIBUTIONS ON THE NOTES

         Collections in respect of interest and principal will be received during each Collection Period. Collections include the following:

         o  payments of interest, principal and fees, including prepayments of principal under the housing loans;

         o  proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

         o  amounts received under mortgage insurance policies and title insurance policies;

         o  amounts received under any fixed-floating rate swaps and the currency swap;

         o  income in respect of authorized investments of the trust; and

         o  interest on amounts in the collection account.

         The issuer trustee will make payments on a quarterly basis on each payment date. On each payment date, the principal paying agent will distribute, indirectly through DTC and/or the depositaries, principal and interest, to the owners of record of the US$ notes as of the date which is 4 business days prior to that payment date if the US$ notes are held in book-entry form, or, if the
US$ notes are held in definitive form, the last day of the prior calendar month.
Payments on the definitive notes will be made to the US$ noteholder of record by
US$ check drawn on a bank in New York City and either mailed to the address of the US$ noteholder shown on the register as of 4:00 p.m. Melbourne time on the date that is 4 business days before the payment date or transferred to a US$
account maintained by the US$ noteholder with a bank in New York City.

                                       71

KEY DATES AND PERIODS

         The following are the relevant dates and periods for the allocation of cashflows and their payments.

COLLECTION PERIOD........................   with respect to a payment date, the
                                            period from, and including, the date
                                            which is 4 business days before the
                                            payment date preceding that payment
                                            date to, but excluding, the date
                                            which is 4 business days before that
                                            payment date. However, the first and
                                            last Collection Periods are as
                                            follows:

                                            o  first: period from and excluding
                                               the initial cut-off date to and
                                               including June 1, 2005; and

                                            o  last: period from and including
                                               the date which is 6 business days
                                               before the payment date
                                               immediately prior to the final
                                               payment date to and excluding the
                                               day which is 6 business days
                                               before that final payment date.

INTEREST PERIOD..........................   with respect to a note, each period
                                            from and including a payment date to
                                            and excluding the next payment date.
                                            However, the first and last Interest
                                            Periods for each note are as
                                            follows:

                                            o  first: period from and including
                                               the closing date to and excluding
                                               the first payment date; and

                                            o  last: period from and including
                                               the payment date prior to the
                                               earlier of the final maturity
                                               date and the date on which the
                                               relevant note is redeemed in full
                                               to and excluding the final
                                               maturity date or the date on
                                               which the relevant note is so
                                               redeemed.

DETERMINATION DATE.......................   with respect to a payment date, the
                                            date which is 4 business days before
                                            that payment date or, if that date
                                            is not a business day, then the next
                                            business day unless that day falls
                                            in the next calendar month, in which
                                            case the Determination Date will be
                                            the preceding business day.

PAYMENT DATE.............................   the 8th day or, if the 8th day is
                                            not a business day, then the next
                                            business day of each March, June,
                                            September and December unless that
                                            day falls in the next calendar
                                            month, in which case the payment
                                            date will be the preceding business
                                            day. The first payment date will be
                                            in June 2005.

EXAMPLE CALENDAR

         The following example calendar for a quarter assumes that all relevant days are business days.

                                       72

COLLECTION PERIOD........................   March 4th to June 4th

INTEREST PERIOD..........................   March 8th to June 7th

DETERMINATION DATE.......................   June 4th

PAYMENT DATE.............................   June 8th

CALCULATION OF INCOME

         On each Determination Date, the trust manager will calculate the Income for the immediately preceding Collection Period.

INCOME

         INCOME for a Collection Period means all moneys, rights and property which is received by the issuer trustee during that Collection Period by way of interest or otherwise in the nature of income in respect of the Authorized
Investments, including the housing loans, of the trust including:

         o  amounts attributable to interest received under any fixed-floating rate swaps and the currency swap;

         o  interest on income and any other monies received;

         o  amounts in the nature of, or attributable to, interest derived under a mortgage insurance policy or title insurance policy;

         o  interest and fees received from borrowers under the housing loans;
            and

         o  break payments received from mortgage insurers or borrowers under the housing loans.

APPLICATION OF MORTGAGE PRINCIPAL REPAYMENTS AND LIQUID AUTHORIZED
INVESTMENTS TO AVAILABLE INCOME

         The Trust Manager must ensure that, subject to the paragraph below, the trust will at all times have Liquid Authorized Investments at any time not less than 1% or such other percentage as determined by the trust manager and confirmed by each rating agency of the sum of the outstanding Principal Amount of any Redraw notes, the Class A A$ Equivalent of the outstanding Principal
Amount of the Class A notes, the outstanding Principal Amount of the Class AB notes, and the outstanding Principal Amount of the Class B notes. Such amount shall be known as the PRESCRIBED MINIMUM LEVEL. At closing, the Liquid
Authorized Investments will be acquired with the net proceeds from the sale of the notes and will, to the extent necessary, be replenished on each payment date with Mortgage Principal Repayments to the extent they are available as described below under "-- Additional Income Payments" and "-- Principal Distributions".

         If the trust manager determines on any Determination Date that the
Income of the trust for the Collection Period ending immediately prior to that
Determination Date is insufficient to meet the Primary Expenses of the trust for that Collection Period, then the trust manager will direct the issuer trustee to apply, first, the Liquid Authorized Investments and, then, if the Liquid

                                       73

Authorized Investments are insufficient, Mortgage Principal Repayments, to cover such INCOME SHORTFALL to the extent available.

         Income received during a Collection Period and any Mortgage Principal
Repayments and Liquid Authorized Investments applied as described above will constitute AVAILABLE INCOME.

DISTRIBUTION OF AVAILABLE INCOME

         On each payment date prior to the enforcement of the security trust deed, based on the calculations, instructions and directions provided to it by the trust manager on or before the date which is 4 business days before that payment date, the issuer trustee must pay or cause to be paid out of the
Available Income for the Collection Period ending immediately before that payment date, the following amounts, which together constitute the PRIMARY
EXPENSES, in the following order of priority:

     o    first, an amount equal to the Accrued Interest Adjustment to the seller;

     o    second, any taxes payable in relation to the trust;

     o    third, in the following order of priority, in payment of:

          o    pro rata:

               o    the issuer trustee's fee for the Collection Period; and

               o    any fees payable to the note trustee for the Collection
                    Period;

          o    pro rata:

               o    any fees payable pro rata to the paying agents for the
                    Collection Period;

               o    any fees payable to the calculation agent for the Collection
                    Period;

               o    any fees payable to the note registrar for the Collection
                    Period;

          o    the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the
               calculation agent, the note registrar, the trust manager and the servicer -- in relation to the Collection Period;

          o    the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the
               calculation agent, the note registrar, the trust manager and the servicer -- which the trust manager or the issuer trustee
               reasonably anticipates will be incurred prior to the next payment date; and

          o    the expenses of the trust -- other than any fees payable to the issuer trustee, the note trustee, the paying agents, the
               calculation agent, the note registrar, the trust manager and the servicer -- not covered by the two previous bullet points above which have already been incurred prior to the payment date but which have not previously been paid or reimbursed;

                                       74

     o    fourth, pro rata:

          o    the trust manager's fee for the Collection Period; and

          o    the servicer's fee for the Collection Period;

     o    fifth, pro rata:

          o    any amounts payable to the fixed-floating rate swap provider under any fixed-floating rate swaps other than any break costs in respect of the termination of a fixed floating rate swap;

          o    any interest on any Redraw notes for the Interest Period ending on that payment date to the Redraw noteholders;

          o    (1) the Class A A$ Interest Amount for that payment date to the currency swap provider and the reciprocal payment by the currency swap provider is thereafter to be applied towards payment of interest on the Class A notes, including interest due but unpaid from any previous payment date or (2) if the currency swap is terminated, an A$ amount that the trust manager determines in good faith to be applied on that payment date in order to enable the issuer trustee to meet its obligations to pay interest on the
               Class A notes, to the note trustee for purchase of U.S. dollars at the spot exchange rate to be applied towards payment of interest on the Class A notes on that payment date, including interest due but unpaid from any previous payment date; and

          o    to the currency swap provider any break costs payable to the currency swap provider under the currency swap other than in respect of the termination of the currency swap where the
               currency swap provider is the defaulting party, as such term is defined in the currency swap;

     o    sixth:

          o    any interest on the Class AB Notes for the Interest Period ending on that payment date, including any past due interest, to the
               Class AB noteholders; and

     o    seventh:

          o    any interest on the Class B notes for the Interest Period ending on that payment date, including interest due but unpaid from any previous payment date, to the Class B noteholders.

         The issuer trustee shall only make a payment described in any of the preceding bullet points in this section to the extent that any Available Income remains from which to make the payment after amounts with priority to that payment have been fully paid.

ADDITIONAL INCOME PAYMENTS

         On each payment date prior to the enforcement of the security trust deed, based on the calculations, instructions and directions provided to it by the trust manager, the issuer trustee

                                       75

must pay or cause to be paid out of any Income for the Collection Period available after paying the Primary Expenses referred to above the following amounts in the following order of priority:

     o    first, to be applied by the issuer trustee as Mortgage Principal
          Repayments for the corresponding Collection Period, of an amount equal to all amounts previously applied under the first bullet point under the heading "-- Principal Distributions", to the extent not previously so replenished;

     o    second, to reduce the Aggregate Principal Loss Amount for the corresponding Collection Period until the Aggregate Principal Loss
          Amount is reduced to zero;

     o    third, to reduce any Carryover Charge-Offs that have not been reduced on prior payment dates until the Carryover Charge-Offs are reduced to zero;

     o    fourth, pro rata any break costs to:

          o    the fixed-floating rate swap provider in respect of the
               termination of any fixed-floating swap; and

          o    the currency swap provider in respect of the termination of the currency swap where the currency swap provider is the defaulting party, as such term is defined in the currency swap;

     o    fifth, any fees payable to the seller; and

     o    sixth, the balance, if any, pro rata to each holder of a residual income unit.

         The issuer trustee shall only make a payment described in the bullet points in this section to the extent that any Income remains from which to make the payment after amounts with priority to that payment have been fully paid.
The aggregate amount of Income applied on a payment date under the second and third bullet points above is called the RECOVERY AMOUNT for that payment date and will be applied to make principal payments on the notes as described below under "-- Principal Distributions."

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

         Up to, and including, the Step-Up Margin Date, the interest rate for the US$ notes for any Interest Period will be equal to LIBOR on the related rate reset date plus a margin of [*]% per annum in respect of the Class A notes. If the issuer trustee has not redeemed all of the US$ notes by the Step-Up Margin
Date then the interest rate for any Interest Period commencing on or after that date for such US$ notes will be equal to LIBOR on the related rate reset date plus a margin of [*]% per annum in respect of the Class A notes.

         The STEP-UP MARGIN DATE means the payment date falling in March 2010.

         The interest rate for the Redraw notes will be as specified on the date the Redraw notes are issued. No Redraw notes may be issued unless the rating agencies have confirmed that the issue of the Redraw notes will not result in a reduction or withdrawal of the rating of any note outstanding.

                                       76

         With respect to any payment date, interest on the notes will be calculated as the product of:

          o    the outstanding Principal Amount of such class as of the first day of the applicable Interest Period, after giving effect to any payments of principal made or to be made with respect to such class on such day;

          o    the interest rate for such class of notes; and

          o    a fraction, the numerator of which is the actual number of days in the applicable Interest Period and the denominator of which is
               360 days for the US$ notes, or 365 days for the Class A A$
               Interest Amount, the Class AB notes and the Class B notes and the
               Redraw notes.

         A note will bear interest until the date that note is finally redeemed.
See "-- Final Redemption of the Notes" below.

CALCULATION OF LIBOR

         On the second banking day in London and New York before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next
Interest Period. This will be the rate reset date for LIBOR.

MORTGAGE PRINCIPAL REPAYMENTS

         On each Determination Date, the trust manager must determine the
Mortgage Principal Repayments for the Collection Period ending immediately prior to that Determination Date.

         MORTGAGE PRINCIPAL REPAYMENTS for a Collection Period are all amounts received by the issuer trustee during that Collection Period in connection with a housing loan or mortgage securing that housing loan which are:

          o    in respect of the repayment of any part of the principal
               outstanding under the housing loan;

          o    any net receipts of a principal or capital nature received in respect of any enforcement or recovery proceedings in respect of the housing loan or mortgage securing that housing loan;

          o    any net receipts of a principal or capital nature received under a mortgage insurance policy or title insurance policy in respect of the housing loan or mortgage securing that housing loan;

          o    any balance of the Prefunding Account on the first payment date after the closing date which is to be treated as a Mortgage
               Principal Repayment received by the issuer trustee during that
               Collection Period;

          o    any other amount which, under the first bullet point under the heading "-- Additional Income Payments", is to be treated as a
               Mortgage Principal Repayment received by the issuer trustee during that Collection Period; and

                                       77

          o    any other amount received on, under or in relation to the housing loan or mortgage securing that housing loan and which is not
               Income.

PRINCIPAL DISTRIBUTIONS

         On each payment date prior to the enforcement of the security trust deed, in accordance with the calculations, instructions and directions provided to it by the trust manager and except to the extent the trust manager directs the issuer trustee that such moneys be applied or retained for Liquidity
Purposes, as described below, the issuer trustee must distribute or cause to be distributed out of the Mortgage Principal Repayments in relation to the
Collection Period ending immediately before that payment date, any Liquid
Authorized Investments and any Recovery Amount for the corresponding payment date, the following amounts in the following order of priority:

          o    first, to make up any Income Shortfall. See "-- Application of
               Mortgage Principal Repayments and Liquid Authorized Investments
               to Available Income" above;

          o    second, to replenish Liquid Authorized Investments (after giving effect to the use of Liquid Authorized Investments to cure any
               Income Shortfall pursuant to the bullet point above) until the value of Liquid Authorized Investments equals the Prescribed
               Minimum Level;

          o    third, to Redraw noteholders in payment of the Principal Amount of the Redraw notes until such time as the Redraw notes have been redeemed in full; and

          o    fourth:

               o    if the Threshold Requirements have been met on the payment date, pro rata:

                       (A) to pay to (1) prior to the termination of the
                       currency swap, the currency swap provider the Class A A$
                       Equivalent of the Principal Amount of the Class A notes
                       and the reciprocal payment by the currency swap provider
                       is thereafter to be applied towards payment of the
                       Principal Amount of the Class A notes on that payment
                       date or (2) if the currency swap has been terminated, the
                       note trustee for purchase of U.S. dollars at the spot
                       exchange rate to be applied in repaying principal on the
                       Class A notes on that payment date, in each case until
                       such time as all of the Class A notes have been redeemed
                       in full;

                       (B) to pay the Class AB noteholders the payment of the
                       Principal Amount of the Class AB notes until such time as
                       all of the Class AB notes have been redeemed in full; and

                       (C) to pay the Class B noteholders in payment of the
                       Principal Amount of the Class B notes until such time as
                       all Class B notes have been redeemed in full,

              provided that:

                       (D) if the Threshold Requirements are satisfied on any
                       payment date prior to the third anniversary of the
                       closing date, the issuer trustee will pay on that payment
                       date under each of sub-paragraphs (B) and (C) above 50%
                       of the

                                       78

                       amount that would otherwise have been payable if not for
                       this sub-paragraph (D), and will pay the balance of the
                       amount otherwise so payable in accordance with sub-
                       paragraph (A). On or after the third anniversary of the
                       closing date, if the Threshold Requirements are
                       satisfied, the issuer trustee will pay 100% of the amount
                       payable under each of sub-paragraphs (B) and (C) above;
                       and

                       (E) each such amount in sub-paragraphs (B) and (C) above
                       shall only be distributed to the extent that such
                       distribution will not result in a breach of the Threshold
                       Requirements; or

          o    if the Threshold Requirements have not been met on the payment date, in the following order of priority:

               o    first:

                    o    to pay to (1) prior to the termination of the currency
                         swap, the currency swap provider the Class A A$
                         Equivalent of the Principal Amount of the Class A notes
                         and the reciprocal payment by the currency swap
                         provider is thereafter to be applied towards payment of
                         the Principal Amount of the Class A notes on that
                         payment date or (2) if the currency swap has been
                         terminated, the note trustee for purchase of U.S.
                         dollars at the spot exchange rate to be applied in
                         repaying principal on the Class A notes on that payment
                         date, in each case until such time as all Class A notes
                         have been redeemed in full;

               o    second:

                    o    to pay to the Class AB noteholders in payment of the
                         Principal Amount of the Class AB notes until such time
                         as all Class AB notes have been redeemed in full;

               o    third:

                    o    to pay the Class B noteholders in payment of the
                         Principal Amount of the Class B notes until such time
                         as all Class B notes have been redeemed in full; and

               o    fourth:

                    o    the balance as a distribution to the holder of the
                         residual capital unit as to A$10, and the remaining
                         balance pro rata to each holder of a residual income
                         unit.

         The issuer trustee, pursuant to the directions provided by the trust manager, will only make a payment described in any of the preceding bullet points above in this section to the extent that any Mortgage Principal
Repayments and Recovery Amounts remain from which to make the payment after amounts with priority to that payment have been fully paid. The issuer trustee will only use Liquid Authorized Investments in the third, fourth and fifth bullet points above to the extent that the application of Liquid Authorized
Investments will not reduce the value of Liquid Authorized Investments to less than the Prescribed Minimum Level.

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         LIQUIDITY PURPOSES include:

          o    replenishing Liquid Authorized Investments to maintain the
               Prescribed Minimum Level. See "-- Application of Mortgage
               Principal Repayments and Liquid Authorized Investments to
               Available Income";

          o    the provision by the issuer trustee of redraws in the manner described under "Interstar Residential Loan Program -- Special
               Features of the Housing Loans -- Redraws" above; and

          o    the provision by the issuer trustee of advances to borrowers under housing loans which provide for a line of credit facility or revolving credit facility.

         The THRESHOLD REQUIREMENTS will be met, at any time, if each of the following conditions are satisfied:

          o    there are no Carryover Charge-Offs at that time;

          o    no more than 5% of the housing loans (by unpaid principal
               balance) are in arrears by an amount equal to two or more monthly payments at that time;

          o    an amount equal to the aggregate of:

               1.   the Principal Amount of all Class AB notes outstanding at
                    that time; plus

               2.   the Principal Amount of all Class B notes outstanding at
                    that time;

         is not less than 0.25% of the amount equal to the aggregate of:

               1.   the Class A A$ Equivalent of the Initial Principal Amount of
                    all Class A notes; plus

               2.   the Initial Principal Amount of all Class AB notes; plus

               3.   the Initial Principal Amount of all Class B notes; and

          o    an amount equal to the aggregate of:

               1.   the Principal Amount of all Class AB notes outstanding at
                    that time; plus

               2.   the Principal Amount of all Class B notes outstanding at
                    that time;

         is not less than [*]% of the amount equal to the aggregate of:

               1.   the Class A A$ Equivalent of the Principal Amount of all
                    Class A notes outstanding at that time; plus

               2.   the Principal Amount of all Class AB notes outstanding at
                    that time; plus

               3.   the Principal Amount of all Class B notes outstanding at
                    that time.

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CHARGE-OFFS

         If, on any payment date, the Aggregate Principal Loss Amount for the related Collection Period exceeds the amount allocated or available for allocation on that payment date under the second bullet point under the heading
"-- Additional Income Payments", the amount of the excess will be the CHARGE-OFF for that payment date. The trust manager will notify the issuer trustee and the note trustee of the amount of any Charge-Offs for any payment date. The total of the Charge-Offs from prior payment dates that have not been reduced from Income as described above under "-- Additional Income Payments" are called CARRYOVER
CHARGE-OFFS.

PAYMENTS INTO US$ ACCOUNT

         The principal paying agent shall open and maintain a US$ account into which the currency swap provider shall deposit on each payment date amounts denominated in US$. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the trust manager or the servicer receives any amount denominated in
US$ from the currency swap provider under the currency swap, they will also promptly pay that amount to the credit of the US$ account.

PAYMENTS OUT OF US$ ACCOUNT

         At the direction of the trust manager, the issuer trustee shall, or shall require that the principal paying agent, on behalf of the issuer trustee, distribute the following amounts from the US$ account in accordance with the note trust deed and the agency agreement on each payment date pro rata between the relevant notes of a class and to the extent payments relating to the following amounts were made to the currency swap provider:

          o    interest on the Class A notes; and

          o    principal on the Class A notes, until their outstanding principal amount is reduced to zero.

NOTICES

         Where the note trust deed provides for notice to US$ noteholders of any event, such notice shall be sufficiently given, unless otherwise provided by law or otherwise expressly stated in the note trust deed, for so long as the US$
notes are listed on the Irish Stock Exchange and the Irish Stock Exchange so
requires, if a copy is delivered to the Company Announcement Office of the Irish
Stock Exchange and if a copy of such notice is made available at the registered office of the Irish Paying Agent at Guild House, Guild Street, Dublin 1,
Republic of Ireland.

         Any notice to US$ noteholders specifying a payment date, an interest rate, interest payable, a principal payment -- or the absence of a principal payment -- and the Principal Amount of the US$ notes after giving effect to such payment, will be deemed to have been properly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg,
L.P. or any other similar electronic reporting service as may be approved by the note trustee in writing and notified to US$ noteholders. This notice will be considered to have been given on the first date on which it appears on the relevant electronic reporting service. If it

                                       81

is impossible or impracticable to give notice as stated in this paragraph, then notice of the matters discussed in this paragraph will be given in the manner stated in the paragraph above.

FIXED-FLOATING RATE SWAPS

         The issuer trustee will in the future enter into a swap governed by an
ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the fixed-floating rate swap provider, each time a fixed-rate housing loan is added to the housing loan pool or if a borrower converts a floating rate loan to a fixed rate loan, to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the trust, including the interest due on the notes. Such fixed-floating rate swaps will cover the housing loans which bear a fixed rate of interest as of the applicable cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest.

         The issuer trustee will pay the fixed-floating rate swap provider on each payment date an amount calculated by reference to the applicable fixed rate on the housing loans which are subject to a fixed rate of interest. The issuer trustee will also pay the fixed-floating rate swap provider all break fees from borrowers with fixed rate loans received during the related Collection Period.

         The issuer trustee will receive from the fixed-floating rate swap provider on each payment date an amount calculated by reference to the Bank Bill
Rate.

         The terms of each fixed-floating rate swap allow for netting of swap payments for transactions under the one confirmation.

FIXED-FLOATING RATE SWAP DOWNGRADE

         If the fixed-floating rate swap provider's rating falls below:

          o    a short term credit rating of A-1 by S&P; or

          o    a long term credit rating of A2 or a short term credit rating of
               P-1 by Moody's,

the fixed-floating rate swap provider must immediately, at its cost, novate its obligations to a replacement fixed-floating rate swap provider with a short term credit rating of at least A-1 by S&P and a long term credit rating of at least
A2 and a short term credit rating of P-1 by Moody's; and if the fixed-floating rate swaps are not novated to a replacement fixed-floating rate swap provider within:

          o    30 days, if the fixed-floating rate swap provider is downgraded to less than a short term credit rating of A-1 by S&P or less than a long term credit rating of A3 by Moody's; or

          o    5 business days, if the fixed-floating rate swap provider is downgraded to less than a short term credit rating of P-1 by
               Moody's,

then the fixed-floating rate swap provider must cash collateralize its obligations.

         Where the fixed-floating rate swap provider must or elects to cash collateralize its obligations, it will, at its own cost, deposit into a swap collateral account sufficient funds to

                                       82

ensure that the amount standing to the credit of that account is equal to the greater of the following -- unless otherwise agreed by the rating agencies:

          o    an amount sufficient to maintain the rating of the notes at the rating that was applicable to those notes immediately prior to the rating downgrade of the fixed-floating rate swap provider;

          o    the amount of the next swap payment due by the fixed-floating rate swap provider; and

          o    1% of the aggregate Principal Amount of the notes -- or as applicable the Australian dollar equivalent -- at that time.

TERMINATION BY THE FIXED-FLOATING RATE SWAP PROVIDER

         The fixed-floating rate swap provider will have the right to terminate a fixed-floating rate swap in the following circumstances:

          o    the issuer trustee fails to make a payment under the
               fixed-floating rate swap within 10 business days after notice of failure is given to the issuer trustee by the fixed-floating rate swap provider;

          o    if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations or comply with any material provision of the fixed-floating rate swap;

          o    an Insolvency Event has occurred with respect to the issuer trustee and the issuer trustee has not novated its obligations within 30 days of the Insolvency Event and such substitution will not have caused a downgrade or withdrawal of the rating of the notes; or

          o    an event of default has occurred and the security trustee has exercised its rights to enforce the charge under the security trust deed.

         The issuer trustee will have the right to terminate a fixed-floating rate swap in the following circumstances:

          o    the fixed-floating rate swap provider fails to make a payment under the fixed-floating rate swap within 10 business days after notice of failure is given to the fixed-floating rate swap provider by the issuer trustee;

          o    if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations or comply with any material provision of the fixed-floating rate swap; or

          o    an Insolvency Event has occurred with respect to the
               fixed-floating rate swap provider.

                                       83

THE CURRENCY SWAP

         Collections on the housing loans and payments to the issuer trustee under any fixed-floating rate swaps will be denominated in Australian dollars.
The payments to the issuer trustee under any fixed-floating rate swaps will be calculated by reference to the Bank Bill Rate. However, the payment obligations of the issuer trustee on the US$ notes are denominated in U.S. dollars and the
US$ notes bear interest at a rate calculated by reference to LIBOR. The issuer trustee will enter into the currency swap to hedge its interest rate and currency exposure in relation to the Class A notes. This currency swap is called the currency swap and will be governed by the laws of England and Wales.

         The currency swap will be governed by a standard form ISDA Master
Agreement, as amended by its supplementary schedule and confirmed by its separate written confirmation relating to the Class A notes.

         Under the currency swap, the issuer trustee will pay to the currency swap provider on each payment date an amount in Australian dollars equal to the lesser of (1) its pro rata share of the Mortgage Principal Repayments -- except to the extent applied or retained for Liquidity Purposes -- any available Liquid
Authorized Investments and Recovery Amounts remaining after making the distributions to make up any Income Shortfalls or to pay principal on the Redraw notes, if any -- see "-- Principal Distributions" above -- and (2) the Class A
A$ Equivalent of the Principal Amount of the Class A notes. The currency swap provider will pay directly to the US$ account of the principal paying agent on the related payment date an amount denominated in United States dollars which is equivalent to such Australian dollar payment. Under the currency swap, the equivalent United States dollar payment will be calculated using an exchange rate of US$[*]=A$1.00. This exchange rate will be fixed for the term of the currency swap.

         In addition, under the currency swap, on each payment date the issuer trustee will pay to the currency swap provider the Class A A$ Interest Amount, for that payment date. The currency swap provider will pay directly to the US$
account of the principal paying agent on the related payment date an amount equal to the interest payable in US$ to the US$ noteholders. The currency swap provider will be required to gross-up payments to the principal paying agent in respect of any withholding taxes levied on payments by it under a US$ currency swap. However, the issuer trustee will not be required to pay grossed-up amounts to the currency swap provider under the currency swap.

         If on any payment date the issuer trustee does not or is unable to make the full floating rate payment under the currency swap, the US$ floating rate payment to be made by the currency swap provider with respect to such Australian dollar floating rate payment will be reduced by the same proportion as the reduction in such payment from the issuer trustee.

         The purchase price for the US$ notes will be paid by investors in U.S.
dollars, but the consideration for the purchase by the issuer trustee of an equitable interest in the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the proceeds of the issue of the US$ notes in U.S. dollars. In return the issuer trustee will be paid by the currency swap provider the Class A A$ Equivalent of that U.S. dollar amount.

TERMINATION BY THE CURRENCY SWAP PROVIDER

         The currency swap provider shall have the right to terminate such currency swap in the following circumstances:

                                       84

          o    if the issuer trustee fails to make a payment under the currency swap within ten business days of its due date;

          o    an Insolvency Event with respect to the issuer trustee occurs or the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the currency swap;

          o    if due to a change in law it becomes illegal for either party to make or receive payments or comply with any other material provision of the currency swap. The currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or
               withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the currency swap. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body; or

          o    an event of default has occurred and the security trustee has exercised its rights to enforce the charge under the security trust deed.

TERMINATION BY THE ISSUER TRUSTEE

         There are a number of circumstances in which the issuer trustee has the right to terminate the currency swap. In each of these cases and with respect to the currency swap, it is only permitted to exercise that right with the prior written consent of the note trustee:

          o    where the currency swap provider fails to make a payment under the currency swap within ten business days of its due date or the currency swap provider becomes insolvent or merges into another entity without that entity properly assuming responsibility for the obligations of the currency swap provider under such currency swap;

          o    if due to a change in law it becomes illegal for either party to make or receive payments or comply with any other material provision of the currency swap. The currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or
               withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

          o    if the issuer trustee becomes obligated to make a withholding or deduction in respect of the notes or in respect of payments under the currency swap or borrowers under the housing loans become obliged to make a withholding or deduction in respect of payments under the housing loans and the notes are redeemed as a result.
               See "--Redemption of Notes for Taxation or Other Reasons" below;
               or

          o    the currency swap provider breaches its obligation to deposit cash collateral with the issuer trustee or to transfer the currency swap to a replacement currency swap

                                       85

               provider or to enter into another arrangement required by the rating agencies in accordance with the currency swap.

         The issuer trustee may only terminate the currency swap with the prior written consent of the note trustee. Each party may terminate the currency swap only after consulting with the other party as to the timing of the termination.
The issuer trustee will exercise such right to terminate at the direction of the trust manager.

CURRENCY SWAP DOWNGRADE

         If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the currency swap provider does not have a short term credit rating of A-1+ by S&P and a long term credit rating of at least A2 and a short term credit rating of at least P-1 by Moody's the currency swap provider must within:

          o    30 days of a downgrade of the currency swap provider's short term credit rating by S&P to not lower than A-1 or the downgrade of its short term credit rating by Moody's to lower than P-1 or the downgrade of its long term credit rating by Moody's to not lower than A3; or

          o    5 business days of any other such withdrawal or downgrade:

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at the currency swap provider's cost:

          o    transfer to the issuer trustee such amount of cash and/or
               securities as agreed in the credit support documentation in a form and substance approved by each rating agency;

          o    procure a novation of the rights and obligations of the currency swap provider under the currency swap to one or more replacement currency swap providers each with a credit rating not less than
               A-1+ (short term) from S&P and A2 (long term) and P-1 (short term) from Moody's;

          o    procure another person with a credit rating not less than A-1+
               (short term) from S&P and A2 (long term) and P-1 (short term)
               from Moody's to become a co-obligor in respect of its obligations under the currency swap; or

          o    enter into such other arrangements which each rating agency has confirmed will result in there not being a withdrawal or
               downgrade of the then current credit ratings assigned by it to the notes.

         If, at any time, the currency swap provider's obligations under the currency swap are novated or the currency swap provider is otherwise replaced as currency swap provider, the currency swap provider shall be immediately entitled to any cash and/or securities which it has transferred to the issuer trustee pursuant to such currency swap and related credit support documentation.

TERMINATION PAYMENTS

         On the date of termination of the currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer

                                       86

trustee. The termination of the currency swap where a replacement currency swap, on terms that will not lead to a withdrawal or downgrade of the then current rating assigned by either rating agency to the notes, is not put in place, is an event of default under the security trust deed.

         The termination payment in respect of the currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the currency swap provider to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

REPLACEMENT OF THE CURRENCY SWAP

         If the currency swap is terminated, the issuer trustee must, at the direction of the trust manager, enter into one or more replacement currency swap which replace such currency swap, but only on the condition that:

          o    the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of the currency swap will be paid in full when due in accordance with the series notice and such currency swap;

          o    the then current ratings assigned to the notes by either rating agency will not be withdrawn or downgraded; and

          o    the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under the currency swap.

         If the preceding conditions are satisfied, the issuer trustee must, at the direction of the trust manager, enter into a replacement currency swap, and if it does so it must direct the provider of the replacement currency swap to pay any up-front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as an expense of the trust.

CURRENCY SWAP PROVIDER

         The currency swap provider will be Barclays Bank PLC.

         The short term unsecured obligations of Barclays Bank PLC are rated
A-1+ by S&P, P-1 by Moody's and F1+ by Fitch Ratings Limited and the long term obligations of Barclays Bank PLC are rated Aa1 by Moody's, AA by S&P and AA+ by
Fitch Ratings Limited.

         The annual report on Form 20-F for the year ended December 31, 2004 of
Barclays PLC and Barclays Bank PLC is on file with the Securities and Exchange
Commission. Barclays Bank PLC will provide without charge to each person to whom this prospectus is delivered, on the request of that person, a copy of the Form
20-F referred to in the previous sentence. Written requests should be directed to Barclays Bank PLC, 54 Lombard Street, London, EC3P 3AH, England if made prior to May 31, 2005, and to 1 Churchill Place, London E16 5HP, England if made on or after May 31, 2005, in each case marked "Attention: Barclays Group Corporate
Secretariat."

                                       87

SWAP COLLATERAL ACCOUNT

         If a swap provider provides cash collateral to the issuer trustee:

          o    the trust manager must direct the issuer trustee, and the issuer trustee must, as soon as practicable, establish and maintain in the name of the issuer trustee a swap collateral account with an
               Approved Bank such that the deposit does not cause a downgrade or withdrawal of the rating of any notes; and

          o    the swap provider must deposit the cash collateral in the swap collateral account.

         The issuer trustee may only make withdrawals from a collateral account upon the direction of the trust manager and only for the purpose of:

          o    entering into a substitute swap;

          o    refunding to that swap provider the amount of any reduction in the swap collateral amount, but only if the ratings of the notes are not thereby withdrawn or reduced;

          o    withdrawing any amount which has been incorrectly deposited into the swap collateral account;

          o    paying bank accounts debit tax or equivalent taxes payable in respect of the swap collateral account; or

          o    funding the amount of any payment due to be made by that swap provider under the relevant swap following the failure by that swap provider to make that payment.

WITHHOLDING OR TAX DEDUCTIONS

         All payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted.
Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

AT THE OPTION OF NOTEHOLDERS

         If the trust manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that on the next payment date the issuer trustee or any paying agent would be required to deduct or withhold from any payment:

          o    of principal or interest in respect of the notes;

                                       88

          o    by the issuer trustee to the currency swap provider under the currency swap;

          o    any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any
               government agency; or

          o    a government agency requires the deduction or withholding from payments by borrowers under the housing loans of any amount for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by that government agency;

then the issuer trustee must, when so directed by noteholders representing at least 75% of the outstanding Principal Amount of the notes provided that the issuer trustee will be in a position on the next payment date to discharge, and the trust manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes, redeem all, but not some, of the notes at their outstanding Principal Amount, together with accrued interest to the date of redemption on any subsequent payment date.
Noteholders must be given notice of a redemption not more than 60 nor less than
45 days prior to the date of redemption.

AT THE OPTION OF THE TRUST MANAGER

         If the trust manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that on the next payment date the currency swap provider would be required to deduct or withhold from any payment under the currency swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by any government agency, then the issuer trustee must, when so directed by the trust manager, in its sole discretion, provided that the issuer trustee will be in a position on such payment date to discharge and the trust manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of the notes and any amounts required under the security trust deed to be paid in priority to or equal with the notes, redeem all, but not some, of the notes at their outstanding Principal Amount, together with accrued interest to the date of redemption on any subsequent payment date.
Noteholders must be given notice of a redemption not more than 60 nor less than
45 days prior to the date of redemption.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

         If an event of default occurs under the security trust deed while the notes are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the security trust deed, and will, if so directed by the
Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. If the trust terminates while notes are outstanding, the seller has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See
"Description of the Transaction Documents -- The Security Trust Deed".

                                       89

OPTIONAL REDEMPTION OF THE NOTES

ON STEP-UP MARGIN DATE

         At the trust manager's direction, to be given not later than four business days before the relevant payment date, the issuer trustee must redeem all of the notes in a class by repaying the outstanding Principal Amount of the notes in that class, together with accrued interest to, but excluding, the date of redemption, on any payment date falling on or after the Step-Up Margin Date, being the March 2010 payment date, provided that:

          o    the trust manager has provided to:

          o    each relevant noteholder, in accordance with the notice
               provisions set forth under the heading "-- Notices", the note trustee and the issuer trustee, 30 days prior notice; and

          o    each rating agency, 30 days prior written notice,

         of the trust manager's intention to direct the issuer trustee to redeem the relevant notes;

          o    the trust manager has received from each rating agency written confirmation that the repayment will not result in a downgrade or withdrawal of the rating of any other notes;

          o    the issuer trustee has sufficient cash to make such repayment, in respect of which the issuer trustee may rely conclusively on a certification from the trust manager;

          o    the issuer trustee retains such amount as the trust manager or the issuer trustee reasonably determines will be necessary to satisfy any outstanding or anticipated expenses of the trust, payment to any noteholder in respect of a note which is not to be so redeemed or payment to any swap provider;

          o    in no circumstance may the trust manager give such a direction in relation to Class AB noteholders or Class B noteholders unless:

          o    there are at that time no Redraw notes or Class A notes
               outstanding; or

          o    the trust manager at the same time gives or has given a direction to redeem the Redraw notes and the Class A notes; and

          o    in no circumstances may the trust manager give such a direction in relation to Class B noteholders unless:

          o    there are at that time no Class AB notes outstanding; or

          o    the trust manager at the same time gives or has given a direction to redeem the Class AB notes.

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WHEN 10% OF NOTES OUTSTANDING

         If the total outstanding Principal Amount of all notes in all classes does not exceed 10% of the Initial Principal Amount of all notes the issuer trustee must, if so directed in writing by the trust manager, repay the whole of the Principal Amount of all notes together with any outstanding interest in relation to those notes on the next payment date provided that:

          o    the trust manager has provided to:

          o    each noteholder, in accordance with the notice provisions set forth under the heading "-- Notices", the note trustee and the issuer trustee, 30 days prior notice; and

          o    each rating agency, 30 days' prior written notice,

         of the trust manager's intention to direct the issuer trustee to redeem the notes;

          o    the issuer trustee has sufficient cash to make such repayment, in respect of which the issuer trustee may rely conclusively on a certification from the trust manager;

          o    the issuer trustee retains such amount as the trust manager or the issuer trustee reasonably determines will be necessary to satisfy any outstanding or anticipated expenses of the trust or payment to any swap provider; and

          o    the repayment of principal on the notes is made in the order of priority described under "-- Principal Distributions" above.

FINAL MATURITY DATE

         The issuer trustee must pay the Principal Amount in relation to each note on or by the final maturity date relating to that note. The failure of the issuer trustee to pay the Principal Amount within ten business days of the final maturity date, or within any other applicable grace period agreed upon with the
Mortgagees, will be an event of default under the security trust deed. The final maturity date for the notes is the payment date falling in December 2036.

FINAL REDEMPTION OF THE NOTES

         Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the Principal Amount of that note will be finally discharged, upon the first to occur of:

          o    the date on which the Principal Amount of the note is reduced to zero;

          o    the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

          o    the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

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          o    the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the series notice;

          o    the date on which all of the principal of the notes is repaid in accordance with "-- Principal Distributions" described above;

          o    the date on which the notes are redeemed for taxation or other reasons; and

          o    the date on which optional redemption of the notes is exercised.

TERMINATION OF THE TRUST

TERMINATION EVENTS

         The trust shall continue until, and shall terminate on the later of:

          o    the Termination Date; and

          o    the date on which the assets of the trust have been sold or realized, which shall be within 180 days after the Termination
               Date so far as reasonably practicable and reasonably commercially viable.

REALIZATION OF TRUST ASSETS

         On the Termination Date, subject to the seller's right of first refusal, the issuer trustee must sell and realize the assets of the trust within
180 days. During the 180-day period, performing housing loans may not be sold for less than their Unpaid Balance, and non-performing housing loans may not be sold for less than the fair market value of such housing loans and their related security, as agreed upon by the issuer trustee, based on appropriate expert advice, and the seller; provided that the issuer trustee may not sell any performing housing loan within the 180-day period for less than its fair market value without the consent of the holders of 75% of the aggregate outstanding
Principal Amount of the notes. The trust manager will determine whether a housing loan is performing or non-performing.

SELLER'S RIGHT OF FIRST REFUSAL

         As soon as practical after the Termination Date, the trust manager will direct the issuer trustee to offer to assign to the seller, its entire right, title and interest in and to the housing loans sold by it for their Unpaid
Balance, for performing housing loans, and their fair market value, for non-performing housing loans; provided that, if the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of 75% of the aggregate outstanding Principal Amount of the notes.

         The issuer trustee is not entitled to sell any housing loans unless the seller has failed to accept the offer made to it within 180 days after the occurrence of the Termination Date by paying to the issuer trustee the purchase price.

DISTRIBUTION OF PROCEEDS FROM REALIZATION OF TRUST ASSETS

         After deducting expenses, the trust manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of the trust in accordance with the cashflow allocation

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methodology set out in "-- Distribution of Available Income", "-- Additional
Income Payments" and "-- Principal Distributions", and in accordance with any directions given to it by the trust manager. If all of the notes have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of the trust to the residual beneficiary.

PRESCRIPTION

         A US$ note will be void in its entirety if not surrendered for payment within ten years of the relevant date in respect of any payment on the note, the effect of which would be to reduce the principal amount of such note to zero.
The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received in New York City by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant note. After the date on which a US$ note becomes void in its entirety, no claim may be made in respect of it.

REPORTS TO NOTEHOLDERS

         On each payment date, the trust manager will, in respect of the
Collection Period ending before that payment date, deliver to the principal paying agent and the note trustee a noteholders' report containing the following information:

          o    the aggregate Principal Amount of each class of notes as at the first day after the payment date occurring during that Collection
               Period;

          o    the aggregate amount of interest payable on each class of notes on the corresponding payment date, if any;

          o    the aggregate of all principal payments to be made in respect of each class of notes on the corresponding payment date, if any;

          o    the Income for the Collection Period;

          o    the Mortgage Principal Repayments for the Collection Period;

          o    the expenses of the trust for the Collection Period;

          o    the aggregate of all redraws on the housing loans made during the
               Collection Period;

          o    the interest rate for each class of notes for the Interest Period ending on the day before the next payment date;

          o    the scheduled and unscheduled payments of principal on the housing loans during the Collection Period;

          o    the Aggregate Principal Loss Amounts, if any, for the Collection
               Period;

          o    the aggregate of the outstanding balances of the housing loans as at the last day of the Collection Period;

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          o    the Charge-Off and Carryover Charge-Offs, if any, for the
               corresponding payment date;

          o    the Recovery Amount for the corresponding payment date, if any;
               and

          o    delinquency and loss statistics with respect to the housing loans during the Collection Period.

         Unless and until definitive US$ notes are issued, beneficial owners will receive noteholders' reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

         Unless and until definitive US$ notes are issued, quarterly and annual unaudited reports containing information concerning the trust and the US$ notes will be prepared by the trust manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the US$ notes in accordance with the rules, regulations and procedures creating and affecting
DTC. However, such reports will not be sent directly to each beneficial owner while the US$ notes are in book-entry form. Upon the issuance of fully registered, definitive notes, such reports will be sent directly to each US$
noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The trust manager will file with the SEC such reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the
Exchange Act and the rules and regulations of the SEC thereunder, the trust manager expects that the obligation to file such reports will be terminated following the end of June 2006.

         For so long as any of the US$ notes are listed on the Irish Stock
Exchange and the rules of the Irish Stock Exchange so require, all notices to holders of the US$ notes will be filed with the Irish Stock Exchange.

VOTING AND CONSENT OF NOTEHOLDERS

         The note trustee is not bound to:

          o    vote under the security trust deed;

          o    direct the security trustee to enforce the security under the security trust deed; or

          o    otherwise take any proceedings, actions or steps pursuant to or in connection with the security trust deed, the note trust deed or the US$ notes,

unless the note trustee is directed or requested to do so by noteholders of at least 75% of the outstanding Principal Amount of the US$ notes, and then, only if the note trustee is indemnified to its satisfaction in accordance with the note trust deed.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary, together with the information above under the heading "Description of the US$ Notes", describes the material terms of the master trust deed, the series notice, the note trust deed, the security trust deed, the agency agreement, the investment management agreement and the backup servicer agreement, collectively called the TRANSACTION DOCUMENTS. The summary does not purport to be complete and is subject to the

                                       94

provisions of the transaction documents. All of the transaction documents, except for the note trust deed and the backup servicer agreement are governed by the laws of the State of New South Wales, Australia. The note trust deed is governed by the laws of the State of New South Wales, Australia and the administration of the trust is governed by New York law. The backup servicer agreement is governed by the laws of the State of Victoria, Australia. A copy of the master trust deed and the investment management agreement and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

TRUST ACCOUNTS

         The issuer trustee will establish and maintain the collection account with an Approved Bank. The collection account will initially be established with
National Australia Bank Limited, which has a short term rating of P-1 from
Moody's and A-1+ from S&P. The bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the trust. This account will not be used for any purpose other than for the trust.

         The trust manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of the trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the trust shall be effected and when and how the same should be effected.

MODIFICATIONS

         The issuer trustee, the trust manager and the servicer, with respect to the master trust deed, the series notice and the investment management agreement, after giving notice to the rating agencies, or the note trustee, the trust manager and the issuer trustee with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the series notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected upon -- in the case of the master trust deed or the series notice
-- the consent of the noteholders or residual beneficiary or -- in the case of the note trust deed -- the consent of the US$ noteholders as described in the following paragraph or is:

          o    to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

          o    necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

          o    appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation or controlled by any government, including, without limitation, an addition or modification which is appropriate or expedient as consequence of the enactment of a statute or regulation or an amendment any statute or regulation or ruling by the Australian Commissioner or Commissioner of
               Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to of the Interstar Millennium Trusts;

                                       95

          o    in the case of the master trust deed only, in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

         Except for an alteration, addition or modification as described in the preceding section, where, in the opinion of the issuer trustee -- in the case of the master trust deed or the series notice -- or the note trustee -- in the case of the note trust deed -- a proposed alteration, addition or modification to the master trust deed, the series notice or the note trust deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual beneficiary, such alteration, addition or modification may only be effected with the prior consent of the holders of at least 75% of the aggregate outstanding Principal Amount of the relevant class or classes of notes or with the prior written consent of the residual beneficiary, as the case may be.

THE ISSUER TRUSTEE

         The issuer trustee is appointed as trustee of the trust on the terms set out in the master trust deed and the series notice. The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the trust in accordance with the transaction documents, any fixed floating rate swap and the currency swap.

         The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

DELEGATION

         In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, with the approval of the trust manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee.

TRUST INDENTURE ACT

         Under the note trust deed, the issuer trustee, or the trust manager on its behalf, must deliver to the note trustee, within 120 days after the end of each fiscal year of the trust, commencing on the fiscal year ending March 31,
2006 and otherwise in compliance with the requirements of section 314(a)(4) of the United States Trust Indenture Act of 1939, as amended, a certificate stating that:

          o    a review of the activities of the issuer trustee in respect of the trust during such year and of performance under the
               transaction documents, any fixed floating rate swap and the currency swap, has been made under supervision of the person signing the certificate; and

          o    to the best of the knowledge of the person signing the
               certificate, based on the review referred to in the above bullet point, the issuer trustee has complied with all conditions and covenants under the transaction documents, any fixed floating rate swap and the currency swap, throughout the relevant year, or, if there has been a

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               default in the compliance of any such condition or covenant, specifying each such default known to that person of the nature and status of the default.

         The issuer trustee, or the trust manager, on its behalf, must deliver to the note trustee on the closing date, an opinion stating that the security trust deed and any other requisite documents have been properly recorded and filed. Within 120 days after the end of each fiscal year commencing on the fiscal year ending March 31, 2006 the issuer trustee, or the trust manager, on its behalf, must deliver an opinion stating that action has been taken with respect to the recording and filing of the security trust deed and any other requisite document or that no action is required to maintain the security interest created by the security trust deed.

ISSUER TRUSTEE AND SECURITY TRUSTEE FEES AND EXPENSES

         The issuer trustee, the security trustee and the trust manager are collectively entitled to a fee for each Collection Period equal to 0.1% per annum of the aggregate outstanding Principal Amount of the notes on the first day of each Collection Period payable in arrears on the next payment date.

         Each of the issuer trustee and the security trustee will be indemnified out of the assets of the trust for any liability, cost or expense incurred by it in its capacity as issuer trustee or security trustee, as applicable, except to the extent that such liability, cost or expense is caused by the fraud, negligence or wilful default of the issuer trustee or security trustee, as applicable.

REMOVAL OF THE ISSUER TRUSTEE

         The issuer trustee is required to retire as trustee after a direction from the trust manager in writing following an Issuer Trustee's Default.

         If the issuer trustee does not retire within 30 days of being directed by the trust manager to do so, the trust manager shall have the right to remove the issuer trustee from office as trustee of the Interstar Millennium Trusts.

         On the retirement or removal of the issuer trustee the trust manager, subject to giving prior notice to each rating agency shall be entitled to appoint in writing some other statutory trustee to be the issuer trustee provided that appointment will not in the reasonable opinion of the trust manager materially prejudice the interests of any noteholders. Until the appointment is completed, the trust manager shall act as issuer trustee and will be entitled to the trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

         The issuer trustee may resign on giving to the trust manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the trust manager and the issuer trustee may agree, of its intention to do so.

         Before retirement, the issuer trustee must appoint a successor trustee who is approved by the trust manager, or who may be the trust manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the trust manager shall act as trustee until a successor trustee is appointed.

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LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

         The issuer trustee enters into the transaction documents, any fixed-floating rate swap and the currency swap, and issues the notes only in its capacity as trustee of the trust and in no other capacity. A liability incurred by the issuer trustee acting in its capacity as trustee of the trust arising under or in connection with the transaction documents, any fixed-floating rate swap and the currency swap, or the trust or in respect of the notes is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the trust out of which the issuer trustee is actually indemnified for the liability. This limitation of the issuer trustee's liability applies despite any other provision of the transaction documents, any fixed-floating rate swap and the currency swap, and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents, any fixed-floating rate swap and the currency swap, or the trust.

         No noteholder nor any party to any transaction document, any fixed-floating rate swap and the currency swap, may sue the issuer trustee in any capacity other than as trustee of the trust or seek the appointment of a receiver, liquidator, administrator or similar person to the issuer trustee --
except in relation to the assets of the trust -- or prove in any liquidation, administration or arrangements of or affecting the issuer trustee -- except in relation to the assets of the trust.

         The other paragraphs in this section do not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document, any fixed-floating rate swap and the currency swap, or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence, or wilful default.

         Each of the trust manager, the servicer, the calculation agent, the paying agents and the swap providers are responsible under the transaction documents for performing a variety of obligations relating to the trust. No act or omission of the issuer trustee, including any related failure to satisfy its obligations or breach of representation or warranty under the transaction documents, any fixed-floating rate swap and the currency swap, will be considered fraud, negligence or wilful default of the issuer trustee to the extent to which the act or omission was caused or contributed to by any failure by such person -- other than a person whose acts or omissions the issuer trustee is liable for in accordance with the transaction documents, any fixed-floating rate swap and the currency swap -- to fulfill its obligations relating to the trust or by any other act or omission of any such person -- other than a person whose acts or omissions the issuer trustee is liable for in accordance with the transaction documents, any fixed-floating rate swap and the currency swap --
regardless of whether or not that act or omission is purported to be done on behalf of the issuer trustee.

         No attorney, agent, receiver or receiver and trust manager appointed in accordance with a transaction document has authority to act on behalf of the issuer trustee in a way which exposes the issuer trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the issuer trustee provided, in the case of any person selected and appointed by the issuer trustee, that the issuer trustee has exercised reasonable care in the selection of such persons.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

         The issuer trustee will be indemnified out of the assets of the trust against all losses and liabilities properly incurred by the issuer trustee in performing its duties or exercising its powers

                                       98

under the transaction documents, any fixed-floating rate swap and the currency swap in relation to the trust except to the extent that such losses and liabilities arose as a result of the issuer trustee's fraud, negligence or wilful default.

         The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under any Consumer Credit
Legislation. The trust manager also indemnifies the issuer trustee in relation to such payments and the issuer trustee is required to first call on the indemnity from the trust manager before calling on the indemnity from the assets of the trust.

THE TRUST MANAGER

POWERS

         The trust manager will have full and complete powers of management of the trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trust and the conduct of the day to day operation of the trust.

         The issuer trustee has no duty to supervise the trust manager in the performance of its functions and duties, or the exercise of its discretions.

         The trust manager has the absolute discretion to recommend Authorized
Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

DELEGATION

         The trust manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the trust manager's associates officers, or employees all acts, matters and things, whether or not requiring or involving the trust manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub contractor for such purposes and with such powers as the trust manager thinks fit.

         Notwithstanding any such delegation or appointment, Interstar
Securitisation Management Pty Limited will continue to be liable for the acts and omissions of any such associates, officers, employees, attorneys, agents, delegates or subcontractors in respect of the performance of the trust manager's obligations under and in connection with the transaction documents, any fixed-floating rate swap and the currency swap.

TRUST MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

         The trust manager is entitled to a fee for each Collection Period, see
"The Issuer Trustee -- Issuer Trustee and Security Trustee Fees and Expenses" --
on the first day of each Collection Period payable in arrears on the next payment date.

         The trust manager will be indemnified out of the assets of the trust for any liability, cost or expense properly incurred by it in its capacity as trust manager of the trust except to the extent that such liability, cost or expense is caused by the fraud, negligence or wilful default of the trust manager.

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REMOVAL OR RETIREMENT OF THE TRUST MANAGER

         The trust manager shall retire as trust manager if the issuer trustee so directs in writing following a Trust Manager's Default.

         The trust manager may resign on giving to the issuer trustee, with a copy to each rating agency, not less than 90 days, or another period as the trust manager and the issuer trustee may agree, notice in writing of its intention to do so.

         On retirement or removal of the trust manager, the issuer trustee may appoint another trust manager, or may act as trust manager, on such terms as the issuer trustee sees fit, provided the appointment will not materially prejudice the interests of noteholders. Until a replacement trust manager is appointed, or the issuer trustee agrees to act as trust manager, the trust manager must continue as trust manager. If a replacement trust manager is not appointed within 90 days of the issuer trustee electing to appoint a new trust manager, the issuer trustee will be the new trust manager.

LIMITATION OF TRUST MANAGER'S LIABILITY

         The principal limitations on the trust manager's liability are set out in full in the master trust deed. These include the following limitations:

          o    the trust manager will be indemnified out of the trust in respect of any liability, cost or expense properly incurred by it in its capacity as trust manager of the trust; and

          o    subject to the master trust deed, the trust manager is not responsible for any act, omission, misconduct, mistake,
               oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee or any agent appointed by the issuer trustee or on whom the trust manager is entitled to rely under the master trust deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the trust manager, except to the extent of losses, costs, claims or damages caused or
               contributed to by the breach of its obligations under any
               transaction documents, any fixed-floating rate swap and the currency swap.

THE NOTE TRUSTEE

         The Bank of New York will serve as the note trustee. The corporate trust office of the note trustee responsible for the administration of the trust is located at 101 Barclay Street, 21st Floor West, New York, New York 10286. The
note trustee will be entitled to execute any of its trusts or powers under the note trust deed either directly or through agents or attorneys that the note trustee has selected with reasonable care. The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the trust against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the note trustee in connection with its execution of the trusts under the note trust deed or of their powers or in respect of any matter or thing done or omitted in any way relating to it, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence or wilful default by the note trustee or any other person properly appointed by the note trustee.

         The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of

                                      100

Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal, state or District of Columbia authority. The note trustee may also, if permitted by the SEC, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

         The note trustee may resign after giving three months' written notice to the issuer trustee, the trust manager, the security trustee and each rating agency. The issuer trustee may also remove the note trustee in the following circumstances:

          o    if the note trustee becomes insolvent;

          o    if the note trustee ceases its business;

          o    if the note trustee fails to comply with any of its obligations under any transaction document and the issuer trustee determines that this failure has had, or if continued, will have, a Material
               Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

               o    the note trustee becoming aware of this failure; and

               o    receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the trust manager; or

               o    if the note trustee fails to satisfy any obligation imposed on it under the United States Trust Indenture Act of 1939
                    with respect to the trust or the note trust deed.

         Holders of 75% of the aggregate outstanding Principal Amount of the US$
notes may require the issuer trustee to remove the note trustee.

         Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee.

NOTE TRUSTEE'S ANNUAL REPORT

         To the extent required by the United States Trust Indenture Act of
1939, as amended, the note trustee will mail each year to all US$ noteholders a report concerning:

          o    its eligibility and qualifications to continue as trustee under the note trust deed;

          o    any amounts advanced by it under the note trust deed;

          o    the amount, interest rate and maturity date of indebtedness owing by the issuer trustee to it in the note trustee's individual capacity;

          o    the property and funds physically held by it as note trustee;

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          o    any release or release and substitution of collateral subject to the lien of the security trust deed that has not previously been reported; and

          o    any action taken by it that materially affects the US$ notes and that has not previously been reported.

LIST OF NOTEHOLDERS

         Three or more beneficial holders of US$ notes, each of whom has owned a
US$ note for at least six months, may, upon written request to the note trustee, obtain access to the current list of US$ noteholders of the issuer trustee for purposes of communicating with other US$ noteholders concerning their rights under the note trust deed or the US$ notes. The note trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

REPORTS

         On or before January 31 of each calendar year, the principal paying agent, on behalf of the note trustee, will furnish to each person who at any time during the prior calendar year was a US$ noteholder, a statement containing the information required to be provided by an issuer of indebtedness under the
Code.

THE SECURITY TRUST DEED

GENERAL

         Perpetual Trustee Company Limited of Level 7, 9 Castlereagh Street,
Sydney, New South Wales, Australia will be the security trustee. Perpetual
Trustee Company Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the noteholders, the trust manager, the security trustee, the servicer, the note trustee, the underwriters, each paying agent, the calculation agent, the mortgage insurers, the underwriters, the seller with respect to the Accrued Interest Adjustment and seller's fees and each provider of a support facility. These secured parties are collectively known as the MORTGAGEES.

         Perpetual Trustee Company Limited has obtained an Australian Financial
Services License under Part 7.6 of the Corporations Act 2001 of Australia
(Australian Financial Services No. 236643).

NATURE OF THE CHARGE

         A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

         A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the

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ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the trust subject to the floating charge except in the ordinary course of its business and the trust manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

THE SECURITY TRUSTEE

         The security trustee is appointed to act as trustee on behalf of the
Mortgagees and holds the benefit of the charge over the trust assets in trust for each Mortgagee on the terms and conditions of the security trust deed. If there is a conflict between the duties owed by the security trustee to any
Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, the security trustee must give priority to the interests of the Redraw noteholders and the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of the Redraw noteholders, the interests of the Class A noteholders, the interests of the Class AB noteholders and the interests of the Class B noteholders or other Mortgagees. The security trustee must give priority to the interests of the Class AB noteholders if, in the security trustee's opinion, there is a conflict between the interests of the Class AB noteholders and the interests of the Class B noteholders or other Mortgagees (other than the Redraw noteholders and the Class A noteholders).

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

         The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

          o    The security trustee is not required to monitor compliance by the issuer trustee or trust manager with the transaction documents or their other activities.

          o    Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

          o    The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any
               collateral security.

          o    Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.

          o    The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the trust manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the
               Mortgagees.

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EVENTS OF DEFAULT

         Each of the following is an event of default under the security trust deed:

          o    the issuer trustee fails to pay:

               o    any interest within 10 business days of the relevant payment date on which the interest was due to be paid to
                    noteholders; or

               o    any other amount owing to a Mortgagee within 10 business
                    days of the due date for payment, or within any applicable grace period agreed with the relevant Mortgagee, or where
                    the Mortgagee is a US$ noteholder, with the note trustee;

          o    the issuer trustee fails to perform or observe any other
               provisions, other than the obligations already referred to in this section, of a transaction document, any fixed-floating rate swap or the currency swap and that default is not remedied within
               30 days after written notice from the security trustee requiring the failure to be remedied;

          o    an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;

          o    the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

          o    any security interest over the trust assets is enforced;

          o    for so long as any Secured Monies are owed to the Redraw
               noteholders and the Class A noteholders, a fixed-floating rate swap or the currency swap is terminated and a replacement
               fixed-floating rate swap or currency swap, as the case may be, on terms that will not lead to a withdrawal or downgrade of the rating of any notes, is not put in place;

          o    all or any part of any transaction document, other than a
               fixed-floating rate swap or the currency swap, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than or a fixed-floating rate swap or the currency swap; or

          o    without the prior consent of the security trustee, that consent being subject in accordance with the terms of the security trust deed to the prior written consent of the Noteholder Mortgagees:

               o    the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

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               o    the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly
                    constituted; or

               o    unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be
                    authorized under the trust to hold the property of the trust in its name and to perform its obligations under the
                    transaction documents, any fixed-floating rate swap or the currency swap.

         Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Mortgagees and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees, it may elect to treat an event that would otherwise be an event of default as not being an event of default for the purpose of the security trust deed. Unless the security trustee has made such an election and provided the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the Voting
Mortgagees at which it shall seek directions from the Voting Mortgagees by way of Extraordinary Resolution of Voting Mortgagees regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING MORTGAGEES

         The security trust deed contains provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. VOTING MORTGAGEES are:

          o    with respect only to the enforcement of the charge under the security trust deed, for as long as amounts outstanding under the
               Redraw notes, the Class A notes and the Class AB notes are 75% or more of the total Secured Monies, the Noteholder Mortgagees; and

          o    otherwise, the note trustee, acting on behalf of the US$
               noteholders and each other Mortgagee.

         The security trustee must promptly convene a meeting of the Voting
Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed.

VOTING PROCEDURES

         Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as
Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder.
On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Monies shall have one vote except that the note trustee shall represent each US$ noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$10,000 or it's A$
equivalent, but not part thereof, of the Secured Monies that he holds or in respect of which he is a representative. Any person entitled to more than one vote need not use all of those votes in the same way.

                                      105

         A resolution of all the Voting Mortgagees, including an Extraordinary
Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

ENFORCEMENT OF CHARGE

         At any time after an event of default occurs, a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees may direct the security trustee to do any or all of the following:

          o    declare the charge to be enforceable;

          o    declare all Secured Monies immediately due and payable;

          o    convert the floating charge to a fixed charge over any or all of the trust assets; or

          o    appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

         If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting
Mortgagees, including enforcing the charge.

THE NOTE TRUSTEE AS VOTING MORTGAGEE

         If an event of default under the security trust deed occurs and is continuing, the issuer trustee and the trust manager will promptly notify the note trustee of such an occurrence and the note trustee shall deliver to each
US$ noteholder notice of such event of default within 90 days of the date that the note trustee became aware of such event of default. However in the case of a default in payment of interest and principal on the notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of US$ noteholders.

         The rights, remedies and discretion of the US$ noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the US$ noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the US$ noteholders without inquiry about compliance with the note trust deed.

         The note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any notes unless directed or requested to do so by the holders of at least
75% of the aggregate outstanding Principal Amount of the relevant class of US$
notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

         If any of the US$ notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the US$
notes, the note trustee must not

                                      106

vote under the security trust deed to, or otherwise direct the security trustee to, dispose of the mortgaged property unless either:

          o    the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, a
               sufficient amount would be realized to discharge in full all amounts owing to the US$ noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the US$ notes; or

          o    the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective
               liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

         The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the note trustee or by Extraordinary
Resolution of the Voting Mortgagees in accordance with the security trust deed.
The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

         If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting
Mortgagees refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting
Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

         The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or wilful default of the security trustee.

PRIORITIES UNDER THE SECURITY TRUST DEED

         The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required

                                      107

by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the security trust deed over the trust assets will be distributed as follows:

          o    first, to the extent required by law, to pay the holder of any prior ranking security interest of which the security trustee has notice;

          o    second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney and other amounts, other than those payable under the fourth bullet point, payable to the security trustee or note trustee under the
               security trust deed or the note trust deed;

          o    third, to the extent that any monies received by the security trustee represent the proceeds of any cash collateral lodged by a support facility provider, to pay that support facility provider;

          o    fourth, to pay pro rata:

               o    any fees and other expenses due to the security trustee, the note trustee, a paying agent, the calculation agent or the note registrar;

               o    any fees and expenses incurred in relation to the operation and administration of the trust, including the issuer
                    trustee's fees and expenses; and

               o    the receiver's remuneration;

          o    fifth, to pay pro rata the unpaid Accrued Interest Adjustment due to the seller;

          o    sixth, to pay pro rata:

               o    monetary liabilities of the issuer trustee to all providers of support facilities;

               o    monetary liabilities of the issuer trustee to the Redraw
                    noteholders and the Class A noteholders, pro rata between
                    each class;

               o    monetary liabilities owing in relation to any redraws;

          o    seventh, to pay pro rata monetary liabilities of the issuer trustee to Class AB noteholders;

          o    eighth, to pay pro rata monetary liabilities of the issuer trustee to Class B noteholders;

          o    ninth, to pay pro rata any amounts not covered in this section owing to any Mortgagee under any transaction document, any fixed-floating rate swap or the currency swap;

                                      108

          o    tenth, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

          o    eleventh, to pay any surplus to the issuer trustee to be
               distributed in accordance with the master trust deed.

         The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver,
Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

         Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

         The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The fee payable to the issuer trustee and the security trustee shall be as described in the section entitled "-- Issuer Trustee and Security Trustee
Fees and Expenses".

         If, at any time, the security trustee is required to take any action relating to the enforcement of the terms of the transaction documents, any fixed
-floating rate swap or the currency swap upon default by any other party, the security trustee shall be entitled to additional remuneration.

INDEMNIFICATION

         The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents, any fixed-floating rate swap or the currency swap except to the extent that they result from the fraud, negligence or wilful default of the security trustee.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

         The security trustee may retire on three months' notice in writing to the issuer trustee, the trust manager and each rating agency if a successor security trustee is appointed.

         Subject to the appointment of a successor security trustee and prior notice being given to each rating agency, an Extraordinary Resolution of the
Voting Mortgagees may remove the security trustee at any time and the trust manager may remove the security trustee if:

          o    an Insolvency Event occurs in relation to the security trustee in its personal capacity;

          o    the security trustee ceases business;

          o    the security trustee fails to remedy within 14 days after written notice from the trust manager any material breach of duty by it;
               or

                                      109

          o    there occurs a change in the control of the security trustee from that existing on the date of the security trust deed, unless approved by the trust manager.

         Upon notice of resignation or removal of the security trustee, the trust manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and
who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the
Mortgagees appoint a successor security trustee, other than the trust manager or its affiliates.

AMENDMENT

         The issuer trustee and the security trustee may, following written notice to each rating agency and with the written approval of the trust manager and the note trustee, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the
Mortgagees or a class of Mortgagees, an Extraordinary Resolution of the Voting
Mortgagees or that class of Voting Mortgagees is required.

THE CHECK ACCOUNT AND DIRECT PAPERLESS ENTRY FACILITIES AGREEMENT

         The servicer has arranged for National Australia Bank Limited to provide borrowers with an option to utilize a check account and direct entry paperless facility which provides borrowers with an expanded range of financial services that are directly linked to the borrower's mortgage loan account. The provision of these facilities has been documented in a check deposit and direct paperless entry facilities agreement between National Australia Bank Limited, the servicer and the issuer trustee known as the NBFI AGREEMENT.

         The facilities under the NBFI Agreement are being provided to both:

          o    borrowers in relation to the trust; and

          o    borrowers under other Interstar mortgage backed securities programs which are funded by various warehouse funding trusts, other Interstar Millennium Trusts and other trusts which issue mortgage backed securities. Perpetual Trustees Victoria Limited is the trustee of each of these other trusts.

         Under the terms of the NBFI Agreement, the servicer is responsible for the day to day verification and processing of checks and direct entry paperless facilities. In providing these facilities to borrowers, there is a possibility that the servicer may:

          o    process and authorize the issuer trustee to pay forged or
               fraudulently drawn checks or entries;

          o    fail to comply with stop payment notices made by borrowers; or

          o    breach other covenants, representations and warranties or other provisions of the NBFI Agreement.

         The NBFI Agreement also requires the issuer trustee to place monies from the trust into an account known as the TRUST DRAWINGS ACCOUNT which is maintained with National Australia

                                      110

Bank Limited in the name of Perpetual Trustees Victoria Limited -- Interstar
Securities MBS Program Distribution Account. The other trusts are also required to deposit monies into this account thereby resulting in co-mingling of part of the assets of the trust with assets of other trusts.

         National Australia Bank Limited may, in accordance with the terms of the NBFI Agreement, be entitled to withdraw monies out of that Trust Drawings
Account to the limit of moneys held in that account. National Australia Bank
Limited may withdraw those monies even though the legal entitlement of National
Australia Bank Limited in that regard relates to a matter or thing concerning one of the other trusts and not the trust. In those circumstances, the other trust would be required to replenish the Trust Drawings Account. There is no guarantee that the other trusts will have the financial capacity at the relevant time to replenish the Trust Drawings Account in these circumstances.

THE INVESTMENT MANAGEMENT AGREEMENT

SERVICING OF HOUSING LOANS

         The servicer is required to administer the housing loans in the following manner:

          o    in accordance with the investment management agreement;

          o    to the highest standard of accepted servicing practice of prudent mortgage lending and investment management institutions;

          o    exercising a high degree of skill and care in respect thereof;
               and

          o    in compliance with all relevant legislation.

         In performing any services under the investment management agreement the servicer shall take into account whether its performance of such services may adversely affect the rating of any notes. The servicer is entitled to delegate its duties under the investment management agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

POWERS

         The servicer has the express power, among other things:

          o    to waive any fees which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans;

          o    to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and
               mortgages; and

          o    to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. This extension is not subject to the
               requirement that the action not have a Material Adverse Effect.

                                      111

         With respect to these express powers set forth in the first and second bullet points above, the servicer shall take into account whether its performance will have a Material Adverse Effect.

UNDERTAKINGS BY THE SERVICER

         The servicer has undertaken, among other things, the following:

          o    to collect all monies due under the housing loans and related mortgages and pay them into the collection account;

          o    if a default occurs in respect of a housing loan, to take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate;

          o    to act in accordance with the terms of any mortgage insurance policies or title insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy or title insurance policy;

          o    not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage rank ahead in priority to the third party's security interest on enforcement for an amount not less than the
               Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the servicer's ordinary course of business;

          o    to ensure that the authorized investments held by the issuer trustee yield an amount which is 0.25% per annum greater than the amount required to ensure that the issuer trustee has sufficient cash at all times to enable the issuer trustee to pay all
               payments of interest in respect of the notes and otherwise to comply with all of the issuer trustee's duties and obligations under the transaction documents, any fixed-floating rate swap and the currency swap as and when they fall due;

          o    to give notice in writing to the issuer trustee and each rating agency if it becomes aware of the occurrence of any Servicer
               Transfer Event;

          o    to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the investment management agreement;

          o    to notify the issuer trustee and the trust manager of any event which it reasonably believes is likely to have a Material Adverse
               Effect promptly after becoming aware of such event; and to notify the trust manager of anything else which the trust manager reasonably requires regarding any proposed modification to any housing loan or related mortgage; and

                                      112

          o    to provide information reasonably requested by the issuer trustee or the trust manager, with respect to all matters relating to the trust and the assets of the trust that the issuer trustee or the trust manager believes reasonably necessary for it to perform its obligations under the transaction documents, any fixed-floating rate swaps and the currency swap and upon reasonable notice and at reasonable times permit the issuer trustee to enter the premises and inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

SERVICING COMPENSATION AND EXPENSES

         The servicer will receive a fee for servicing the housing loans equal to [*]% per annum of the aggregate outstanding Principal Amount of the notes --
with respect to the US$ notes, the A$ Equivalent -- on the first day of each
Collection Period payable in arrears on the next payment date.

         The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

LIABILITY OF THE SERVICER

         The servicer fully indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the investment management agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a Servicer Transfer Event.

TERMINATION OF THE SERVICER

         The issuer trustee must terminate the servicer's appointment if the issuer trustee determines that any of the following SERVICER TRANSFER EVENTS occurs:

          o    an Insolvency Event occurs with respect to the servicer;

          o    the servicer fails to pay any amount within 5 business days of receipt of a notice to do so from the issuer trustee or the trust manager;

          o    the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or, if continued will have, a Material Adverse Effect, as determined by the issuer trustee and that failure is not remedied within the earlier of 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the trust manager;

          o    any representation, warranty or certification made by the
               servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable
               satisfaction within 90 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a
               Material Adverse Effect; or

          o    it becomes unlawful for the servicer to perform the services under the investment management agreement.

                                      113

         The servicer will indemnify the issuer trustee against all losses, costs and expenses incurred as a result of a Servicer Transfer Event.

RESIGNATION

         The servicer may voluntarily resign after giving 90 days notice to each rating agency, the trust manager and the issuer trustee.

REPLACEMENT OF THE SERVICER

         The trust manager and the issuer trustee shall use reasonable efforts to find an eligible successor servicer. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer is not appointed by the expiration of the
90 day notice period, the issuer trustee itself will act as servicer and be entitled to the servicing fee.

TERMINATION OF INVESTMENT MANAGEMENT AGREEMENT

         The investment management agreement will terminate on the earlier of:

          o    the date on which the investment management agreement is
               terminated pursuant to a Servicer Transfer Event;

          o    the date which is one month after the notes have been redeemed in full in accordance with the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

          o    the date on which the issuer trustee replaces the servicer with a successor servicer; and

          o    the date on which the servicer is replaced after resigning.

AMENDMENT

         The servicer and the issuer trustee may amend the investment management agreement provided that each rating agency has confirmed that the amendment will not have an adverse effect on the rating of any notes and the trust manager certifies to the issuer trustee that, in the trust manager's opinion the amendment will not adversely effect the rights of the noteholders.

THE BACKUP SERVICER AGREEMENT

         The issuer trustee, the backup servicer and the servicer have entered into the backup servicer agreement. Under the backup servicer agreement, the issuer trustee has agreed that in the event the servicer is removed or retires as a servicer of certain trusts, including the trust, it will request the backup servicer to become the servicer of the trust. The backup servicer is obliged to become servicer at the request of the issuer trustee.

         The backup servicer will act as servicer of the trust from the date of its appointment until such time as the backup servicer is removed or retires in accordance with the backup servicer agreement. The issuer trustee cannot appoint the backup servicer as servicer unless the rating agencies have confirmed in writing to the issuer trustee that such appointment will not have an adverse effect on the credit ratings of the notes.

                                      114

         Once the backup servicer has been appointed, it will be bound by and must observe the obligations and shall be entitled to exercise all the rights and discretions conferred on the servicer under the investment management agreement as if it were named in the investment management agreement as the original servicer. Upon the appointment of the backup servicer as servicer,
Interstar Wholesale Finance Pty Limited will immediately provide to the backup servicer all accounts, books, documents, records or other property relating to the trust which are in its possession or control. The issuer trustee will promptly arrange to provide the backup servicer with such accounts or information relating to the trust which are in the possession or control of the issuer trustee to enable the backup servicer to fulfill its duties, obligations and discretions as servicer. The issuer trustee may remove the backup servicer as servicer after providing the backup servicer with written notice and in accordance with the provisions of the investment management agreement.

         The backup servicer agreement will be governed by the laws of the State of Victoria.

                                      115

                                  THE SERVICER

SERVICING OF HOUSING LOANS

         Under the investment management agreement, Interstar Wholesale Finance
Pty Limited has been appointed as the initial servicer of the housing loans. The day to day servicing of the housing loans will be performed by the servicer at its head office in Melbourne. Servicing procedures include managing customer inquiries, monitoring compliance with the loan features and rights applicable to these loans, and the arrears management of delinquent loans. See "Description of the Transaction Documents -- The Investment Management Agreement".

COLLECTION AND ENFORCEMENT PROCEDURES

         Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. Interstar Wholesale Finance Pty
Limited gives credit to repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

         When a housing loan is 1 day delinquent, it is identified in the mortgage service system. At the close of business on the last business day of the month each delinquent account is transferred to the collection system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow-up.

         The collection system allocates overdue loans to designated collection officers at close of business on the third business day of each month.

         Actions taken by the servicer in relation to delinquent accounts will vary depending on the following elements and, if applicable, with the input of the mortgage insurer:

          o    arrears history;

          o    loan size;

          o    equity in the property -- LVR; and

          o    arrangements made with the borrower to clear arrears and maintain future minimum installments while arrears exist.

         If satisfactory arrangements cannot be made to rectify a delinquent housing loan, the servicer will instruct a panel solicitor to issue legal notices and institute recovery action by enforcing the mortgage security.
Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

          o    guarantees;

          o    government assistance schemes;

          o    mortgagee sale;

          o    claims on title insurance, and

                                      116

          o    claims on mortgage insurance.

         It should be noted that Interstar Wholesale Finance Pty Limited reports all actions that it takes on overdue housing loans to its respective mortgage insurer in accordance with the terms of the mortgage insurance policies.

COLLECTION AND FORECLOSURE PROCESS

         Subject to the paragraph below, when a housing loan is 3 months delinquent, a letter of demand is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. If a response has not been received within 15 days of the letter of demand, instructions are sent to Interstar Wholesale Finance Pty Limited's panel solicitor to commence recovery action by issuing the relevant default notices pursuant to the registered mortgage and statutory time allowed in that state or territory.

         Recovery action continues until such time as the borrower pays the amount noted in the default notices, plus interest, legal fees etc., or vacant possession of the security property is obtained. If a borrower does not respond to any of the notices issued or served upon him or her, a notice for vacant possession may be obtained within 45 days of issuing the default notice.

         For housing loans:

          o    with an original loan balance in excess of A$300,000; or

          o    which, based on the characteristics of the borrower, the
               loan-to-value ratio and payment history, the servicer determines to have a particular risk profile,

the servicer will issue a letter of demand when the loan is 1 month delinquent.

         These time frames assume that the borrower has taken no action to remedy the default.

         Upon gaining possession of the security property, two marketing appraisals and an updated valuation are requested, with one of the marketing appraisals selected to market and sell the property via auction or private treaty. A reserve price/list price is determined with reference to the marketing appraisals and valuation. Once a figure has been reached, this is submitted to the mortgage insurer for approval. After the security property is sold and funds received and an outstanding loan balance remains, a claim for the shortfall is submitted to the mortgage insurer for processing.

         It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant State or Territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

         The arrears and security enforcement procedures may change over time as a result of business changes, or legislative and regulatory changes.

                                      117

SERVICER DELINQUENCY EXPERIENCE

         The table below summarizes the delinquency and foreclosure experience of housing loans serviced by Interstar Wholesale Finance Pty Limited.

INTERSTAR MORTGAGE BACKED PROGRAM -- TOTAL PORTFOLIO HISTORICAL DELINQUENCIES

--------------------------------------------------------------------------------------------------------------
                   MARCH 31,         SEPTEMBER              MARCH 31,       SEPTEMBER 30,       MARCH 31,
                      2000           30, 2000                 2001              2001              2002
--------------------------------------------------------------------------------------------------------------

Outstanding      $2,609,611,105.11  $3,344,250,484.60  $4,021,142,286.04  $4,820,490,560.20  $5,864,319,193.21
Balance.........
--------------------------------------------------------------------------------------------------------------
Number of Loans
Outstanding.....      18,579             23,091              27,406            32,114             38,133
--------------------------------------------------------------------------------------------------------------

PERCENTAGE OF DELINQUENT LOANS*
--------------------------------------------------------------------------------------------------------------
31 - 60 Days....     0.43%               0.35%                 0.33%             0.28%              0.40%
--------------------------------------------------------------------------------------------------------------
61 - 90 Days....     0.24%               0.16%                 0.14%             0.12%              0.19%
--------------------------------------------------------------------------------------------------------------
91 Days Plus....     0.13%               0.10%                 0.06%             0.06%              0.10%
--------------------------------------------------------------------------------------------------------------
Total
Delinquencies
over 30 days....     0.80%               0.61%                 0.53%             0.46%              0.70%
--------------------------------------------------------------------------------------------------------------

SIX MONTH PERIOD ENDING
--------------------------------------------------------------------------------------------------------------
                   MARCH 31,         SEPTEMBER              MARCH 31,       SEPTEMBER 30,       MARCH 31,
                      2000           30, 2000                 2001              2001               2002
--------------------------------------------------------------------------------------------------------------
Loan Losses as
a % of Total
Outstanding
Balance**.......      0.00%        0.00%                  0.00%             0.00%              0.00%
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
*  Totals may not sum exactly due to rounding
--------------------------------------------------------------------------------------------------------------
** Net loss after any claim under Mortgage
   Insurance
--------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                   SEPTEMBER 30,       MARCH 31,         SEPTEMBER 30,         MARCH 31,          SEPTEMBER 30,
                       2002              2003               2003                 2004                 2003
------------------------------------------------------------------------------------------------------------------

Outstanding       $7,436,170,410.31  $8,997,021,037.72  $11,245,965,054.01  $13,231,751,121.00  $14,283,463,721.04
Balance.........
------------------------------------------------------------------------------------------------------------------
Number of Loans
Outstanding.....        46,825           56,322                 68,364              76,973            82,301
------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF DELINQUENT LOANS*
------------------------------------------------------------------------------------------------------------------------
31 - 60 Days....        0.58%              0.40%                  0.39%               0.59%             0.64%
------------------------------------------------------------------------------------------------------------------------
61 - 90 Days....        0.18%              0.17%                  0.17%               0.23%             0.25%
------------------------------------------------------------------------------------------------------------------------
91 Days Plus....        0.12%              0.15%                  0.16%               0.23%             0.30%
------------------------------------------------------------------------------------------------------------------------
Total
Delinquencies
over 30 days....        0.89%              0.71%                  0.72%               1.05%             1.19%
------------------------------------------------------------------------------------------------------------------------

SIX MONTH PERIOD ENDING
------------------------------------------------------------------------------------------------------------------------------------
                   SEPTEMBER 30,         MARCH 31,       SEPTEMBER 30,         MARCH 31,          SEPTEMBER 30,
                      2002                 2003             2003                 2004                 2004
---------------------------------------------------------------------------------------------------------------------
Loan Losses as
a % of Total
Outstanding
Balance**.......        0.00%              0.00%                  0.00%               0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*  Totals may not sum exactly du
------------------------------------------------------------------------------------------------------------------------------------
** Net loss after any claim under Mortgage
   Insurance
------------------------------------------------------------------------------------------------------------------------------------

         There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown in the preceding table represent the delinquency and foreclosure experience for the total residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans in the pool. Moreover, if the real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the housing loan pool.

                                      118

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the US$ notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

         The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal and the amount and timing of redraws on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

         Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

         o   refinancing by borrowers with other financiers;

         o   receipt by the issuer trustee of enforcement proceeds due to a borrower having defaulted on its housing loan;

         o   receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

         o   repurchase of the housing loans by a seller as a result of a breach by it of certain representations;

         o   repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

         o   receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; or

         o   receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either:

             o   repurchased by a seller under its right of first refusal; or

             o   sold to a third party.

                                      119

         Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

         o   the degree to which a note is purchased at a discount or premium;
             and

         o   the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

         A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES

         The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each
U.S. dollar in respect of principal repayable under the note is reduced to zero.
Prepayments of principal on the housing loans will tend to shorten the weighted average lives of the US$ notes, while redraws will tend to extend the weighted average lives of the US$ notes.

         Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average lives of the notes.

         The following table is based on a constant prepayment rate model.
Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither the seller nor the trust manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

         The following table is based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the table. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the table indicates.

         The following tables were prepared based on the characteristics of the housing loan pool as described in "Description of the Assets of the Trust"
expected to be acquired by the issuer trustee and the following additional assumptions:

                                      120

         o   the initial cut-off date is the close of business on March 10,
             2005;

         o   closing date for the notes is May 4, 2005;

         o   on the closing date the issuer trustee will purchase housing loans with an aggregate principal balance of A$1,327,685,362;

         o   Class A notes are sized using an exchange rate of approximately
             US$0.77364 = $1.00;

         o   payments on the US$ notes are made on each payment date, regardless of the day on which payment actually occurs, commencing in June 8,
             2005, and are made in accordance with the priorities described in this prospectus;

         o   the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

         o   the scheduled payments of principal and interest on the housing loans will be paid monthly and will be timely delivered on the 8th day of each month, with no defaults or arrears;

         o   loans in the initial pool are assumed to have 3 monthly collection.
             Prior to the first payment date, the first month is assumed to have
             26/30ths of a month's collections.

         o   all prepayments are received on the 8th day of each month and include the full month's interest on the prepayment;

         o   there are no redraws, principal increases, substitutions or payment holidays with respect to the housing loans and, accordingly, no
             Redraw notes will be issued;

         o   housing loans bearing a variable rate of interest maintain the rate set as at the cut-off date;

         o   Liquid Authorized Investments are maintained at the Prescribed
             Minimum Level throughout the life of the notes and the Prescribed
             Minimum Level at any time is 1% of the then current sum of the outstanding Principal Amount of the Class A A$ Equivalent of the
             outstanding Principal Amount of the Class A notes the outstanding
             Principal Amount of the Class AB Notes and outstanding Principal
             Amount of the Class B notes;

         o   principal collections are distributed according to the rules of distribution set forth in this prospectus;

         o   all payments under the swaps are made as scheduled;

         o   the trust manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except, with respect to the line titled "Weighted Average Life -- To Earlier of Clean Up
             Call and Step-Up Margin Date (Years)", in respect of

                                      121

             which the trust manager exercises its right to redeem the notes on the earlier to occur of the Step-Up Margin Date and the payment date on which the total outstanding Principal Amount of all notes in all classes does not exceed 10% of the Initial Principal Amount of all notes; and

         o   borrowers in relation to any interest only housing loans in the portfolio are assumed to pay no principal for the term applicable for each loan and will pay principal and interest thereafter.

         It is not likely that the housing loans will pay at any constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the assumed weighted average remaining term to maturity as described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

         In the following tables, the percentages have been rounded to one decimal place and the weighted average life of a class of notes is determined by the following three step process:

         o   multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

         o   summing the results, and

         o   dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

                                      122

 PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS A NOTES AT THE
                FOLLOWING PERCENTAGES OF CONSTANT PREPAYMENT RATE

DATE                                            0.0%       5.0%      10.0%      15.0%      20.0%      25.0%      30.0%
----                                           -----      -----      -----      -----      -----      -----      -----

Closing Date...........................        100.0      100.0      100.0      100.0      100.0      100.0      100.0
March 8, 2006..........................         99.4       94.2       89.1       83.9       78.7       73.6       68.4
March 8, 2007..........................         98.6       88.7       79.2       70.2       61.8       53.8       46.5
March 8, 2008..........................         97.9       83.4       70.3       58.6       48.3       39.8       32.3
March 8, 2009..........................         97.0       78.3       62.3       48.8       38.3       29.6       22.4
March 8, 2010..........................         95.7       73.2       55.0       40.9       30.2       21.9       15.5
March 8, 2011..........................         94.2       68.2       48.3       34.3       23.8       16.2       10.7
March 8, 2012..........................         92.6       63.5       42.7       28.6       18.7       11.9        7.4
March 8, 2013..........................         90.8       59.0       37.8       23.9       14.7        8.8        5.1
March 8, 2014..........................         88.9       54.7       33.3       19.9       11.5        6.5        3.5
March 8, 2015..........................         86.6       50.4       29.2       16.5        9.0        4.7        2.3
March 8, 2016..........................         84.0       46.3       25.6       13.6        7.0        3.4        1.5
March 8, 2017..........................         81.2       42.6       22.3       11.2        5.4        2.4        0.9
March 8, 2018..........................         78.2       39.0       19.3        9.2        4.2        1.7        0.5
March 8, 2019..........................         75.0       35.6       16.7        7.5        3.2        1.1        0.3
March 8, 2020..........................         71.5       32.3       14.4        6.1        2.4        0.7        0.1
March 8, 2021..........................         67.7       29.2       12.3        4.9        1.8        0.5        0.0
March 8, 2022..........................         63.7       26.2       10.4        4.0        1.3        0.2        0.0
March 8, 2023..........................         59.4       23.3        8.8        3.1        0.9        0.1        0.0
March 8, 2024..........................         54.9       20.5        7.3        2.4        0.6        0.0        0.0
March 8, 2025..........................         50.1       17.9        6.1        1.8        0.4        0.0        0.0
March 8, 2026..........................         45.2       15.4        4.9        1.3        0.2        0.0        0.0
March 8, 2027..........................         40.0       13.0        3.9        0.9        0.1        0.0        0.0
March 8, 2028..........................         34.5       10.6        3.0        0.6        0.0        0.0        0.0
March 8, 2029..........................         28.9        8.4        2.2        0.4        0.0        0.0        0.0
March 8, 2030..........................         23.2        6.4        1.5        0.2        0.0        0.0        0.0
March 8, 2031..........................         17.3        4.6        0.9        0.0        0.0        0.0        0.0
March 8, 2032..........................         11.4        2.8        0.5        0.0        0.0        0.0        0.0
March 8, 2033..........................          5.5        1.2        0.1        0.0        0.0        0.0        0.0
March 8, 2034..........................          1.1        0.0        0.0        0.0        0.0        0.0        0.0
March 8, 2035..........................          0.0        0.0        0.0        0.0        0.0        0.0        0.0

Weighted Average Life -
To earlier of Clean Up Call and
Step-Up Margin Date (Years)............         4.76       4.19       3.68       3.23       2.84       2.50       2.20

To Maturity (Years)....................        18.81      11.35       7.54       5.39       4.08       3.22       2.61

                                      123

                                 USE OF PROCEEDS

         The proceeds from the issue of the US$ notes, after being exchanged pursuant to the currency swap, will amount to A$[*]. These issue proceeds, will be used by the issuer trustee, in most part, to acquire from the seller the seller's beneficial interest in the housing loans and related mortgages, to make a deposit in the prefunding account, if applicable, and to acquire Liquid
Authorized Investments. See "Description of the Assets of the Trust --
Acquisition of Housing Loans after the Closing Date" and "Description of the US$
Notes -- Application of Mortgage Principal Repayments and Liquid Authorized
Investments to Available Income".

                       LEGAL ASPECTS OF THE HOUSING LOANS

         The following discussion is a summary of the material legal aspects of
Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory of Australia. Laws may differ between such States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.

GENERAL

         There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority.

NATURE OF HOUSING LOANS AS SECURITY

         There are a number of different forms of title to land in Australia.
The most common form of title in Australia is "Torrens title". The housing loans in the proposed housing loan pool are to be predominantly secured by Torrens title land.

         TORRENS TITLE land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory of Australia. Each parcel of land is represented by a specific certificate of title. The central registry retains details and copies of registered dealings affecting the title and, in most States, the original certificate is retained by the owner. Any dealing with the relevant land is carried out by instruments which are registered on the title to the land and, on registration, become legally effective.

         Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any registered leases, registered mortgages, registered easements and other dealings to which it is subject.

         The Torrens Title system provides that the certificate of title is conclusive evidence, except in limited circumstances such as fraud, of the matters stated in it. This means that

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lenders and home owners do not need to make historical searches and enquiries about the title, as a search of the relevant title register is sufficient.

         Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold".

STRATA TITLE

         STRATA TITLE is an extension of the Torrens system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings, commonly referred to as apartment units or strata lots, which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory of Australia in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the walls, roof, stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block.

         Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title also apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

         All land in the Australian Capital Territory is owned by the
Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a
Crown lease and developments on the land are subject to the terms of that lease.
Any such lease:

         o   cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

         o   where it involves residential property, is subject to a nominal rent of A$0.05 per annum on demand.

         As with Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government.

         In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

         Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been

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extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

         The law relating to the granting of security over real property is made complex by the fact that each State and Territory of Australia has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

         Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior registered mortgage.

         In most States and Territories of Australia, a mortgagee will retain the certificate of title, if one is issued by the land registry office. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

         In Queensland and Victoria, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

         Once the mortgagor has repaid the loan, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

ENFORCEMENT OF REGISTERED MORTGAGES

         Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all monies under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

         o   The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

         o   The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in

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             registered mortgages under the relevant Torrens title legislation.
             The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a
             mortgagee's power of sale becomes the absolute owner of the property.

         o   The mortgagee may, in limited circumstances, lease the property to third parties.

         o   The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can only look to the value of the property for satisfaction of the debt.

         o   The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

         A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given.
Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

         Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 of Australia, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

         The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

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BANKRUPTCY

         The insolvency of a natural person is governed by the provisions of the
Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor+ in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

         o   the disposition was made to defraud creditors;

         o   the disposition was made by an insolvent debtor within 6 months of the commencement of bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor; or

         o   the disposition was made within 5 years of the commencement of bankruptcy for no consideration or consideration of less than market value.

         The insolvency of a company is governed by the Corporations Act 2001 of
Australia. Again, secured creditors generally stand outside the insolvency.
However, a liquidator may avoid a mortgage which is voidable under the
Corporations Act because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

         o   when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

         o   within a prescribed period prior to the commencement of the winding up of the company.

ENVIRONMENTAL

         Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. Liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

         Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

         Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary

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rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

         The current transaction is designed to mitigate insolvency risk. For example, the assignment of the beneficial interest of the seller in the housing loans to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of the seller in the event of an insolvency of the seller. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

         If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of the trust, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents -- The Security Trust Deed -- Enforcement of the
Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in
"Description of the Transaction Documents -- The Security Trust Deed --
Priorities Under the Security Trust Deed". If the proceeds from enforcement of the security trust deed are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

         Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes.
Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

CONSUMER CREDIT LEGISLATION

         The majority of the housing loans are regulated by the Consumer Credit
Legislation. This legislation significantly regulates the entire life of a typical housing loan. It imposes significant obligations on the lender regarding pre-contract disclosure. It regulates the form of the credit contract and mortgage and imposes obligations on the lender during the life of the loan including restrictions on enforcement.

         Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

         o   vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

         o   reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

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         o   have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

         o   obtain an order for a civil penalty; or

         o   obtain additional restitution or compensation in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

         Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes.

         At the time the issuer trustee acquires the beneficial interest in the housing loans, the trust manager and the servicer represent and warrant that the housing loans and related mortgages complied in all material respects with the
Consumer Credit Legislation at the applicable cut-off date. Under the investment management agreement, the servicer has undertaken to comply with the Consumer
Credit Legislation in connection with servicing the housing loans and related mortgages.

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                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

         The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the US$ notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended
(the CODE), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the Internal Revenue Service. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown,
Rowe & Maw LLP, special United States federal tax counsel for the trust manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the Internal Revenue Service about any of the United States federal income tax consequences we discuss, and we cannot assure you that the Internal
Revenue Service will not take contrary positions.

         Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the
opinion that these statements discuss the material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the US$ notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the US$ notes by investors that are given special treatment under the United States federal income tax laws, including:

         o   banks and thrifts;

         o   insurance companies;

         o   regulated investment companies;

         o   dealers in securities;

         o   investors that will hold the notes as a position in a "straddle"
             for tax purposes or as a part of a "synthetic security",
             "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

         o   foreign investors, except as specifically set forth below;

         o   trusts and estates; and

         o   pass-through entities, the equity holders of which are any of the foregoing.

         Additionally, the discussion regarding the US$ notes is limited to the
United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the US$ notes as "capital assets" within the meaning of Section 1221 of the
Code. It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax

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consequences to them of the purchase, ownership and disposition of the US$
notes, including the advisability of making any election discussed under "--
Market Discount".

         The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the trust manager that the trust does not and will not have an office in the United States, the trust does not and will not avail itself of the office of an agent in the United
States, and the trust is not conducting, and will not conduct, either directly or through an agent, any activities in the United States, other than in connection with its issuance of the US$ notes, in the opinion of Mayer, Brown,
Rowe & Maw LLP, the issuer trustee and the trust will not be subject to United
States federal income tax.

         In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the trust manager, the US$ notes will be characterized as debt for United States federal income tax purposes. Each US$ noteholder, by acceptance of a US$ note, agrees to treat the notes as indebtedness.

         Under Treasury regulations, called the "OID Regulations," relating to original issue discount, a US$ note will be considered issued with original issue discount if its "stated redemption price at maturity" exceeds its "issue price" (i.e., the price at which a substantial portion of the US$ notes is first sold (not including sales to the Underwriters)). In general, a US$ note's
"stated redemption price at maturity" is the sum of all payments to be made on the US$ note other than payments of "qualified stated interest." Further, if the
US$ notes have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

INTEREST INCOME ON THE US$ NOTES

         Based on the above assumption, except as discussed below, Mayer, Brown,
Rowe & Maw LLP is of the opinion that you will be required to report as ordinary interest income, the stated interest and original issue discount, if any, on the
US$ notes you hold in accordance with your method of tax accounting. Under the
OID Regulations, if you hold a US$ note issued with a de minimis amount of original issue discount, you must include this original issue discount in income, on a pro rata basis, as principal payments are made on the note. If you purchase a US$ note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

SALE OF NOTES

         Mayer, Brown, Rowe & Maw LLP is of the opinion that if you sell a US$
note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the US$ note. Your adjusted tax basis in a note will equal your cost for the US$ note, decreased by any amortized premium and any payments other than interest made on the US$ note and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the US$ note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to

                                      132

the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus US$3,000 of other United States income.

MARKET DISCOUNT

         In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired a US$ note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections
1276 and 1278 of the Code with regard to the note.

         In the case of a sale or other disposition of a US$ note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         In the case of a partial principal payment of a US$ note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the US$ notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory Conference Committee
Report to the Tax Reform Act of 1986 for your accrual of market discount. This
Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

         o   for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

         o   for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated
             interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

         Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a US$ note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

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         Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

         Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

         In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired a US$ note at a premium if your tax basis in the note exceeds the remaining Principal Amount of the note. In that event, if you hold a US$ note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the
Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the US$
notes, the previously discussed conference report, which indicates a
Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

         Mayer, Brown, Rowe & Maw LLP is of the opinion that, backup withholding will be imposed on payments to you of interest paid, and original issue discount accrued, if any, on the US$ notes if, upon issuance, you fail to supply the trust manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding rate is currently 28% for payments made during the taxable years through 2010. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the Internal Revenue Service by the trust manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the US$ notes.
We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

         A foreign investor generally will be exempt from backup withholding and information reporting requirements, assuming payments on the US$ notes are otherwise exempt from United States federal income tax, provided that such foreign investor complies with certain certification and identification procedures in order to prove its exemption. In order for a foreign investor to prove its exemption, such foreign investor should submit the appropriate
Internal Revenue Service Form W-8, attesting to such foreign investor's foreign status. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, such an exemption.

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                           AUSTRALIAN TAXATION MATTERS

         The following statements with respect to Australian taxation are only general summaries and are based on advice received by the issuer trustee on the basis of Australian law as in effect on the date of this Prospectus and which is subject to change possibly with retrospective effect. Purchasers of the US$
notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under Australian tax laws, and the laws of any other taxing jurisdiction, of the purchase, ownership, disposal or any dealing of or in the notes. Any such dealing would need to comply with the selling restrictions and securities law generally.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

         Under existing Australian tax law, non-resident holders of notes or interests in any global note, other than persons holding such securities or interests as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax, on payments of interest or amounts in the nature of interest other than interest withholding tax, which is currently 10% of the gross amount of interest paid.
Australia's double tax treaties may reduce the amount of interest withholding tax in some cases.

         For the purposes of withholding tax, interest includes amounts in the nature of interest (such as a discount in respect of a bill or a premium on redemption of a note), amounts paid in substitution for interest and amounts received in exchange for interest in connection with a "washing arrangement". A washing arrangement is an arrangement under which title to a security is transferred to a resident shortly before an interest payment is made and the sole or dominant purpose of the arrangement is to reduce the amount of withholding tax payable.

         An exemption from interest withholding tax is available under section
128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the
TAX ACT) if notes are offered in accordance with the terms prescribed in section
128F. Under current law, conditions for such exemption are:

         o   the issuer trustee is a company that is a resident of Australia or a non-resident that acquires notes at or through a permanent establishment in Australia, when it issues the notes and when interest is paid;

         o   the notes, or a global bond or note or interests in such a global bond or note, are issued in a manner which satisfies the public offer test as prescribed under section 128F of the Tax Act; and

         o   if the issuer trustee is a company acting in the capacity of a trustee, the trust is not established for charitable purposes and the only persons capable of benefiting under the trust are companies that are not acting in the capacity of a trustee.

         It is the issuer trustee's intention to issue the notes and interests in the global notes in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Tax Act.

         This withholding tax exemption will not apply where, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the notes, or an interest in the notes, was being or would later be acquired, either directly or indirectly, by an offshore associate (as

                                      135

defined in the Offering Restrictions on page 149) of the issuer trustee, other than in the capacity of a dealer, manager or underwriter in relation to a placement of the notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme. The exemption will also not apply to interest actually paid by the issuer trustee to an offshore associate of the issuer trustee -- other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme -- if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the payee is such an offshore associate.

         If the requirements for exemption under section 128F of the Tax Act are met with respect to the notes, payments of principal, interest and any premium made to a holder of the notes who is not a resident of Australia and who does not hold the notes in the course of carrying on business at or through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

         Subject to certain statutory exceptions, tax will be deducted, at the highest marginal tax rate plus medicare levy, from payments to resident noteholders or to non-resident noteholders who hold the notes at or through a permanent establishment in Australia who do not provide the issuer trustee with a tax file number or Australian Business Number. Resident noteholders may also be subject to Australian income tax in respect of interest on the notes either received or accrued due to them.

         Section 126 of the Tax Act imposes a withholding tax at a rate of 47%
on the payment of interest on notes payable to noteholders if the issuer trustee fails to disclose the names and addresses of the holders of those notes to the
Australian Taxation Office. Section 126 does not apply to the payment of interest on notes payable to noteholders and held by non-residents who do not carry on business at or through a permanent establishment in Australia where the issue of those notes satisfied the requirements of section 128F or where interest withholding tax is payable.

TAXATION OF FINANCIAL ARRANGEMENTS

         The Tax Act contains measures dealing with the taxation of financial arrangements. The provisions apply to foreign currency gains and losses on transactions entered into during the first income year commencing on or after
July 1, 2003. In addition, the rules will also apply, at the option of the taxpayer, to foreign currency gains and losses on transactions entered into prior to the first income year commencing after July 1, 2003 but realized after that time.

         The rules codify the timing and appropriate rates for the taxation of foreign exchange gains and losses. The rules generally apply to recognize foreign exchange gains and losses on a realization basis.

         The specific taxation implications of these measures will vary as between noteholders.

         The measures should not impact non-resident noteholders who do not have a permanent establishment in Australia.

         The Australian Federal Government has announced ongoing reforms to the
Taxation of Financial Arrangements. Legislation to give effect to the proposed reforms has not been released. The status of the proposed measures and the impact on noteholders will need to be monitored.

                                      136

         Noteholders should seek their own advice in relation to the specific taxation consequences of these measures.

NOTE TRANSFERS

         A noteholder may be subject to taxation in respect of any gain made on the transfer of notes. The specific taxation implications in respect of the transfer depends on the nature of the gain which will vary as between noteholders. Broadly, the taxation consequences will depend on whether noteholders own the notes on revenue or capital account.

         Noteholders should seek their own advice in relation to the specific taxation consequences of the transfer of their notes.

         In addition, noteholders should also seek their own advice regarding the goods and services tax (GST) implications of the transfer of their notes.

PROFIT ON SALE BY NON-RESIDENT NOTEHOLDERS

         Under existing Australian law, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of an interest in the notes if the profits do not have an Australian source (see below). If the profits are Australian sourced, an exclusion from Australian income tax may be available if the non-resident is entitled to the benefit of a double taxation agreement and the notes are not held as part of a business carried on, at or through a permanent establishment in Australia.

         The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of
Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

         There are however specific withholding tax rules that may apply to treat a portion of the sale price of notes as interest for withholding tax purposes where the notes are sold to an Australian resident. However, such amounts of deemed interest will be covered by the exemption in section 128F of the Tax Act provided that all of the requirements of that section are satisfied.

GOODS AND SERVICES TAX

         GST is a transactions based tax and accordingly may impact various transactions in which the issuer trustee is involved. Broadly, the impact of GST will depend on the type of supply made by the issuer trustee.

         Where the supply by the issuer trustee is a "taxable supply", the issuer trustee will have to remit GST equal to 1/11th of the total consideration received for the supply to the ATO. The issuer trustee can obtain full input tax credits for GST paid on things acquired to make the taxable supply, i.e., to the extent that those things are not acquired in relation to the issuer trustee making input taxed supplies such as issuing notes to Australian resident note holders.

         Where the supply by the issuer trustee is a "GST free supply" (e.g., an issue of notes to non-Australian noteholders who are not in Australia in relation to the supply at the time the

                                      137

supply is made), the issuer trustee does not remit GST on the supply to the ATO.
The issuer trustee can obtain full input tax credits for GST paid on things acquired to make GST free supplies, i.e., to the extent that those things are not acquired in relation to the issuer trustee making input taxed supplies

         Where the supply by the issuer trustee is an "input taxed supply", which includes financial supplies, the issuer trustee is not required to remit
GST on the supply. The issuer trustee is generally not entitled to input tax credits for GST paid on things acquired to make input taxed supplies. In some circumstances, however, "reduced input tax credits" may be available.

         On the basis of the current GST legislation, the issue of the notes would constitute either a financial supply or a GST-free supply depending on the status and location of the noteholders. In either case GST is not required to be remitted (i.e., there is no need to charge an amount of GST) in respect of the supply. Payments made to noteholders would not constitute a separate supply for
GST purposes nor consideration for a supply by noteholders.

         The acquisition of notes by a noteholder may, in certain circumstances, be considered by the Australian Commissioner of Taxation to constitute the making of a financial supply by the noteholder. This is based on a view expressed by the Australian Commissioner of Taxation in GST Ruling GSTR 2002/2.
In any event, this will not give rise to a liability for GST on the part of noteholders but may affect their entitlement to input tax credits on acquisitions which relate to acquiring notes. Noteholders should seek their own advice in relation to the GST treatment of the notes and any transactions that they enter into associated with the notes.

FIXED-FLOATING RATE SWAPS AND GST

         Where the fixed-floating rate swap provider is an Australian resident, the GST implications under current Australian law are as follows:

         o   the exchange of fixed interest rate obligations for floating interest rate obligations by the issuer trustee would involve the making of financial supplies. Accordingly, the issuer trustee would not be obliged to remit GST to the ATO and would not be entitled to claim full input tax credits in relation to the costs associated with making the supply (although the issuer trustee may be entitled to claim a reduced input tax credit in certain circumstances); and

         o   the exchange of floating interest rate obligations for fixed interest rate obligations by the fixed-floating rate swap provider would also involve the making of financial supplies.

         Where the fixed-floating rate swap provider is not an Australian resident and is not in Australia in relation to the supply at the time the supply is made, the GST implications under current Australian law are as follows:

         o   the supply of fixed interest rate obligations for floating interest rate obligations by the issuer trustee to the non-resident fixed-floating rate swap provider, constitutes a GST-free supply.
             Accordingly, the issuer trustee is not required to remit GST to the
             ATO, however, the issuer trustee is entitled to claim input taxed credits in relation to the costs associated with making this supply; and

                                      138

         o   the supply of floating interest rate obligations for fixed interest rate obligations by the non-resident fixed-floating rate swap provider to the issuer trustee has no impact for GST purposes.

CURRENCY SWAP AND GST

         Where the currency swap provider is an Australian resident, the GST implications under current Australian law are as follows:

         o   the exchange of currency denominations by the issuer trustee would involve the making of financial supplies. Accordingly, the issuer trustee would not be obliged to remit GST to the ATO and would not be entitled to claim full input tax credits in relation to the costs associated with making the supply (although the issuer trustee may be entitled to claim a reduced input tax credit in certain circumstances); and

         o   the exchange of currency denominations by the currency swap provider would also involve the making of financial supplies.

         Where the currency swap provider is not an Australian resident, and is not in Australia in relation to the supply at the time the supply is made, the
GST implications under current Australian law are as follows:

         o   the supply of currency denominations by the issuer trustee to the non-resident currency swap provider, constitutes a GST-free supply.
             Accordingly, the issuer trustee is not required to remit GST to the
             ATO, however, the issuer trustee is entitled to claim input taxed credits in relation to the costs associated with making this supply; and

         o   the supply of currency denominations by the non-resident currency swap provider to the issuer trustee has no impact for GST purposes.

DEBT AND EQUITY

         Based on Australia's current taxation law, the notes issued by the issuer trustee will constitute debt interests for Australian tax purposes.
Accordingly, interest paid by the issuer trustee in respect of the notes will be tax deductible to the issuer trustee. Interest derived by Australian tax resident holders of the notes or non-residents that hold such notes in the course of carrying on business at or through a permanent establishment in
Australia should be included in the assessable income of the holder.

         Returns paid on the notes will also not be disqualified from being
"interest" for the purposes of section 128F of the Tax Act.

OTHER TAXES

         No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside Australia should not be subject to
Australian stamp duty.

                                      139

NON-COMPLIANCE WITHHOLDING REGULATIONS

         The Tax Administration Act 1953 contains provisions that require that an entity making certain payments on or after July 1, 2003 to a non-resident must withhold an amount from that payment. The types of payments that are the subject of these rules is prescribed by regulations.

         The rules state that regulations may only be made in respect of payments of a kind that could reasonably be related to assessable income of non-residents. Also, the explanatory memorandum to the rules states that regulations will only be made where there is a demonstrated compliance risk and after consultation with affected taxpayer groups. Further, the rules expressly provide that the regulations will not apply to interest and other payments which are already subject to the current interest withholding tax rules or specifically exempt from those rules.

         The Australian Federal Government has released regulations in relation to specific payments that will be the subject of withholding under these rules.
These regulations do not cover any payments made in respect of the notes.

         In addition, having regard to the types of payments that the Federal
Government has introduced and announced so far, it seems unlikely that principal amounts payable in respect of the offered notes will be covered by further regulations of this kind. The progress of any further regulations will, however, need to be monitored.

TAXATION OF THE TRUST

         The net income of the trust for a given year of income will be determined after deducting from the assessable income of the trust any allowable deductions incurred by the trust. The assessable income will primarily include the interest income that is derived by the trust from the provision of mortgage finance. Subject to certain exceptions, the allowable deductions of the trust will primarily be the expenses which are incurred for the purpose of deriving assessable income or necessarily incurred in carrying on a business for the purpose of gaining or producing assessable income. Expenses which are capital in nature will not be allowable as deductions.

         As noted above, the notes will be treated as debt interests and interest paid by the trust in respect of the notes should be tax deductible to the trust.

         Under the current taxation law, the net income of the trust should be included in the assessable income of the beneficiaries of the trust who are presently entitled to the income. This will be so whether or not the income is actually paid to the beneficiaries, where the beneficiaries are presently entitled to the net income of the trust. Where the net income is paid to a beneficiary, it will be assessable to the beneficiary in the year to which the distribution relates notwithstanding that it may be paid in the following year of income.

         In the case of the trust, the residual income unit is held by Interstar
Wholesale Finance Pty Limited who will be presently entitled to the net income of the trust. The trustee should not currently be liable to income tax on the net income derived by the trust.

                                      140

THIN CAPITALISATION

         The thin capitalisation rules in the Australian tax legislation provide an exemption for most securitization vehicles from their operation. It is expected that the Trust would meet the criteria for this exemption.

         Even if the thin capitalisation rules did apply to the Trust, on the basis that the Residual Income Beneficiary of the Trust will be presently entitled to all income of the Trust, any resultant tax liability would be met by the Residual Income Beneficiary. Accordingly, the thin capitalisation rules would not adversely affect the ability of the issuer trustee to pay principal and interest on the notes.

TAX CONSOLIDATION

         Australia has introduced a tax consolidation regime that applies to wholly-owned corporate groups from July 1, 2002. Entry into this system is optional, however the choice by a head company to consolidate brings all of its wholly-owned subsidiaries, which are companies, partnership or trusts, into the regime. An entity is wholly-owned for these purposes if all of the membership interests in it are held directly or indirectly by the head company.

         The head company of a tax consolidated group will be liable for income tax in respect of itself and all of its wholly-owned group members. The legislation provides that where, however, the head company fails to meet its income tax liabilities, each wholly-owned group member is, but for the operation of a valid tax sharing agreement, jointly and severally liable to pay the consolidated group's income tax liabilities. Thus, there is a contingent risk that the members of a consolidated group may be liable to contribute to a consolidated group's income tax liabilities.

         The Trust will not qualify as a wholly-owned subsidiary of a head company as all of the units in the Trust will not be owned, directly or indirectly, by a single holding company. Specifically, a single residual capital unit in the Trust will be held by an entity which is not related to any consolidatable group of which the Residual Income Beneficiary may be a member.
Accordingly, the Trust cannot be a member of a consolidated group for the purposes of the consolidation rules and cannot therefore be jointly and severally liable for any of the consolidated group's income tax liabilities.

                                      141

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

         Interstar Securitisation Management Pty Limited is an Australian
private company incorporated with limited liability under the Corporations Act
2001 of Australia. Any final and conclusive judgment of any New York State or
United States Federal Court sitting in the Borough of Manhattan in the City of
New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Interstar Securitisation Management Pty Limited
in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Interstar
Securitisation Management Pty Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as
applicable, unless:

         o   the proceedings in New York State or United States Federal Court,
             as applicable, involved a denial of the principles of natural justice;

         o   the judgment is contrary to the public policy of the relevant
             Australian jurisdiction;

         o   the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

         o   the judgment is a penal or revenue judgment; or

         o   there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as
             applicable.

         A judgment by a court may be given in some cases only in Australian dollars. Interstar Securitisation Management Pty Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Interstar Securitisation
Management Pty Limited has appointed CT Corporation System, 111 Eighth Avenue,
13th Floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

         All of the directors and executive officers of Interstar Securitisation
Management Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or
a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the
United States. Interstar Securitisation Management Pty Limited has been advised by its Australian counsel, Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                                      142

                        EXCHANGE CONTROLS AND LIMITATIONS

ANTI-TERRORISM RESTRICTIONS

         The written approval of the Australian Minister of Foreign Affairs is required for transactions involving the control or ownership of assets by persons or entities linked to terrorist activities and identified by the United
Nations and the Commonwealth of Australia under the Charter of the United
Nations (Anti-terrorism -- Persons and Entities) List, as published from time to time in the Commonwealth Government Gazette. This includes individuals or entities linked with the Taliban, Osama bin Laden and other terrorist organizations. Transactions involving persons published in the Commonwealth
Government Gazette without the permission of the Australian Minister for Foreign
Affairs are a criminal offence.

PROHIBITED TRANSACTIONS

         The specific prior approval of the Reserve Bank of Australia or the
Minister for Foreign Affairs of the Commonwealth of Australia must be obtained for certain transactions involving or connected with individuals or entities listed in the relevant Commonwealth Government Gazette as persons or entities identified with terrorism or to which financial sanctions apply, including:

         o   certain Yugoslav entities or individuals; and

         o   the Government of Zimbabwe, any public authority or controlled entity of the Government of Zimbabwe and certain other individuals identified by the Reserve Bank of Australia.

         Any person holding financial or other assets of persons or entities listed as terrorists by the Minister for Foreign Affairs in the Commonwealth
Gazette is prohibited from using or dealing with those assets. It is a criminal offence to make assets available to such persons. The persons or entities listed as terrorists under the Charter of the United Nations (Terrorism and Dealings
with Assets) Regulation 2002 and the Iraq (Reconstruction and Repeal of
Sanctions) Regulations 2003 include:

         o   the Taliban (also known as the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the
             Taliban;

         o   Osama bin Laden, the Al-Qaeda organization and certain other individuals identified by the Reserve Bank of Australia as being linked to terrorism;

         o   Jemiah Islamiah; and

         o   the previous Government of Iraq, Saddam Hussein, other senior officials of his regime and their immediate families.

TRANSACTIONS WHICH MAY BE APPROVED BY THE RESERVE BANK OF AUSTRALIA

         Transactions over A$100,000 involving the Embassy of the Federal
Republic of Yugoslavia, the Consulate-General of the Federal Republic of
Yugoslavia and Narodna Banka Jugoslavije (including Banque Nationale de
Yugoslavie) require prior approval from the Reserve Bank of Australia.

                                      143

         Specific prior approval of the Reserve Bank of Australia or the
Minister for Foreign Affairs must be obtained for certain payments or other dealings involving or connected in certain ways with Iraq, Zimbabwe, certain
Yugoslav entities or individuals, the Taliban, or associated parties, or other parties to whom financial sanctions applies.

                              ERISA CONSIDERATIONS

         Subject to the considerations discussed in this section, the US$ notes are eligible for purchase by Benefit Plans.

         Section 406 of the Employee Retirement Income Security Act of 1974, as
amended (ERISA) and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

         Some transactions involving the purchase, holding or transfer of the
US$ notes might be deemed to constitute prohibited transactions under ERISA and
Section 4975 of the Code if assets of the trust were deemed to be assets of a
Benefit Plan. Under a regulation issued by the United States Department of Labor
(the REGULATION), the assets of the trust would be treated as plan assets of a
Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the
Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Regulation is applicable. An equity interest is defined under the Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the Regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a "substantial equity feature,"
the Regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features that are incidental to the instrument's primary fixed obligation. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the US$ notes should be treated as debt without substantial equity features for purposes of the Regulation and that the US$ notes do not constitute equity interests in the trust for purposes of the Regulation. The debt characterization of the US$ notes could change after their initial issuance if the trust incurs losses or the rating of US$ notes changes. The risk of recharacterization is enhanced for the US$ notes if Redraw notes are issued because the US$ notes are subordinated to the Redraw notes. This risk of recharacterization is further enhanced for notes that are subordinated to the other classes of securities.

         However, without regard to whether the US$ notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of the US$ notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the backup servicer, the trust manager, the note trustee, the seller, a swap provider, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of

                                      144

the plan fiduciary making the decision to acquire a US$ note. Included among these exemptions are:

         o   Prohibited Transaction Class Exemption 96-23, regarding
             transactions effected by "in-house asset managers";

         o   Prohibited Transaction Class Exemption 95-60, regarding
             transactions effected by "insurance company general accounts";

         o   Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

         o   Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

         o   Prohibited Transaction Class Exemption 84-14, regarding
             transactions effected by "qualified professional asset managers".

         By your acquisition of a US$ note, you shall be deemed to represent and warrant that either (a) you are not acquiring a US$ note with the assets of a
Benefit Plan or any other retirement plan that is subject to a law that is substantially similar to ERISA or Section 4975 of the Code or (b) your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any substantially similar applicable law.

         Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements; however, governmental plans may be subject to comparable statutory restrictions.

         If you are a plan fiduciary considering the purchase of any of the US$
notes, you should consult your tax and legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                         LEGAL INVESTMENT CONSIDERATIONS

         The US$ notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some United States institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the US$ notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the US$ notes as legal investments for you.

                              AVAILABLE INFORMATION

         Interstar Securitisation Management Pty Limited, as trust manager, has filed with the SEC a registration statement under the United States Securities
Act of 1933 (SECURITIES ACT)

                                      145

with respect to the US$ notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the
SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the
registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W.,
Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide
Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov".

                              RATINGS OF THE NOTES

         The issuance of the Class A notes and the Class AB notes will be conditional on obtaining a rating of [AAA] by S&P and [Aaa] by Moody's, in the case of the Class A notes, and [AAA] by S&P and [Aa1] by Moody's, in the case of the Class AB notes. The issuance of the Class B notes will be conditional on obtaining a rating of [AA-] by S&P and [Aa2] by Moody's.

         You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes.
The ratings of the US$ notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class AB notes and the
Class B notes with respect to the Redraw notes and the Class A notes and the subordination provided by the Class B notes with respect to the Class AB notes, the availability of income after payment of interest on the notes and the trust's expenses, the mortgage insurance policies and title insurance policies, the creditworthiness of the swap providers and the mortgage insurers and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long term debt rating is AAA by S&P and Aaa by Moody's. In the context of an asset securitisation, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus.

         For so long as the US$ notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the trust manager will inform the Irish Stock Exchange and file a notice with the Irish Stock Exchange if the ratings assigned to any such notes are reduced or withdrawn.

                              PLAN OF DISTRIBUTION

UNDERWRITING

         Under the terms and subject to the conditions contained in the underwriting agreement among the underwriters, the issuer trustee, the servicer and the trust manager, the issuer trustee has agreed to sell to the underwriters, and each underwriter severally has agreed to purchase from the issuer trustee, the class and Principal Amount of the US$ notes set forth opposite each underwriters' name in the tables below:

                                      146

                                                             PRINCIPAL AMOUNT OF
                                                                CLASS A NOTES
           UNDERWRITERS OF THE CLASS A NOTES                        (US$)
           ---------------------------------                 -------------------
J.P. Morgan Securities Inc. ...........................             $[*]
Deutsche Bank Securities Inc. .........................             $[*]
Greenwich Capital Markets, Inc. .......................             $[*]
                                                                   ------
Total .................................................             $[*]

         The underwriting agreement provides that the underwriters are obligated to purchase all of the US$ notes if any are purchased.

         The underwriters propose to offer the Class A notes, the Class AB notes and the Class B notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the principal balance of each class of US$ notes.
The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other brokers and dealers. After the initial public offering, the public offering price and concessions and discounts to brokers and dealers may be changed by the representative of the underwriters.

                                              SELLING              REALLOWANCE
                                            CONCESSIONS             DISCOUNT
                                            -----------            -----------
Class A notes.......................            [*]%                   [*]%

         The trust manager estimates that the out-of-pocket expenses for this offering will be approximately US$[*].

         The trust manager has agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

         The total underwriting discounts and commissions for the US$ notes will be equal to US$[*]. The underwriting discounts and commissions will be paid separately by Interstar Wholesale Finance Pty Limited and not from the proceeds of the issuance of the US$ notes.

         The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

         o   Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

         o   Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

         o   Syndicate covering transactions involve purchases of the US$ notes in the open market after the distribution has been completed in order to cover syndicate short positions.

                                      147

         o   Penalty bids permit the underwriters to reclaim a selling
             concession from a syndicate member when the US$ notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the US$ notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

OFFERING RESTRICTIONS

THE UNITED KINGDOM

         The US$ notes have only been offered or sold and, prior to the expiry of six months from the closing date, will only be offered or sold in or from the
United Kingdom: (a) to persons (i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses; or (ii) to persons who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses; or (iii) otherwise in circumstances that have not resulted and will not result in an offer to the public under the
Public Offers of Securities Regulations 1995 (as amended); and (b) in compliance with all applicable provisions of the Financial Services and Markets Act 2000
(FSMA), and rules and regulations made thereunder with respect to anything done in relation to the US$ notes in, from or otherwise involving the United Kingdom.
Any invitation or inducement to engage in investment activity, within the meaning of Section 21 of FSMA, will only be communicated or caused to be communicated in circumstances when Section 21 of FSMA does not apply, including to persons authorized under FSMA or otherwise any professional with experience on matters relating to investments and qualifying as investment professionals under Article 19 or to high net worth persons under Article 49 of the Financial
Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to any other person to whom an invitation or inducement to enter into investment activity of this type may otherwise lawfully be communicated.

         Neither this prospectus nor the US$ notes have been, or will be, available to other categories of persons in the United Kingdom and no one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus. The communication of this prospectus to any person in the United Kingdom other than the categories stated above is unauthorized and may contravene FSMA.

AUSTRALIA

         No offering circular, prospectus or other disclosure document in relation to any notes has been lodged with the Australian Securities and
Investments Commission. The US$ notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of
Australia, its territories or possessions, or to any resident of Australia.

         Each underwriter severally has agreed that it:

         o   has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold the US$ notes;

                                      148

         o   will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the US$ notes; and

         o   has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

         o   in Australia, its territories or possessions unless:

         o   the amount payable for the US$ notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000, or its equivalent in another currency -- disregarding amounts, if any, lent by the issuer trustee or other person offering the notes or any associate of them -- or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 of Australia; and

         o   the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission.

         In addition, each underwriter severally has agreed that, in connection with the primary distribution of the US$ notes, it will not sell any US$ notes to any person if, at the time of such sale, the employees of the underwriter directly involved in the sale know, or have reasonable grounds to suspect that, as a result of such sale, such US$ notes or any interest in such US$ notes will be, or will later be acquired, directly or indirectly, by an offshore associate of the issuer trustee--as identified on a list provided by the trust manager--other than in the capacity of a dealer, manager or underwriter in relation to the placement of the US$ notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

         An OFFSHORE ASSOCIATE OF THE ISSUER TRUSTEE means an associate (within the meaning of section 128F of the Tax Act) of the issuer trustee that is either a non-resident of Australia that does not acquire the US$ notes in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires the US$ notes in carrying on a business at or through a permanent establishment outside Australia.

         Each underwriter severally has agreed that it must offer the US$ notes for which it subscribes for sale within 30 days of the issue of those US$ notes.
Such offer must only be by one of the following means, or a combination thereof:

         o   as a result of negotiations being initiated by the underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the issuer and the price at which the US$
             notes are offered for sale;

         o   by the underwriter offering those US$ notes for sale to at least 10 persons, each of whom must be:

             o   carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the
                 financial markets; and

                                      149

             o   not known by the employees of the underwriter directly involved in the sale to be an associate of any of the others;

         o   by the underwriter offering those US$ notes as a result of the US$
             notes being accepted for listing on a stock exchange where the issuer trustee has previously entered into an agreement with the underwriter in relation to the placement of the US$ notes requiring the issuer trustee to seek such listing; or

         o   by the underwriter offering those US$ notes to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the US$ notes in the past or as likely to be interested in acquiring US$ notes.

                               GENERAL INFORMATION

LISTING

         An application will be made to list the US$ notes on the Irish Stock
Exchange. There can be no assurance that such listing will be granted.

DOCUMENTS

         For 14 days from the date of any listing particulars subsequently produced, copies of the following documents may be inspected during usual business hours for the term of the US$ notes at the registered office of the issuer trustee, Level 7, Perpetual Trustee Building, 39 Hunter Street, Sydney
NSW 2000, Australia and also at the offices of the Irish paying agent, AIB/BNY
Fund Management (Ireland) Limited, Guild House, Guild Street, Dublin 1, Republic
of Ireland:

         o   the constitution of the issuer trustee;

         o   this prospectus;

         o   the Note Trust Deed; and

         o   the Subscription Agreement.

AUTHORIZATION

         The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the US$ notes.
The issue of the US$ notes has been authorized by the resolutions of the board of directors of Perpetual Trustees Victoria Limited passed on [*] [*], 2005.

LITIGATION

         The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

                                      150

From the date of the creation of Interstar Millennium Series 2005-1G Trust, to the date of issue of the US$ notes, the issuer trustee has not, in its capacity as trustee of Interstar Millennium Series 2005-1G Trust, carried on any business. Interstar Millennium Series 2005-1G Trust is not required by
Australian law and does not intend to publish annual reports and accounts, and no accounts with respect to Interstar Millennium Series 2005-1G Trust have been prepared prior to the date of this prospectus.

EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

         On or before the Closing Date, the US$ notes will be accepted for clearance through Euroclear and Clearstream, Luxembourg with the common code number [*], CUSIP [*] and ISIN [*] for the Class A notes.

                                      151

                                  ANNOUNCEMENT

         By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

         o   the US$ notes will initially be issued in the form of registered, book-entry notes and will be registered in the name of Cede & Co., as nominee of DTC;

         o   in connection with the issue, DTC will confer rights in the US$
             notes to the noteholders and will record the existence of those rights; and

         o   as a result of the issue of the US$ notes in this manner, these rights will be created.

                                      152

                                  LEGAL MATTERS

         Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the US$ notes, including the material U.S. federal income tax matters, for Interstar Securitisation Management Pty Limited. Allens
Arthur Robinson, Sydney, Australia, will pass upon some legal matters, excluding any Australian tax matters, with respect to the US$ notes for Interstar
Securitisation Management Pty Limited. KPMG will pass upon the Australian tax matters with respect to the US$ notes for Interstar Securitisation Management
Pty Limited. McKee Nelson LLP will act as United States legal counsel to the underwriters.

                                      153

                                    GLOSSARY

ACCRUED INTEREST ADJUSTMENT...................      means, in relation to the seller, the amount equal to any interest and fees accrued on the housing loans purchased from the seller up to, but excluding, the closing date and which were unpaid as of the close of business on the closing date.

AGGREGATE PRINCIPAL LOSS AMOUNT...............      means, in relation to a Collection Period, the aggregate amount of Principal
                                                    Losses which are attributable to principal in relation to the housing loans for that Collection Period.

APPROVED BANK.................................      means a bank which has a short term rating of A-1+ from S&P and P-1 from Moody's and which is approved by the trust manager in writing.

AUTHORIZED INVESTMENTS........................      means any investments which at their date of acquisition are:

                                                    o   housing loans secured by mortgages, those mortgages and any other related securities and rights;

                                                    o   bills, promissory notes or other negotiable instruments accepted, drawn or endorsed by an Approved Bank;

                                                    o   cash and/or deposits with an Approved Bank or deposits with, or the acquisition of certificates of deposit or any other debt security issued by an Approved Bank;

                                                    o   loan securities issued, secured, or guaranteed by the Commonwealth of
                                                        Australia or any State or Territory within the Commonwealth of Australia;
                                                        and

                                                    o   any mortgage-backed security issued by any entity,

                                                    which satisfy the following conditions:

                                                    o   unless otherwise advised in writing by each rating agency:

                                                        o   each proposed investment falling within bullet points 2, 3 and 4 must have a credit rating issued by S&P of A-1+ or AAA and by Moody's of
                                                            P-1 or Aaa;

                                      154

                                                        o   each proposed investment falling within bullet point 5 must have a credit rating issued by S&P of AAA and by Moody's of Aaa;

                                                    o   each proposed investment falling within bullet points 2, 3 and 4 must mature by the earlier of the following dates:

                                                        o   the payment date following the date on which it was acquired; or

                                                        o   such other date as the issue trustee and the trust manager may determine to be necessary to enable the issuer trustee to have sufficient cash to meet any expenses of the trust which may be payable prior to that payment date;

                                                        o   unless the series notice otherwise provides, all Authorized Investments must be denominated in Australian currency and held in Australia; and

                                                        o   all Authorized Investments must be held in the name of the issuer trustee or in the name of such other person or persons as approved by the issuer trustee from time to time.

AVAILABLE INCOME..............................      see page 74.

BANK BILL RATE................................      means as at any date the rate per cent per annum being the average of the buying and selling rates for a three-month bill or, in the case of the first Interest
                                                    Period, the linear interpolation of the average of the buying and selling rates for three and a four-month bill, in each case quoted on the page designated
                                                    "BBSW" of the Reuters Monitor System at or about 10:30 a.m., Melbourne time, on that date by each person so quoting, but not less than five, and rounding the resultant figure upwards to four decimal places, provided that if in respect of any date the Bank Bill Rate cannot be determined because fewer than five persons have quoted rates or a rate is not displayed for a term equivalent to that period, then the Bank Bill Rate for that date shall mean such rate as determined by a financial advisor nominated by the trust manager or by the trust manager having regard to comparable indices then available.  In the event that any such date is

                                      155

                                                    not a business day, then the Bank Bill Rate applicable on that date shall be deemed to be the Bank Bill Rate which is applicable on the business day next succeeding that date.  A certificate signed by a financial advisor nominated by the trust manager or the trust manager certifying as to the Bank Bill Rate on any date shall be final and conclusive evidence thereof in the absence of manifest error.

BENEFIT PLAN..................................      means an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a plan described in Section 4975(e)(1) of the Code or an entity deemed to hold plan assets of any of the foregoing by reason of an employee benefit plan's or plan's investment in the entity.

CARRYOVER CHARGE-OFF..........................      see page 81.

CHARGE-OFF....................................      see page 81.

CLASS A A$ EQUIVALENT.........................      means, in relation to an amount denominated or to be denominated in US$:

                                                    o   prior to the termination of the currency swap, the amount converted to and denominated in A$ at the rate of exchange set forth in the currency swap for the exchange of United States dollars for Australian dollars; and

                                                    o   after the termination of the currency swap, the amount that, when converted into US$ at the then prevailing spot exchange rate in New York City for A$
                                                        purchases of US$, will equal the US$ amount owing in respect of principal or interest, as applicable, on the Class A notes to be paid from or by reference to such amount.

CLASS A A$ INTEREST AMOUNT....................      means, in relation to a payment date, the amount in A$ calculated as follows:

                                                    o   on a daily basis at a rate equal at the Bank Bill Rate on that day plus a margin set forth in the currency swap that will increase after the Step-Up
                                                        Margin Date;

                                                    o   on the Class A A$ Equivalent of the Principal Amount of the Class A notes as at the first day of the Interest Period ending on that payment date; and

                                      156

                                                    o   on the basis of the actual number of days in the relevant payment period and a year of 365 days,

                                                    together with any unpaid Class A A$ Interest Amount in respect of previous payment dates.

CODE..........................................      see page 131.

COLLECTION PERIOD.............................      see page 72.

CONSUMER CREDIT LEGISLATION...................      means any legislation relating to consumer credit, including the Credit Act of any Australian jurisdiction, the Consumer Credit Code (VIC) 1996 and any other equivalent legislation of any Australian jurisdiction.

DETERMINATION DATE............................      see page 72.

EXTRAORDINARY RESOLUTION......................      means a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the
                                                    Voting Mortgagees.

FITCH OR FITCH RATINGS........................      means Fitch Ratings Limited or Fitch Ratings Inc., as the case may be.

INCOME........................................      see page 73.

INCOME SHORTFALL..............................      see page 74.

INITIAL PRINCIPAL AMOUNT......................      means the principal amount of the note on the date it is issued.

INSOLVENCY EVENT..............................      means with respect to the issuer trustee, in its personal capacity and as trustee of the trust, the trust manager, the servicer, a seller or a mortgage insurer (each a Relevant Corporation), the happening of any of the following events:

                                                    o   an administrator of the relevant corporation is appointed;

                                                    o   except for the purpose of a solvent reconstruction or amalgamation:

                                                        o   an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of

                                      157

                                                            proceedings or an application to a court or other steps, other than frivolous or vexatious applications, proceedings, notices and steps, are taken for:

                                                            o   the winding up, dissolution or administration of the relevant corporation; or

                                                            o   the relevant corporation to enter into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them; or

                                                    o   the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets;

                                                    o   the relevant corporation is, or under applicable legislation is taken to be, unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute, or stops or suspends or threatens to stop or suspend payment of all or a class of its debts, except, in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee;

                                                    o   a receiver, receiver and trust manager or administrator is appointed by the relevant corporation or by any other person, to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof, except, in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee;

                                                    o   the relevant corporation is or makes a statement from which it may be reasonably deduced that the relevant corporation is, the subject of an event described in section 459C(2)(b) or section 585 of the Corporations
                                                        Act 2001 of Australia;

                                                    o   the relevant corporation takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation; or

                                      158

                                                    o   anything analogous to an event referred to in the seven preceding paragraphs or having a substantially similar effect occurs with respect to the relevant corporation.

INTEREST PERIOD...............................      see page 73.

ISDA..........................................      means the International Swaps and Derivatives Association, Inc.

ISDA DEFINITIONS..............................      means the 2000 ISDA definitions, as amended and updated as at the Note Issue
                                                    Date.

ISSUER TRUSTEE'S DEFAULT......................      means:

                                                    o   an Insolvency Event has occurred and is continuing in relation to the issuer trustee;

                                                    o   any action is taken in relation to the issuer trustee which causes the rating of any notes to be downgraded or withdrawn;

                                                    o   the issuer trustee, or any employee or officer of the issuer trustee, breaches any obligation or duty imposed on the issuer trustee under any transaction document, any fixed-floating rate swap or the currency swap in relation to the trust where the trust manager reasonably believes it may have a Material Adverse Effect and the issuer trustee fails or neglects after 30 days' notice from the trust manager to remedy that breach;

                                                    o   the issuer trustee merges or consolidates with another entity without ensuring that the resulting merged or consolidated entity assumes the issuer trustee's obligations under the transaction documents; or

                                                    o   there is a change in control of the issuer trustee from that existing on the date of the master trust deed unless approved by the trust manager.

LIBOR.........................................      means, in relation to any Interest Period for the US$ notes, the rate applicable for deposits in U.S. dollars for a period of 3 months or, in the case of the first Interest Period, the linear interpolation of the rates applicable for deposits in U.S. dollars for 3 and 4 months which appears on the Telerate Page
                                                    3750 as of 11:00 a.m., London time, on the relevant rate reset date.  If such rate does not appear on the

                                      159

                                                    Telerate Page 3750, the rate for that Interest Period will be determined as if the issuer trustee and the calculation agent had specified USD-LIBOR-REFERENCE
                                                    BANKS as the applicable Floating Rate Option under the ISDA Definitions.  USD-
                                                    LIBOR- Reference Banks means that the rate for an Interest Period for US$ notes will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market agreed to by the calculation agent and the currency swap provider (the REFERENCE BANKS) at approximately 11:00 a.m., London time, on the relevant rate reset date to prime banks in the London interbank market for a period of 3 months commencing on the first day of the Interest Period and in a Representative Amount, as defined in the ISDA Definitions. The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided by Reference Banks to the calculation agent, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided by Reference Banks to the calculation agent following the calculation agent's request, the rate for that
                                                    Interest Period will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the calculation agent and the currency swap provider, at approximately 11:00 a.m., New York City time, on that rate reset date for loans in U.S. dollars to leading European banks for a period of 3 months commencing on the first day of the Interest Period and in a
                                                    Representative Amount.  If no such rates are available in New York City, then the rate for such Interest Period will be the most recently determined rate in accordance with this definition.

LIQUID AUTHORIZED INVESTMENTS.................      as at any date means any of the following Authorized Investments:

                                                    o   bills, promissory notes or other negotiable instruments accepted drawn or endorsed by an Approved Bank;

                                                    o   cash and/or deposits with an Approved Bank, or the acquisition of certificates of deposit or any other debt security issued by an Approved
                                                        Bank;

                                      160

                                                    o   loan securities issued, secured or guaranteed by the Government of
                                                        Australia or any State or Territory within the Commonwealth of Australia;
                                                        and

                                                    o   any other Authorized Investments approved by the rating agencies.

LIQUIDATION LOSSES............................      means, with respect to any housing loan that becomes a liquidated loan during a
                                                    Collection Period, the Unpaid Balance of that liquidated loan, after the application of all Liquidation Proceeds relating to that liquidated loan, including any enforcement expenses in respect of that liquidated loan.

LIQUIDATION PROCEEDS..........................      means, in relation to a housing loan, the amount received by or on behalf of the issuer trustee in connection with the liquidation of such housing loan including, without limitation:

                                                    o   proceeds arising from the enforcement of the mortgage in relation to that housing loan and sale of the land subject to such mortgage;

                                                    o   proceeds arising from the enforcement of any loan security in relation to that housing loan;

                                                    o   proceeds of any claim under the relevant mortgage insurance policy or title insurance policy; and

                                                    o   proceeds arising from any taking or compulsory acquisition of the land in relation to such housing loan by any government agency.

LIQUIDITY PURPOSES............................      see page 80.

LOW DOCUMENTATION LOAN........................      see page 41.

LVR...........................................      means in relation to a housing loan, the ratio, expressed as a percentage, which the outstanding amount of the housing loan secured or to be secured by the related mortgage bears to the value of the land mortgaged or to be mortgaged at the date of the valuation of the subject property.

MATERIAL ADVERSE EFFECT.......................      means an event which will materially and adversely affect the amount or the timing of a payment to a noteholder.

                                      161

MORTGAGE PRINCIPAL REPAYMENTS.................      see page 77.

MORTGAGEES....................................      see page 102.

NOTEHOLDER MORTGAGEES.........................      means the Redraw noteholders and the note trustee, on behalf of the Class A noteholders.

PAYMENT DATE..................................      see page 72.

PREFUNDING ACCOUNT............................      see page 37.

PRESCRIBED MINIMUM LEVEL......................      see page 73.

PRIMARY EXPENSES..............................      see page 74.

PRINCIPAL AMOUNT..............................      means, on any date in relation to a note, the Initial Principal Amount of that note minus the aggregate of repayments of principal made in respect of the note on or before that date.

PRINCIPAL LOSSES..............................      means, for any Collection Period, the amount of those Liquidation Losses which is attributable to principal, calculated on the basis that all Liquidation
                                                    Proceeds actually received by or on behalf of the issuer trustee in relation to a housing loan are applied first against interest, fees and other enforcement expenses relating to that housing loan and then against the principal relating to that housing loan.

RECOVERY AMOUNT...............................      see page 76.

SECURED MONIES................................      means all money which the issuer trustee is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee for any reason whatsoever under or in connection with a transaction document, any fixed-floating rate swap, the currency swap.

SERVICER TRANSFER EVENT.......................      see page 113.

STEP-UP MARGIN DATE...........................      means the payment date falling in March 2010.

TAX ACT.......................................      see page 135.

TERMINATION DATE..............................      with respect to the trust shall be the earlier to occur of:

                                                    o   the date which is 80 years after the date of creation of the trust;

                                      162

                                                    o   the termination of the trust under statute or general law;

                                                    o   full and final enforcement by the security trustee of its rights under the security trust deed after the occurrence of an event of default under the security trust deed; or

                                                    o   at any time after all creditors of the trust have been repaid in full, the business day immediately following that date.

THRESHOLD REQUIREMENTS........................      see page 80.

TRUST MANAGER'S DEFAULT.......................      means:

                                                    o   the trust manager fails to make any payment required by it within the time period specified in a transaction document, any fixed-floating rate swap, the currency swap and that failure is not remedied within 5 business days of receipt from the issuer trustee of notice of that failure;

                                                    o   an Insolvency Event has occurred and is continuing in relation to the trust manager;

                                                    o   the trust manager breaches any obligation or duty imposed on the trust manager under the master trust deed, any other transaction document, any fixed-floating rate swap, the currency swap or any other deed, agreement or arrangement entered into by the trust manager under the master trust deed in relation to the trust, the issuer trustee reasonably believes that such breach has a Material Adverse Effect and the breach is not remedied within
                                                        30 days' notice being given by the issuer trustee to the trust manager, except in the case of reliance by the trust manager on the information provided by, or action taken by, the servicer, or if the trust manager has not received information from the servicer which the trust manager requires to comply with the obligation or duty; or

                                                    o   a representation, warranty or statement by or on behalf of the trust manager in a transaction document, any fixed-floating rate swap, the currency swap or a document provided under or in connection with a transaction document, any fixed-floating rate swap or the currency swap is not true in a material respect or is misleading

                                      163

                                                        when repeated and is not remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee where, as determined by the issuer trustee, it has a Material Adverse Effect.

UNPAID BALANCE................................      means, at any time, the unpaid principal amount of the housing loan plus the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with the housing loan or the related mortgage at that time.

VOTING MORTGAGEES.............................      see page 105.

                                      164

                                    DIRECTORY
                                       FOR
                    INTERSTAR MILLENNIUM SERIES 2005-1G TRUST

                                  TRUST MANAGER
                 Interstar Securitisation Management Pty Limited
                                    Level 10
                               101 Collins Street
                            Melbourne, Victoria, 3000
                                    Australia

                                    SERVICER
                     Interstar Wholesale Finance Pty Limited
                                    Level 10
                               101 Collins Street
                            Melbourne, Victoria, 3000
                                    Australia

                                 ISSUER TRUSTEE
                       Perpetual Trustees Victoria Limited
                                     Level 7
                              9 Castlereagh Street
                          Sydney, New South Wales, 2000
                                    Australia

                                SECURITY TRUSTEE
                        Perpetual Trustee Company Limited
                                     Level 7
                              9 Castlereagh Street
                          Sydney, New South Wales, 2000
                                    Australia

                      NOTE TRUSTEE, PRINCIPAL PAYING AGENT,
                              CALCULATION AGENT AND
                                 NOTE REGISTRAR
                              The Bank of New York
                               101 Barclay Street
                                 21st Floor West
                            New York, New York 10286
                            United States of America

                                      165

                                 BACKUP SERVICER
                    KPMG Corporate Finance (Aust) Pty Limited
                               161 Collins Street
                            Melbourne, Victoria, 3000
                                    Australia

                                     SELLER
                     Interstar Wholesale Finance Pty Limited
                                    Level 10
                               101 Collins Street
                            Melbourne, Victoria, 3000
                                    Australia

                        FIXED-FLOATING RATE SWAP PROVIDER
                         National Australia Bank Limited
                           Level 32, 500 Bourke Street
                            Melbourne, Victoria, 3000
                                    Australia

                             CURRENCY SWAP PROVIDER
                                Barclays Bank PLC
                             [5 The North Colonnade
                          Canary Wharf, London E14 4BB
                                 United Kingdom]

                               IRISH PAYING AGENT
                    AIB/BNY Fund Management (Ireland) Limited
                            Guild House, Guild Street
                                    Dublin 1
                                     Ireland

                               IRISH LISTING AGENT
                              The Bank of New York
                                   48th Floor
                                One Canada Square
                                 London E14 5AL
                                 United Kingdom

                              AUDITOR FOR THE TRUST
                                  Ernst & Young
                               120 Collins Street
                            Melbourne, Victoria, 3000
                                    Australia

                         UNITED STATES LEGAL COUNSEL TO
                            SELLER AND TRUST MANAGER
                          Mayer, Brown, Rowe & Maw LLP
                                  1675 Broadway
                            New York, New York 10019
                            United States of America

                                      166

                           AUSTRALIAN LEGAL COUNSEL TO
                            SELLER AND TRUST MANAGER
                             Allens Arthur Robinson
                                2 Chifley Square
                          Sydney, New South Wales, 2000
                                    Australia

                               ENGLISH COUNSEL TO
                            SELLER AND TRUST MANAGER
                          Mayer, Brown, Rowe & Maw LLP
                                11 Pilgrim Street
                                 London EC4V 6RW
                                 United Kingdom

                         UNITED STATES LEGAL COUNSEL TO
                                THE UNDERWRITERS
                                McKee Nelson LLP
                                 5 Times Square
                                   35th Floor
                            New York, New York 10036
                            United States of America

                         UNITED STATES LEGAL COUNSEL TO
                              THE BANK OF NEW YORK
                           Emmet, Marvin & Martin LLP
                                  120 Broadway
                                   33rd Floor
                            New York, New York 10271
                            United States of America

                           AUSTRALIAN LEGAL COUNSEL TO
                               ISSUER TRUSTEE AND
                              THE BANK OF NEW YORK
                            Mallesons Stephen Jaques
                             Governor Phillip Tower
                                 1 Farrer Place
                          Sydney, New South Wales, 2000
                                    Australia

                                  UNDERWRITERS
                           J.P. Morgan Securities Inc.
                                 270 Park Avenue
                            New York, New York 10017
                            United States of America

                          Deutsche Bank Securities Inc.
                                 60 Wall Street
                            New York, New York 10005
                            United States of America

                         Greenwich Capital Markets, Inc.
                               600 Steamboat Road
                          Greenwich, Connecticut 06830
                            United States of America

                                      167

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

================================================================================

                               US$[1,000,000,000]

                   INTERSTAR MILLENNIUM SERIES 2005-1G TRUST

                  CLASS A MORTGAGE BACKED FLOATING RATE NOTES

                       [INTERSTAR WHOLESALE FINANCE LOGO]

                        -------------------------------

                                   PROSPECTUS

                        -------------------------------

                                  UNDERWRITERS

             JPMORGAN                                  DEUTSCHE BANK SECURITIES
Co-Lead Manager and Sole Bookrunner                         Co-Lead Manager

                              RBS GREENWICH CAPITAL
                                   Co-Manager

     You should rely only on the information contained in this prospectus. No one has been authorized to provide you with any other, or different, information.

     This document may only be used where it is legal to sell these securities.
The information in this document may be accurate only on the date of this document.

     Until [*] [*], 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

================================================================================

===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:

SEC Registration Fee......................................................................           $117.70
Printing and Engraving....................................................................                 $
                                                                                            =================
Legal Fees and Expenses...................................................................                 $
                                                                                            =================
Trustee Fees and Expenses.................................................................                 $
                                                                                            =================
Rating Agency Fees........................................................................                 $
                                                                                            =================
Accounting Fees & Expenses................................................................                 $
                                                                                            =================
Miscellaneous.............................................................................                 $
                                                                                            =================
                                                                                            =================
Total.....................................................................................                 $

-------------------------

*     All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

         1. The registrant was incorporated on April 26, 2002. One fully paid share of A$1.00 was allotted to Interstar Wholesale Finance Pty Limited
(formerly, Interstar Securities (Australia) Pty Limited).

         2. The following information relates to securities of the registrant issued or sold by the registrant that were not registered under the Securities
Act:

                                      II-1

------------------- --------------------- -------------------- -------------------- ------------------- ---------------------
                    INTERSTAR             INTERSTAR            INTERSTAR            INTERSTAR           INTERSTAR
                    MILLENNIUM SERIES     MILLENNIUM SERIES    MILLENNIUM SERIES    MILLENNIUM SERIES   MILLENNIUM SERIES
                    2002-1G TRUST         2003-1G TRUST        2003-3G TRUST        2003-5G TRUST       2004-2G TRUST
------------------- --------------------- -------------------- -------------------- ------------------- ---------------------

DATE OF SALE        July 17, 2002         February 27, 2003    July 9, 2003         October 28, 2003    March 11, 2004
------------------- --------------------- -------------------- -------------------- ------------------- ---------------------
TITLE OF            Mortgage Backed       Mortgage Backed      Mortgage Backed      Mortgage Backed     Mortgage Backed
SECURITIES SOLD     Floating Rate Notes   Floating Rate Notes  Floating Rate Notes  Floating Rate       Floating Rate Notes
                                                                                    Notes
------------------- --------------------- -------------------- -------------------- ------------------- ---------------------
AMOUNT OF           U.S.$1,000,000,000    U.S.$750,000,000     U.S.$600,000,000     U.S.$675,000,000    U.S.$1,000,000,000
SECURITIES SOLD     Class A2 Notes;       Class A2 Notes;      Class A2 Notes;      Class A2 Notes;     Class A Notes;
                    and                   U.S.$15,500,000      A$225,000,000        A$110,000,000       U.S.$49,000,000
                    A$135,000,000         Class B1 Notes; and  Class A3 Notes;      Class A3 Notes;     Class AB Notes; and
                    Class B Notes         A$73,000,000         U.S.$25,000,000      U.S.$41,000,000     U.S.$17,100,000
                                          Class B2 Notes       Class B1 Notes;      Class B1 Notes;     Class B Notes
                                                               and                  and
                                                               A$47,000,000         A$15,000,000
                                                               Class B2 Notes       Class B2 Notes
------------------- --------------------- -------------------- -------------------- ------------------- ---------------------
EXEMPTION FROM      Class A2 Notes were   Class A2 Notes and   Class A2 Notes and   Class A2 Notes      Class A Notes,
REGISTRATION        registered in the     Class B1 Notes       Class B1 Notes       and Class B1        Class AB Notes, and
                    USA; and Class B      were registered in   were registered in   Notes were          Class B Notes were
                    Notes were domestic   the USA; and Class   the USA; and Class   registered in the   registered in the
                    issue, not offered    B2 Notes were        A3 Notes and Class   USA; Class A3       USA.
                    in the USA.           domestic issue,      B2 Notes were        Notes and Class
                                          not offered in the   domestic issue,      B2 notes were
                                          USA.                 not offered in the   domestic issue,
                                                               USA.                 not offered
                                                                                    in the USA.
------------------- --------------------- -------------------- -------------------- ------------------- ---------------------
PRINCIPAL           Barclays Capital      Barclays Capital     Barclays Capital     Barclays Capital    Barclays Capital
UNDERWRITERS        Inc.;                 Inc.; and            Inc.; Deutsche       Inc.; and J.P.      Inc.; J.P. Morgan
                    J.P. Morgan           Deutsche Bank        Bank Securities      Morgan              Securities Inc.; and
                    Securities Inc.; and  Securities Inc.      Inc.; and            Securities Inc.     Deutsche Bank
                    Macquarie Bank                             Macquarie Bank                           Securities Inc.
                    Limited                                    Limited London
                                                               Branch
------------------- --------------------- -------------------- -------------------- ------------------- ---------------------
UNDERWRITING        U.S.$1,650,000 or     U.S.$1,050,000 or    U.S.$840,000 or      U.S.$945,000 or     U.S.$1,200,000 or
DISCOUNTS AND       0.165% re:  Class     0.14% re:  Class     0.14% re:  Class     0.14% re:  Class    0.12% re:  Class A
COMMISSIONS         A2 Notes              A2 Notes; and        A2 Notes; and        A2 Notes; and       Notes; U.S. $58,800
                                          U.S.$21,700 or       U.S.$35,000 or       U.S.$57,400 or      or 0.12% re:  Class
                                          0.14% re:  Class     0.14% re:  Class     0.14% re:  Class    AB Notes; and
                                          B1 Notes.            B1 Notes             B1 Notes            U.S.$20,520 or
                                                                                                        0.12% re:  Class B
                                                                                                        Notes
------------------- --------------------- -------------------- -------------------- ------------------- ---------------------

                                      II-2

     ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Constitution of the Registrant, every director, agent, auditor, secretary and other officer for the time being of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by him as such director, agent, auditor, secretary or other officer in defending any proceedings whether civil or criminal in which judgment is given in his favor or in which he is acquitted or in connection with any application under the Corporations Act 2001 in which relief is granted to him by the court in respect of any negligence, default, breach of duty or breach of trust.
However, the right of indemnity against the Registrant may, in certain circumstances, be limited by the Corporations Act 2001.

ITEM 36.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      1.1  Form of Underwriting Agreement.**

      3.1  Constitution.**

      4.1  Master Trust Deed.**

      4.2  Form of the Series Notice.**

      4.3  Form of the Security Trust Deed.**

      4.4  Form of the Note Trust Deed.**

      4.5  Form of the Agency Agreement.**

      5.1  Opinion of Mayer, Brown, Rowe & Maw LLP as to legality of the Notes.**

      8.1  Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters (included in Exhibit 5.1 hereof).**

      8.2  Opinion of KPMG as to certain tax matters.**

     10.1  The Investment Management Agreement.**

     10.2  Form of the Fixed-Floating Rate Swap.**

     10.3  Form of the Currency Swap.**

     10.4  Backup Servicer Agreement.**

     23.1  Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 hereof).**

     23.2  Consent of KPMG (included in Exhibit 8.2 hereof).**

     24.1  Power of Attorney (included on signature pages).*

     25.1  Statement of Eligibility of Note Trustee.

     99.1  Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments under Australian Law.**

*        Previously filed.

**       To be filed by amendment.

                                      II-3

ITEM 37.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this
Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne,
Australia, on the 18th day of April, 2005.

                          Interstar Securitisation
                          Management Pty Limited

                          By:   /s/ Kimberly Diamond
                              ----------------------
                             Name:  Kimberly Diamond
                             Title:  Attorney-in-Fact pursuant to Power
                                     of Attorney dated April 6, 2005

                                      II-5

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective
Amendment No. 1 to the Registration Statement has been signed by the following persons acting in the capacities and on the dates indicated.

         SIGNATURE                                         TITLE                                          DATE
         ---------                                         -----                                          ----

*/s/ Kimberly Diamond                                      Director                       April 18, 2005
 --------------------
Sam Kyriacou

*/s/ Kimberly Diamond                            Principal Executive Officer              April 18, 2005
 --------------------
Sam Kyriacou

*/s/ Kimberly Diamond                                      Director                       April 18, 2005
 --------------------
Andrew Twyford

*/s/ Kimberly Diamond                            Principal Financial Officer              April 18, 2005
 --------------------
Andrew Twyford

*/s/ Kimberly Diamond                            Principal Accounting Officer             April 18, 2005
 --------------------
Andrew Twyford

*/s/ Kimberly Diamond                                      Director                       April 18, 2005
 --------------------
Brian Benari

*/s/ Kimberly Diamond                                      Director                       April 18, 2005
 --------------------
Andrew Hall

*By:/s/ Kimberly Diamond
    --------------------
        Kimberly Diamond
        Attorney-in-Fact pursuant
        to Power of Attorney dated
        April 6, 2005

                                      II-6

                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS

         Pursuant to the requirements of Section 6(a) of the Securities Act of
1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to this
Pre-Effective Amendment No. 1 to the Registration Statement and signs this
Pre-Effective Amendment No. 1 to the Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).

                              /s/ Sohan Dindyal
                              -------------------------
                              Name:     Sohan Dindyal
                                     ----------------
                                     Address: CT Corporation
                                              111 8th Avenue
                                              New York, NY 10011
                                              Telephone: (212) 590-9100

                                      II-7

                                 EXHIBITS INDEX

     EXHIBIT                                                                                     SEQUENTIAL PAGE
       NO.         DESCRIPTION OF EXHIBIT                                                             NUMBER
       ---         ----------------------                                                             ------

       1.1         Form of Underwriting Agreement.**

       3.1         Constitution.**

       4.1         Master Trust Deed.**

       4.2         Form of the Series Notice.**

       4.3         Form of the Security Trust Deed.**

       4.4         Form of the Note Trust Deed.**

       4.5         Form of the Agency Agreement.**

       5.1         Opinion of Mayer, Brown, Rowe & Maw LLP as to legality of the Notes.**

       8.1         Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters
                   (included in Exhibit 5.1 hereof).**

       8.2         Opinion of KPMG as to certain tax matters.**

      10.1         The Investment Management Agreement.**

      10.2         Form of the Fixed-Floating Rate Swap.**

      10.3         Form of the Currency Swap.**

      10.4         Backup Servicer Agreement.**

      23.1         Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 hereof).**

      23.2         Consent of KPMG (included in Exhibit 8.2 hereof).**

      24.1         Power of Attorney (included on signature pages).*

      25.1         Statement of Eligibility of Note Trustee.

      99.1         Opinion of Allens Arthur Robinson as to Enforceability of U.S. Judgments
                   under Australian Law.**

* Previously filed
**To be filed by amendment.

                                      II-8